Exhibit 10.8
EXECUTION COPY
MASTER REPURCHASE AND SECURITIES CONTRACT

Dated as of August 1, 2016

ACRC LENDER US LLC,

as Seller,

and

U.S. BANK NATIONAL ASSOCIATION,

as Buyer

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TABLE OF CONTENTS
Page

1.	APPLICABILITY 1

2.	DEFINITIONS 1

3.	INITIATION; CONFIRMATION; TERMINATION; FEES 32

4.	FACILITY FINANCIAL COVENANTS, REBALANCING 41

5.	INCOME PAYMENTS AND PRINCIPAL PAYMENTS 42

6.	PRECAUTIONARY SECURITY INTEREST 45

7.	PAYMENT, TRANSFER AND CUSTODY 48

8.	SALE, TRANSFER, HYPOTHECATION OR PLEDGE OF PURCHASED MORTGAGE LOANS 54

9.	REPRESENTATIONS 55

10.	NEGATIVE COVENANTS OF SELLER 60

11.	AFFIRMATIVE COVENANTS OF SELLER 62

12.	SPECIAL-PURPOSE ENTITY 67

13.	EVENTS OF DEFAULT 69

14.	REMEDIES 72

15.	NOTICES AND OTHER COMMUNICATIONS 75

16.	SINGLE AGREEMENT 75

17.	INTENTIONALLY OMITTED. 75

18.	ASSIGNABILITY 76

19.	ENTIRE AGREEMENT; SEVERABILITY 78

20.	GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL 78

21.	NO RELIANCE 79

22.	INDEMNITY 79

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23.	DUE DILIGENCE 80

24.	SERVICING 81

25.	MISCELLANEOUS 82

26.	INTENT 84

27.	CHANGE IN CIRCUMSTANCES 85

ANNEXES, EXHIBITS AND SCHEDULES

ANNEX I ANNEX II	Names and Addresses for Communications between Parties Ares Competitors
EXHIBIT I	Form of Confirmation
EXHIBIT II	Authorized Representatives of Seller
EXHIBIT III	Form of Custodial Delivery
EXHIBIT IV	Due Diligence Checklist
EXHIBIT V	Form of Power of Attorney
EXHIBIT VI	Representations and Warranties Regarding Each Individual Purchased Mortgage Loan
EXHIBIT VII	Form of Subsequent Purchase Request
EXHIBIT VIII	Form of Transaction Request
EXHIBIT IX EXHIBIT X EXHIBIT XI EXHIBIT XII EXHIBIT XIII	Ownership Chart Form of Servicing Direction Letter Forms of U.S. Tax Compliance Certificate Form of Compliance Certificate Form of Bailee Agreement

MASTER REPURCHASE AND SECURITIES CONTRACT

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This Master Repurchase and Securities Contract is dated as of August 1, 2016, between ACRC LENDER US LLC, a Delaware limited liability company, as Seller, and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as Buyer.

1.	APPLICABILITY
From time to time Buyer and Seller may enter into transactions in which Seller agrees to transfer to Buyer specified interests in Eligible Mortgage Loans set forth in the related Confirmation against the transfer of funds by Buyer on the related Initial Purchase Date and, if applicable, on each Subsequent Purchase Date thereafter with a simultaneous agreement by Buyer to transfer to Seller such specified interests in such Eligible Mortgage Loans at a date certain or on demand, against the transfer of funds by Seller. Each such transaction shall be referred to herein as a “Transaction” and, unless otherwise agreed in writing, shall be governed by this Agreement.

2.	DEFINITIONS
(a)    Definitions. As used herein, the following terms shall have the following meanings:
“Accelerated Repurchase Date” shall have the meaning specified in Section 14 of this Agreement.
“Accepted Servicing Practices” shall have the meaning set forth in the Servicing Agreement.
“ACRE Management” shall mean Ares Commercial Real Estate Management LLC, a Delaware limited liability company.
“Act of Insolvency” means with respect to any party, (i) the commencement by such party as debtor of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, moratorium, dissolution, delinquency or similar law, or such party seeking the appointment or election of a receiver, conservator, trustee, custodian or similar official for such party or any substantial part of its property, or the convening of any meeting of creditors for purposes of commencing any such case or proceeding or seeking such an appointment or election, (ii) the commencement of any such case or proceeding against such party, or another seeking such an appointment or election, or the filing against a party of an application for a protective decree under the provisions of the Securities Investor Protection Act of 1970, which (A) is consented to, solicited or colluded, or not timely contested by such party or (B) results in the entry of an order for relief, such an appointment or election, the issuance of such a protective decree or the entry of an order having a similar effect, (iii) the making by such party of a general assignment for the benefit of creditors, or (iv) the admission in writing by such party of such party’s inability to pay such party’s debts as they become due.
“Advance” means an advance of Dollars actually made by Seller or Originator (or, in the case of a Table Funding, including any funds by Buyer on behalf of Seller or Originator) to a Mortgagor pursuant to the terms of the related Mortgage Note or Mortgage Loan

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Agreement (including by deposit into any reserve account for the benefit of the Mortgagor), whether made upon the closing of the related Mortgage Loan or subsequent to such closing.
“Affiliate” of any Person means a specified Person that, directly or indirectly, Controls or is Controlled By, or is Under Common Control With, such Person.
“Affiliate Originator” means an Originator that is an Affiliate of the Seller.
“Agreement” means this Master Repurchase and Securities Contract.
“Alternative Rate” means, for any Pricing Rate Period or portion thereof with respect to any Transaction, an annual rate determined in accordance with Section 27(c).
“Alternative Rate Transaction” means, with respect to any Pricing Rate Period, any Transaction with respect to which the Pricing Rate for such Pricing Rate Period is determined by reference to the Alternative Rate.
“Annual Valuation Period” means the “annual valuation period” as defined in 29 C.F.R. §2510.3-101(d)(5) as determined, for Seller or Guarantor, as applicable.
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Seller or Guarantor from time to time concerning or relating to bribery or corruption.
“Applicable Spread” means, with respect to each Purchased Mortgage Loan (a) so long as no Event of Default shall have occurred and be continuing, the “Applicable Spread” reflected in the related Confirmation; and (b) after the occurrence and during the continuance of an Event of Default, the applicable incremental per annum rate described in clause (a) of this definition, plus [400](1) basis points (i.e. [4]%).
“Appraisal” means an appraisal of the related Mortgaged Property from an independent appraiser having a minimum of five (5) years’ experience in the subject property type (unless otherwise approved by Buyer), and otherwise acceptable to Buyer in its sole but good faith discretion, complying with the requirements of Title XI of the Federal Financial Institutions Reform, Recovery and Enforcement Act of 1989, and conducted in accordance with the standards of the American Appraisal Institute in form and substance acceptable to Buyer in its sole but good faith discretion. If an Appraisal is to be performed pursuant to this Agreement at a time when the prior Appraisal of the same Mortgaged Property was performed less than one (1) year before such Appraisal is to be performed, Buyer may, in its sole and absolute discretion, permit such prior Appraisal to be updated in lieu of performing a new full Appraisal, and such update shall qualify as an “Appraisal” hereunder. New Appraisals shall be obtained in accordance with Section 25 hereof.
“Appraisal Trigger Event” has the meaning specified in Section 25(e).
(1) Subject to USBank credit approval

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“Appraised Value” means the “as-is” market value of the underlying Mortgaged Property relating to a Purchased Mortgage Loan as reflected in the most recent Appraisal delivered or obtained pursuant to the terms of this Agreement or the related Mortgage Loan Documents or by the Seller. At any time Buyer may, in its discretion, substitute the stabilized market value of the underlying Mortgaged Property relating to a Purchased Mortgage Loan, assuming the material assumptions contained in the Appraisal for such underlying Mortgaged Property relating to such Purchased Mortgage Loan delivered to Buyer as part of the Due Diligence Checklist for such Purchased Mortgage Loan continue to apply based on the most recent Appraisal delivered by Seller to Buyer, pursuant to the terms of this Agreement. In addition, to the extent Seller has made an additional Advance to the Mortgagor of a Purchased Mortgage Loan as set forth in the related Mortgage Loan Documents, Buyer may, in its discretion, permit Seller to aggregate such additional Advance with the Appraised Value as reflected on the most recent Appraisal of such Purchased Mortgage Loan and utilize such adjusted Appraised Value hereunder. If Buyer does not receive any Appraisal as and when required to be delivered under Sections 11(r) and 25(e), Buyer shall have the right to obtain an Appraisal with respect to the related Mortgaged Property at Seller’s cost and expense, and such appraisal shall be deemed to be the “Appraisal” for purposes of this definition of “Appraised Value”.
“Assignment of Leases and Rents” means with respect to any Mortgaged Property related to a Purchased Mortgage Loan, an assignment of leases, rents and profits derived from the ownership, operation or leasing of such Mortgaged Property, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the Mortgaged Property is located to effect the assignment of leases, rents and profits to the holder of the Purchased Mortgage Loan.
“Assignment of Mortgage” means, with respect to any Mortgage, an assignment of such Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related property is located to reflect the assignment and pledge of such Mortgage, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages encumbering Mortgaged Properties located in the same jurisdiction, if permitted by law and acceptable for recording.
“Bailee Agreement” means an agreement between Buyer, Seller and a bailee in the form of Exhibit XIII.
“Bankruptcy Code” means Title 11 of the United States Code.
“Business Day” means a day other than (i) a Saturday or Sunday, or (ii) a day in which banks in the State of New York are not open for business.
“Buyer” means U.S Bank National Association.

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“Buyer’s Debt Service Coverage Ratio” means, for any Purchased Mortgage Loan, and any calendar quarter, the ratio calculated by Seller and verified by Buyer of the (i) Net Cash Flow of the Mortgaged Property securing such Purchased Mortgage Loan for such calendar quarter to (ii) the Price Differential for such Purchased Mortgage Loan for such calender quarter.
“Buyer’s Debt Yield” means, for any Purchased Mortgage Loan, and any calendar quarter, the ratio calculated by Seller and verified by Buyer (expressed as a percentage), of (i) the Net Cash Flow of the Mortgaged Property securing such Purchased Mortgage Loan for such calendar quarter divided by (ii) the Repurchase Price (excluding Other Price Components) of such Purchased Mortgage Loan on the date of measurement.
“Buyer’s Debt Yield Deficit” has the meaning assigned to such term in the definition of “Purchased Mortgage Loan Credit Event”.
“Buyer’s DSCR Deficit” has the meaning assigned to such term in the definition of “Purchased Mortgage Loan Credit Event”.
“Buyer’s LTV” means, for any Purchased Mortgage Loan, as of any date of determination, the ratio (expressed as a percentage) of the Repurchase Price (excluding Other Price Components) of such Purchased Mortgage Loan as of such date of determination to the Appraised Value of the Mortgaged Property securing such Purchased Mortgage Loan as of the date of the most recent Appraisal of such Mortgaged Property.

“Buyer’s LTV Deficit” has the meaning assigned to such term in the definition of “Purchased Mortgage Loan Credit Event”.

“Cash Management Account” means a segregated interest bearing account, in the name of Seller, for the benefit of Buyer, established at the Depository.

“CERCLIS” means the Comprehensive Environmental Response, Compensation and Liability Information System.
“Change in Circumstance Notice” has the meaning set forth in Section 27(e).
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority, including any change in the Risk-Based Capital Guidelines; or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that, notwithstanding anything herein to the contrary: (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act (or any similar law enacted in the future by any Governmental Authority) and all requests, rules, guidelines or directives thereunder or issued in connection therewith; and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on

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Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued. “Risk Based Capital Guidelines” means (x) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (y) the corresponding capital regulations promulgated by regulatory authorities outside the United States including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement applicable to Buyer.
“Change of Control” means the occurrence of any one or more of the following events: (a) Guarantor shall cease to own and control, of record or beneficially, directly or indirectly, 100% of the outstanding Equity Interests of Seller, (b) any “person” or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a percentage of the total voting power of all classes of Equity Interests of Guarantor entitled to vote generally in the election of directors, of thirty-five percent (35%) or more, (c) ACRE Management is no longer the manager of substantially all (by face value) of the loan assets of Guarantor or (d) ACRE Management shall cease to be owned and controlled, directly or indirectly, by Ares Management L.P. or one or more of its Affiliates.
“Closing Date” means the date hereof as set forth on the first page of this Agreement.
“Code” means the United States Internal Revenue Code of 1986 and the regulations promulgated thereunder.
“Collateral” shall have the meaning specified in Section 6(a) of this Agreement.
“Collection Period” means with respect to the Remittance Date in any month, the period beginning on but excluding the Cut-off Date in the month preceding the month in which such Remittance Date occurs and continuing to and including the Cut-off Date immediately preceding such Remittance Date.
“Competitor” shall mean the entities listed on Annex II.
“Compliance Certificate” means a certificate in substantially the form of Exhibit XII hereto, duly completed and certified in accordance with Section 11(k).
“Condemnation” means any taking of title to, use of, or any other interest in a Mortgaged Property under the exercise of the power of condemnation or eminent domain, whether temporarily or permanently, by any Governmental Authority or by any other Person acting under or for the benefit of a Government Agency.
“Confirmation” shall have the meaning specified in Section 3(b) of this Agreement.

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“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Control” and the correlative meanings of the terms “Controlled By” and “Under Common Control With” means the (i) possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting shares or partnership interests, or of the ability to exercise voting power by contract or otherwise or (ii) the direct or indirect beneficial ownership of fifty percent (50%) or more of the outstanding voting securities or voting equity of such Person.
“Conveyance” and the correlative meanings of the term “Convey” means a sale, outright assignment (and not a collateral assignment), transfer, set over or other outright conveyance.
“Covenant Determination Date” means the date that is sixty (60) days following the end of each calendar quarter following the First Covenant Determination Quarterly Period; provided, however, with respect to the determination of whether a Margin Deficit exists or would exist for purposes of clause second of part II of Section 5(d), the Covenant Determination Date shall mean the last day of the calendar month immediately preceding the date of the payment described therein and such calculation shall be made on a pro forma basis.
“Current Mark-to-Market Value” means, for any Purchased Mortgage Loan as of any date, the market value for such Purchased Mortgage Loan as of such date as determined by Buyer in its commercially reasonable judgment, taking into account such criteria as and to the extent that Buyer deems appropriate, including as appropriate, market conditions, credit quality, subordination, delinquency status and aging and any amounts owing to Buyer or a counterparty under any related Hedging Transaction, which market value, in each case, may be determined to be zero.
“Custodial Agreement” means the Custodial Agreement, dated as of the date hereof, by and among the Custodian, Seller and Buyer.
“Custodial Delivery” means the document executed by Seller in order to deliver the Purchased Mortgage Loan Schedule and the Mortgage Loan File to Buyer or its designee (including the Custodian) pursuant to Section 7 of this Agreement, a form of which is attached hereto as Exhibit III.
“Custodian” means U.S. Bank National Association, or any successor Custodian appointed by Buyer with the prior written consent of Seller (which consent shall not be unreasonably withheld or delayed).
“Cut-off Date” means the second Business Day preceding each Remittance Date.

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“Debt” means (a) indebtedness for borrowed money; (b) obligations evidenced by bonds, debentures, notes, or other similar instruments; (c) obligations to pay the deferred purchase price of property or services (including trade obligations); and (d) obligations under guaranties, endorsements, performance bonds, assurances of payment, required investments, assurances against loss, and all other contingent obligations relating to the assurance of another Person against loss. “Debt” shall not include contingent indemnification obligations occurring under contracts entered into in the ordinary course of acquiring, holding or servicing the Purchased Mortgage Loans.
“Default” means any event that, with the giving of notice, the passage of time, or both, would constitute an Event of Default.
“Depository” means U.S. Bank National Association, or any successor Depository appointed by Buyer with the prior written consent of Seller (which consent shall not be unreasonably withheld or delayed).
“Distribution” means with respect to any Person, (a) any dividend or other distribution, direct or indirect, on account of any shares (or equivalent) of any class of Equity Interests of such Person or any of its Subsidiaries, now or hereafter outstanding, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares (or equivalent) of any class of Equity Interests of such Person or any of its Subsidiaries, now or hereafter outstanding, (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Equity Interests of such Person or any of its Subsidiaries, now or hereafter outstanding, (d) any payment or prepayment of principal of, premium, if any, or interest on, redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any subordinated debt of such Person or Intercompany Debt of such Person or any Subsidiary, (e) the payment by such Person or any of its Subsidiaries of any management, advisory or consulting fees to any other Person who is directly or indirectly a significant partner, shareholder, owner or executive officer of any such Person or its Affiliates or (f) the payment of any extraordinary salary, bonus or other form of compensation to any other Person who is directly or indirectly a significant partner, shareholder, owner or executive officer of any such Person, to the extent such extraordinary salary, bonus or other form of compensation does not reduce such Person’s consolidated net income.
“Dollars” means the legal tendered of the United States of America.
“Due Diligence Checklist” means the due diligence materials set forth in Exhibit IV attached hereto.
“Due Diligence Fee” shall have the meaning set forth in the Fee Letter.
“Due Diligence Package” means (i) the items on the Due Diligence Checklist, in each case to the extent applicable and available and (ii) such other documents or information as Buyer or its counsel shall reasonably deem necessary with respect to the Eligible Mortgage Loans.

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“Early Repurchase Date” shall have the meaning specified in Section 3(g) of this Agreement.
“Eligible Assignee” shall mean (a) prior to the occurrence and continuance of an Event of Default any Person that (i) is a bank, financial institution, pension fund, insurance company or similar Person, an Affiliate of any of the foregoing, or an Affiliate of Buyer, and (ii) is not a Competitor and (b) after the occurrence and continuance of an Event of Default, any Person.
“Eligible Mortgage Loan” means performing (i.e. not an Impaired Asset) fixed or floating rate whole mortgage loans (“Whole Loans”) on a servicing released basis that are originated or purchased by Seller and are secured by first liens on commercial properties located in the United States of America that are retail, office, mixed-use, multifamily, industrial, hospitality, student housing, manufactured housing or self-storage properties that, upon purchase by Buyer in accordance with the terms of this Agreement, satisfies the representations and warranties set forth in Exhibit VI or, if not satisfied, Buyer has accepted said exception as reflected in the completed Confirmation delivered by the Buyer to the Seller, and is otherwise acceptable to Buyer in its discretion as evidenced by a completed Confirmation executed and delivered by the Buyer. Impaired Assets and loans secured by undeveloped land are not eligible for inclusion as Eligible Mortgage Loans.
“Eligible Servicer” shall mean Wells Fargo Bank, National Association, Midland Loan Services, a division of PNC Bank, National Association, or any other successor Servicer appointed by Seller with the prior written consent of Buyer (which consent shall not be unreasonably withheld or delayed).
“Environmental Complaint” means any complaint, order, demand, citation or notice threatened or issued in writing to any Underlying Obligor by a Governmental Authority with regard to air emissions, water discharges, Releases, or disposal of any Hazardous Material, noise emissions or any other environmental, health or safety matter affecting any Underlying Obligor or any Mortgaged Property.
“Environmental Law” means: (a) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Re-authorization Act of 1986, 42 U.S.C. §9601 et seq.; (b) the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §6901 et seq.; (c) the Clean Air Act, 42 U.S.C. §7401 et seq., as amended by the Clean Air Act Amendments of 1990; (d) the Clean Water Act of 1977, 33 U.S.C. §1251 et seq.; (e) the Toxic Substances Control Act, 15 U.S.C.A. §2601 et seq.; (f) all other federal, state and local laws, ordinances, regulations or policies relating to pollution or protection of human health or the environment including air pollution, water pollution, noise control, or the use, handling, discharge, disposal or Release or recovery of on-site or off-site Hazardous Materials, as each of the foregoing may be amended from time to time; and (g) any and all regulations promulgated under or pursuant to any of the foregoing statutes.

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“Environmental Liability” means any written claim, demand, obligation, cause of action, accusation or allegation, or any order, violation, damage (including, without limitation, to any Person, property or natural resources), injury, judgment, penalty or fine, cost of enforcement, cost of remedial action, clean-up, restoration or any other cost or expense whatsoever, including reasonable attorneys’ fees and disbursements resulting from the violation or alleged violation of any Environmental Law or the imposition of any Environmental Lien or otherwise arising under any Environmental Law or resulting from any common law cause of action asserted by any Person.
“Environmental Lien” means a lien in favor of any Governmental Authority: (a) under any Environmental Law; or (b) for any liability or damages arising from, or costs incurred by, any Governmental Authority in response to the release or threatened release of any Hazardous Material.
“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
“ERISA” means the Employee Retirement Income Security Act of 1974.
“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with Seller or Guarantor within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
“Exchange Act” means the Securities Exchange Act of 1934.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to Buyer or the applicable Lending Installation or required to be withheld or deducted from a payment to Buyer or the applicable Lending Installation, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case (i) imposed as a result of Buyer or the applicable Lending Installation being organized under the laws of, or having its principal office, or its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) withholding Taxes imposed on amounts payable to or for the account of Buyer or the applicable Lending Installation pursuant to a law in effect on the date on which (i) Buyer or the applicable Lending Installation acquires such interest under this Agreement or (ii) Buyer or the applicable Lending Installation changes its lending office, except in each case to the extent that, pursuant to Section 27, amounts with respect to such

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Taxes were payable either to Buyer’s or the applicable Lending Installation’s assignor immediately before such Person became a party hereto or to such Person immediately before it changed its lending office, (c) Taxes attributable to such Person’s failure to comply with Section 27(a)(vi) and (d) any U.S. federal withholding Taxes imposed under FATCA.
“Extended Facility Expiration Date” shall have the meaning specified in Section 3(i) of this Agreement.
“Extension Fee” shall have the meaning set forth in the Fee Letter.
“Event of Default” shall have the meaning specified in Section 13 of this Agreement.
“Facility” means the facility evidenced by and the Transactions contemplated under the Transaction Documents.
“Facility Amount” means $125,000,000, as such amount may be decreased from time to time pursuant to Section 3(1).
“Facility Conditions Precedent” shall have the meaning specified in Section 3(c) of this Agreement.
“Facility Expiration Date” means the Initial Facility Expiration Date or any later date to which the Facility Expiration Date may be extended in accordance with Section 3(i) of this Agreement, or any earlier date on which the Transactions are required to terminate in full and the Purchased Mortgage Loans are required to be repurchased under this Agreement or any of the other Transaction Documents (including as a result of the Seller reducing the Facility Amount to $0 pursuant to Section 3(l)). The Facility Expiration Date is subject to two (2) twelve (12) month extensions pursuant to the provisions of Section 3(i).
“Facility Fee” shall have the meaning set forth in the Fee Letter.
“Facility Obligations” means the Seller’s obligations owed to Buyer under the Transaction Documents, including without limitation the Seller’s obligations to pay the Repurchase Prices and other amounts from time to time due and owing to Buyer under the Transaction Documents.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code or any “intergovernmental agreements” relating to the foregoing and any fiscal or regulatory legislation, rules, or practices adopted pursuant to such intergovernmental agreement.
“FDIA” shall have the meaning specified in Section 26(a) of this Agreement.

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“FDICIA” shall have the meaning specified in Section 26(a) of this Agreement.
“Fee Letter” means that certain letter agreement dated as of the date hereof between Seller and Buyer.
“Filings” shall have the meaning specified in Section 6(c) of this Agreement.
“First Covenant Determination Quarterly Period” means with respect to any Purchased Mortgage Loan, the first calendar quarter commencing more than twelve (12) months after the related Purchase Date, unless otherwise specified in the related Confirmation.
“Foreign Buyer” means a Buyer that is not a U.S. Person.
“Funding Account” means an account held at U.S. Bank National Association (or, for the Transaction that occurs on the Closing Date, such other depository institution reflected in the related Confirmation) and designated by Seller in the Confirmation or Subsequent Purchase Request, as applicable.
“GAAP” means United States generally accepted accounting principles consistently applied as in effect from time to time.
“General Assignment” shall have the meaning assigned to such term in the Custodial Agreement.
“Governmental Authority” means any national or federal government, any state, regional, local or other political subdivision thereof with jurisdiction and any Person with jurisdiction exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.
“Guarantor” means Ares Commercial Real Estate Corporation and any other Person who now or hereafter executes a joinder to a Guaranty to support the obligations of Seller under this Agreement and the other Transaction Documents.
“Guaranty” means the Payment Guaranty, dated as of the date hereof, from Guarantor to Buyer.
“Hazardous Material” means any substance, material, or waste that is or becomes regulated, under any Environmental Law, as hazardous to public health or safety or to the environment, including, but not limited to: (a) any substance or material designated as a “hazardous substance” pursuant to Section 311 of the Clean Water Act, as amended, 33 U.S.C. §1251 et seq., or listed pursuant to Section 307 of the Clean Water Act, as amended; (b) any substance or material defined as “hazardous waste” pursuant to Section 1004 of the Resource Conservation and Recovery Act, as amended, 42 U.S.C. §6901 et seq.; (c) any substance or material defined as a “hazardous substance” pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. §9601 et seq.; or (d) petroleum, petroleum products and petroleum waste materials.

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“Hedging Transactions” means, with respect to any or all of the Purchased Mortgage Loans, as applicable, any interest rate swap, cap or collar agreement or similar arrangements providing for protection against fluctuations in interest rates, either generally or under specific contingencies, entered into by an Underlying Obligor in connection with one or more Purchased Mortgage Loans or by Seller in the ordinary course of its business.
“Impaired Asset” means any Purchased Mortgage Loan with respect to which (a) a monetary or material non-monetary event of default (whether or not declared) under the related Mortgage Loan Documents has occurred and is continuing; (b) Seller, Guarantor or Servicer deem the Purchased Mortgage Loan “impaired”, “non-accrual” or “specially serviced” (or equivalent term) pursuant to its internal credit review process, internal credit rating and/or servicing; (c) an Act of Insolvency involving a related Underlying Obligor has occurred; (d) the Seller or Servicer has initiated foreclosure proceedings or has engaged in deed-in-lieu negotiations all or any portion of the Mortgaged Property; (e) the ratio of the maximum principal balance of the Purchased Mortgage Loan to the Appraised Value of the Mortgaged Property securing such Purchased Mortgage Loan, as reflected in the most recent Appraisal(s), exceeds one hundred percent (100%); or (f) except as may be otherwise specified in the related Confirmation, the annualized Net Cash Flow of the related Mortgaged Property as verified by Buyer, does not exceed the annualized debt service for such Purchased Mortgage Loan.
“Income” means, with respect to any Purchased Mortgage Loan at any time, the sum of (x) any principal thereof and all interest, dividends or other distributions thereon, including without limitation, amounts received (or receivable) by Seller in connection with the sale of any portion of the related Mortgaged Property, (y) all payments and other receipts on account of associated Hedging Transactions and (z) all net sale proceeds received by Seller or any Affiliate of Seller in connection with a sale of such Purchased Mortgage Loan but solely to the extent of the related Repurchase Price for such Purchased Mortgage Loan. Income does not include amounts that, pursuant to the related Mortgage Loan Documents, are held in reserves or escrows as additional collateral for the obligations of the underlying Mortgagor unless and until such reserves and escrows are applied to such obligations in accordance with such Mortgage Loan Documents.
“Indemnified Amounts” shall have the meaning specified in Section 22 of this Agreement.
“Indemnified Parties” shall have the meaning specified in Section 22 of this Agreement.
“Indemnified Taxes” means: (a) Taxes other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Seller and Guarantor under any Transaction Document; and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Independent Manager” means an individual who has at least three (3) years’ prior experience as an independent director, independent manager or independent member and

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who is either (i) provided by CT Corporation, Corporation Service Company, Citadel SPV, MaplesFS, Global Securitization Services LLC, Puglisi & Associates, National Registered Agents, Inc., Wilmington Trust Company, Stewart Management Company, Lord Securities Corporation or, if none of those companies is then providing professional Independent Managers, another nationally-recognized company regularly engaged in the business of providing Independent Managers reasonably approved by Buyer, in each case that is not an Affiliate of any Seller Party and that provides professional Independent Managers and other corporate services in the ordinary course of its business or (ii) approved by Buyer, who is duly appointed as a manager or member of the board of directors (or managers) of the relevant entity who shall not have been, at the time of such appointment or at any time while serving as a director or manager of the relevant entity and may not have been at any time in the preceding five (5) years,
(a)    a member, partner, equity holder, manager, director, officer or employee of any Seller Party, any of their respective equity holders or Affiliates (other than (a) as an independent director or independent manager of any Seller Party and (b) as an independent director or independent manager of an Affiliate of any Seller Party or any of their respective single-purpose entity equity holders that is not in the direct chain of ownership of any Seller Party and that is required by a creditor to be a single purpose bankruptcy remote entity, provided that such independent director or independent manager is employed by a company that routinely provides professional independent directors or independent managers);
(b)    a creditor, supplier or service provider (including provider of professional services) to any Seller Party, any single-purpose entity equity holder, or any of their respective equity holders or Affiliates (other than a nationally-recognized company that routinely provides professional independent directors or independent managers and other corporate services to Seller, any other Seller Party or any of their respective equity holders or Affiliates in the ordinary course of business);
(c)    a family member of any such member, partner, equity holder, manager, director, officer, employee, creditor, supplier or service provider; or
(d)    a Person that controls (whether directly, indirectly or otherwise) any Person described in any of the preceding clauses (a) or (b); provided, however, that a natural Person who otherwise satisfies the preceding definition other than clause (a) by reason of being the independent director or independent manager of a “special purpose entity” affiliated with any Seller Party shall not be disqualified from serving as an independent director or independent manager of any Seller Party provided that the fees that such individual earns from serving as independent directors or independent managers of Affiliates of any Seller Party in any given year constitute in the aggregate less than 5% of such individual’s annual income for that year.
“Initial Advance” means the Advance first made in connection with a Purchased Mortgage Loan by Seller or Originator to or for the benefit of a Mortgagor.

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“Initial Facility Expiration Date” means July 31, 2019.
“Initial Purchase Date” means the Business Day upon which the Buyer and Seller first enter into a Transaction with respect to a Purchased Mortgage Loan.
“Initial Purchase Price” means, with respect to any Purchased Mortgage Loan, the Purchase Price paid by Buyer for such Purchased Mortgage Loan on the Initial Purchase Date related to such Purchased Mortgage Loan as reflected in the related Confirmation and determined by multiplying the Outstanding Principal Balance by the related Purchase Price Percentage.
“Intercompany Debt” means any Debt of Seller, Guarantor or an Affiliate of Seller or Guarantor payable to or held by Seller, Guarantor or an Affiliate of Seller or Guarantor, or any manager, officer or director of any such parties.
“Interest Differential” means the sum equal to the greater of zero or the financial loss incurred by Buyer resulting from the repurchase of a Purchased Mortgage Loan on any date other than a Remittance Date, calculated as the difference between (i) the amount of Price Differential that would have been due beginning on, and including, the actual date of repurchase and ending on, and including, the last date of the Pricing Rate Period in which such repurchase occurs had the repurchase not occurred and (ii) the interest or comparable return that Buyer will actually earn (from like investments in the Money Markets as of the date of prepayment) as a result of the redeployment of funds from the repurchase. Because of the short-term nature of this facility, Seller agrees that the Interest Differential shall not be discounted to its present value.
“Investment” means with respect to any Person, any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade) or contribution of capital by such Person; stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities (including warrants or options to purchase securities) owned by such Person; any deposit accounts and certificate of deposit owned by such Person; and structured notes, derivative financial instruments or contracts owned by such Person.
“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
“Lending Installation” means the office, branch, subsidiary or affiliate of Buyer listed on the signature pages hereof.

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“LIBO Rate” means for any Pricing Rate Period, an annual rate equal to the Applicable Spread plus the greater of (a) zero percent (0.0%) and (b) the one-month LIBOR rate quoted by Buyer from Reuters Screen LIBOR01 Page or any successor thereto, which shall be that one-month LIBOR rate in effect two (2) New York Banking Days prior to the Remittance Date, adjusted for any reserve requirement and any subsequent costs arising from a change in government regulation, such rate rounded up to the nearest one-sixteenth percent and, such rate to be reset monthly on the Pricing Rate Determination Date. The term “New York Banking Day” means any date (other than a Saturday or Sunday) on which commercial banks are open for business in New York, New York. If the initial advance of funds by Buyer for a Purchased Mortgage Loan occurs on a day other than the Pricing Rate Determination Date, the initial one-month LIBOR rate shall be that one-month LIBOR rate in effect two (2) New York Banking Days prior to the date of such initial advance, which rate plus the percentage described above shall be in effect until the next Pricing Rate Determination Date. Buyer’s internal records of applicable interest rates shall be determinative in the absence of manifest error. The Seller shall not have the right to have more than five (5) LIBO Rates in the aggregate outstanding applicable to Transactions during any Pricing Rate Period unless otherwise agreed by Buyer and Seller.
“Lien” means any mortgage, lien, pledge, charge, hypothecation, charge, security interest or similar encumbrance.

“Margin Call” has the meaning specified in Section 4(a) of this Agreement.
“Margin Deficit” means, with respect to one or more of a Buyer’s LTV Deficit, Buyer’s Debt Yield Deficit, Buyer’s DSCR Deficit or Purchased Mortgage Loan MAC Deficit, the entire amount, without duplication, of such deficit.
“Margin Notice Deadline” means 10:00 a.m., CST.
“Market Value” means, with respect to any Purchased Mortgage Loan as of any relevant date, the lesser of (x) the market value of a Purchased Mortgage Loan, as verified or determined by Buyer in its commercially reasonable discretion in accordance with the immediately succeeding sentence and (y) the outstanding principal balance of such Purchased Mortgage Loan; provided, that in the event a Purchased Mortgage Loan becomes an Impaired Asset, the Market Value of such Purchased Mortgage Loan shall be designated as zero. Market Value as determined above shall not be based on credit spreads, end loan borrower rates, and other interest rate-related movements and without regard to liquidity and trading conditions in the securitized real estate finance market (unless Seller’s current intention is to securitize the specified Purchased Mortgage Loan in the CMBS market).
“Material Adverse Change” means a material adverse change in or to (a) the property, assets, business, operations, financial condition or credit quality of Seller or Guarantor, (b) the ability of Seller or Guarantor to timely perform its obligations under the Transaction Documents to which it is a party, (c) the validity, legality, binding effect or enforceability of any Transaction Document, Mortgage Loan Document with respect to any Purchased Mortgage Loan, Purchased Mortgage Loan or Lien granted hereunder or thereunder, (d) the

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rights and remedies of Buyer or any Indemnified Party under any Transaction Document, Mortgage Loan Document or Purchased Mortgage Loan, or (e) the perfection or priority of any Lien granted under any Transaction Document or Mortgage Loan Document with respect to any Purchased Mortgage Loan.
“Material Condemnation” means a Condemnation to a Mortgaged Property that results in the loss of 10% or more of the rental income from such Mortgaged Property.
“Material Damage or Destruction” means physical damage or destruction to a Mortgaged Property that results in the loss of 10% or more of the rental income from such Mortgaged Property.
“Material Purchased Mortgage Loan Modification” means any modification or amendment of a Purchased Mortgage Loan that:
(i)    reduces the principal amount of such Purchased Mortgage Loan (other than (a) with respect to a dollar-for-dollar principal payment or (b) as expressly permitted in the related Confirmation);
(ii)    increases the principal amount of such Purchased Mortgage Loan (other than as expressly permitted in the related Confirmation or the Mortgage Loan Documents, including permitted increases resulting from future funding amounts advanced by Seller to Mortgagor as set forth therein);
(iii)    modifies or changes the amount or frequency of regularly scheduled payments of principal and interest of such Purchased Mortgage Loan including any modification of the interest rate or principal payments of such Purchased Mortgage Loan; provided, however, that Seller shall be permitted, without the consent of Buyer, to change the monthly payment date with respect to a Purchased Mortgage Loan in connection with an intended securitization;
(iv)    changes the maturity date in respect of such Purchased Mortgage Loan;
(v)    subordinates the lien priority of such Purchased Mortgage Loan or the payment priority of the Purchased Mortgage Loan other than subordinations required under the then existing terms and conditions of the Purchased Mortgage Loan (provided, however, the foregoing shall not preclude the execution and delivery of subordination, nondisturbance and attornment agreements with tenants, subordination to tenant leases, easements, plats of subdivision and condominium declarations and similar instruments which in the commercially reasonable judgment of the Seller do not materially adversely affect the rights and interest of the holder of such Purchased Mortgage Loan);
(vi)    releases any collateral (either full or partial) for such Purchased Mortgage Loan other than releases required under the then existing Mortgage Loan

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Documents or releases in connection with eminent domain or under threat of eminent domain or releases any guarantees (either full or partial) securing the Purchased Mortgage Loan;
(vii)    releases any borrower, guarantor, pledgor or other obligor from any material obligation under the Mortgage Loan Documents;
(viii)    waives any monetary or material non-monetary defaults of any Underlying Obligor under the Mortgage Loan Documents;
(ix)    modifies any other economic terms in respect of a Purchased Mortgage Loan, including, but not limited to, the prepayment terms;
(x)    materially waives, amends or modifies, in Borrower’s reasonable judgment, any cash management or reserve account requirements of such Purchased Mortgage Loan other than changes required under the related Mortgage Loan Documents; or
(xi)    waives any due-on-sale or due-on-encumbrance provisions of such Purchased Mortgage Loan other than waivers required to be given under the then existing Purchased Mortgage Loan Documents;
(xii)    materially waives, amends or modifies any insurance requirements of such Purchased Mortgage Loan under the related Purchased Mortgage Loan Documents;
(xiii)     encumbers the related Mortgaged Property or the direct or indirect ownership interest in the mortgagor in connection with a subordinate financing, a mezzanine financing or a preferred equity investment; or
(xiv)     relates to the issuance of a letter of credit as security for a Purchased Mortgage Loan where Seller has a consent right to the form of letter of credit.
“Maximum Advance Amount” means, with respect to any Purchased Mortgage Loan, the maximum Dollar amount of Advances that have been approved by Buyer with respect to such Purchased Mortgage Loan, which initial amount is reflected in the Confirmation, which may be reduced, from time to time, in connection with a corresponding reduction in the Advance amount approved by Seller with respect to such Purchased Mortgage Loan.
“Maximum Purchase Price Percentage” means with respect to any Purchased Mortgage Loan, as set forth on the related Confirmation.
“Maximum Repurchase Price” means, with respect to any Purchased Mortgage Loan on any date of determination, an amount equal to the product of (i) the Maximum Advance Amount and (ii) the Maximum Purchase Price Percentage related to such Purchased Mortgage Loan.

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“Money Markets” means one or two wholesale funding markets available to and selected by Buyer, including negotiable certificates of deposit, commercial paper, Eurodollar deposits, bank notes, federal funds, interest rate swaps or others.
“Mortgage” means a mortgage, deed of trust, deed to secure debt or other instrument, creating a valid and enforceable first priority lien on or a first priority ownership interest in an estate in fee simple in real property or ground leasehold interest and the improvements thereon, securing a mortgage note or similar evidence of indebtedness.
“Mortgage Loan” means a loan secured by one or more Mortgages, evidenced by a Mortgage Note and a Mortgage Loan Agreement, that the Seller (whether directly or by way of assignment from the Originator pursuant to the Mortgage Loan Purchase Documents) has made to a Mortgagor.
“Mortgage Loan Agreement” means the agreement between the Seller (whether directly or by way of assignment pursuant to the Mortgage Loan Purchase Documents) and the Mortgagor reflecting the terms upon which the Seller made the Mortgage Loan to the Mortgagor and pursuant to which the related Mortgage Note was issued.
“Mortgage Loan Documents” means, with respect to a Mortgage Loan, the documents comprising the Mortgage Loan File for such Mortgage Loan.
“Mortgage Loan File” means the documents specified as the “Mortgage Loan File” in Section 7(c), together with any additional documents and information required to be delivered to Buyer or its designee (including the Custodian) pursuant to this Agreement.
“Mortgage Loan Purchase Documents” means, with respect to any Eligible Mortgage Loan to be sold to Buyer that was not originated by Seller, any mortgage loan purchase agreement, the allonge to or other endorsement of the related Note to Seller, the general or omnibus assignment of the related Mortgage Loan Documents, the Assignment of Mortgage, assignment of Assignment of Leases and Rents and any other recordable document or instrument related to such Eligible Mortgage Loan (together with all intervening assignments representing an unbroken chain of assignment from the Originator of such Eligible Mortgage Loan to the Person transferring the Eligible Mortgage Loan to Seller), pursuant to which Seller will acquire loans to become Purchased Mortgage Loans.
“Mortgage Note” means a note or other evidence of indebtedness of a Mortgagor secured by a Mortgage.
“Mortgaged Property” means the real property or properties securing repayment of the debt evidenced by a Mortgage Note and Mortgage Loan Agreement.
“Mortgagor” means, individually or collectively, as the case may be the obligor on a Mortgage Note and the grantor of the related Mortgage.

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“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which Seller, Guarantor or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding six plan years, has made or been obligated to make contributions.
“Multiple Employer Plan” means any employee benefit plan that has two or more contributing sponsors (including Seller, Guarantor or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.
        “Net Cash Flow” shall mean, for:

(A) any Purchased Mortgage Loan the related Mortgaged Property of which is not a hotel, self-storage, student housing or multi-family asset, the amount by which operating revenues for the most recently ended calendar quarter from the related Mortgaged Property (increased for the addition of fully executed leases where the tenant will take occupancy and commence paying rent within ninety (90) days from the end of such calendar quarter and reduced by (i) leases expiring within ninety (90) days of the end of such calendar quarter where no extension or renewal has been fully executed or is available under the leases; (ii) leases with tenants that have notified the Seller of their intention to vacate or not pay rent (to the extent inconsistent with the terms of the related lease) in the current calendar quarter (whether such notification was received in the prior calendar quarter or during the current calendar quarter), (iii) leases with tenants that have already vacated and with tenants that have gone dark (whether such events occurred in the prior calendar quarter or during the current calendar quarter); (iv) month-to-month leases; and (v) leases with tenants in bankruptcy until and unless the lease has been affirmed by the bankruptcy court and the tenant continues to pay rent) exceeds operating expenses for the applicable trailing three (3) month period as adjusted for normalized non-monthly expenses including real estate taxes and insurance and any Seller required capital reserves, such amount to be annualized;

(B) any Purchased Mortgage Loan, that is a hotel, self-storage or student housing asset, the amount by which operating revenues for the twelve (12) month period ending with the most recent calendar quarter exceeds operating expenses for such applicable period; or

(C)    any Purchased Mortgage Loan that is a multi-family asset, the amount by which operating revenues for the three (3) month period ending with the most recent calendar quarter exceeds operating expenses for such applicable period as adjusted for normalized non-monthly expenses including real estate taxes and insurance and any Seller required capital reserves, such amount to be annualized.

“OFAC” means the United States Treasure Department Office of Foreign Assets Control, and any successor thereto.

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“Originator” means the entity that has originated a Purchased Mortgage Loan.
“Other Connection Taxes” means, with respect to Buyer or the applicable Lending Installation, Taxes imposed as a result of a present or former connection between Buyer or the applicable Lending Installation and the jurisdiction imposing such Tax (other than connections arising from Buyer or the applicable Lending Installation having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest herein or in any Transaction).
“Other Price Components” has the meaning set forth in the definition of Repurchase Price.
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Transaction Document, except any such Taxes that are imposed with respect to an assignment (other than any assignment made pursuant to Section 27(a)(v) or made at Seller’s request).
“Outstanding Principal Balance” means, with respect to any Purchased Mortgage Loan, on any date of determination, the then outstanding amount of principal owed by the Underlying Obligor to the lender on such Purchased Mortgage Loan pursuant to the Purchased Loan Documents.
“PATRIOT Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).
“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by Seller, Guarantor or any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.
“Permitted Purchased Mortgage Loan Modification” means any modification or amendment of a Purchased Mortgage Loan or other action with respect to any Purchased Mortgage Loan (including waivers and releases) that is not a Material Purchased Mortgage Loan Modification.
“Person” means an individual, corporation, limited liability company, business trust, partnership, joint tenant or tenant-in-common, trust, unincorporated organization, or other entity, or a federal, state or local government or any agency or political subdivision thereof.
“Plan” means any Pension Plan established or maintained for employees of Seller, Guarantor or any ERISA Affiliate, or any such Pension Plan to which Seller, Guarantor or any ERISA Affiliate is required to contribute on behalf of any of its employees.

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“Plan Assets Regulation” means 29 C.F.R. §2510.3-101, et seq., as modified in operation by Section 3(42) of ERISA.
“Plan Assets” means “plan assets” within the meaning of the Plan Assets Regulation or otherwise.
“Price Differential” means, with respect to any Transaction as of any date of determination, the aggregate amount obtained by daily application of the Pricing Rate for such Transaction to the Repurchase Price (excluding Other Price Components) for such Transaction on a 360-day-per-year basis for the actual number of days during the period commencing on (and including) the Purchase Date for such Transaction and ending on (but excluding) the date of determination (reduced by any amount of such Price Differential previously paid by Seller to Buyer with respect to such Transaction).
“Pricing Rate” means, for any Pricing Rate Period with respect to any Transaction, an annual rate equal to the LIBO Rate for such Pricing Rate Period plus the relevant Applicable Spread for such Transaction; provided, that the Pricing Rate shall be the Alternative Rate for any Pricing Rate Period or portion thereof for which the Alternative Rate is provided to be used under either of, or both, Sections 27(b) and/or 27(c) of this Agreement.
“Pricing Rate Determination Date” means (a) in the case of the first Pricing Rate Period with respect to any Transaction, the second (2nd) Business Day preceding the first day of such Pricing Rate Period and (b) with respect to any subsequent Pricing Rate Period, the second (2nd) Business Day preceding the first day of the Pricing Rate Period.
“Pricing Rate Period” means, (a) in the case of the first Pricing Rate Period with respect to any Transaction, the period commencing on and including the Purchase Date for such Transaction to and excluding the immediately succeeding Remittance Date, and (b) in the case of any subsequent Pricing Rate Period, the period commencing on and including each Remittance Date to and excluding the immediately succeeding Remittance Date; provided, however, that in no event shall any Pricing Rate Period end subsequent to the Repurchase Date.
“Principal Payment” means, with respect to any Purchased Mortgage Loan, any payment or prepayment of principal or any proceeds of redemption received by the Depository or Buyer in respect thereof.
“Purchase Agreement” has the meaning assigned to such term in Section 9(b)(xxiv).
“Purchase Date” means the date of each Transaction entered into hereunder with respect to any Purchased Mortgage Loan, either the Initial Purchase Date or a Subsequent Purchase Date, as the context requires.

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“Purchase Price” means, with respect to any Purchased Mortgage Loan, the sum of (i) the Initial Purchase Price therefor and (ii) the aggregate of the Subsequent Purchase Prices.
“Purchase Price Percentage” means, with respect to any Purchased Mortgage Loan (x) on the Purchase Date therefor, the “Purchase Price Percentage” reflected in the related Confirmation and (y) thereafter, on any date of determination, the lesser of (A) a fraction, expressed as a percentage (i) the numerator of which is the Repurchase Price (excluding Other Price Components) of such Purchased Mortgage Loan as of such date and (ii) the denominator of which is the Outstanding Principal Balance of such Purchased Mortgage Loan as of such date, and (B) the Maximum Purchase Price Percentage of such Purchased Mortgage Loan. The Purchase Price Percentage as described in clause (x) above for each Eligible Mortgage Loan to be purchased by Buyer shall be up to 75% (or with respect to multi-family, up to 80%); provided, however, the Eligible Mortgage Loan related to the Mortgaged Property known as “Woodfield Preserve” shall have an initial Purchase Price Percentage of 80%; provided further, that, the “Purchase Price Percentage” reflected in the related Confirmation shall supersede any limitations thereon as described in this sentence.
“Purchased Mortgage Loan” means (i) with respect to any Transaction, the specified interest in the related Mortgage Loan (including the Servicing Rights thereto) sold by Seller to Buyer in such Transaction set forth in the related Confirmation, including any acquisitions of additional interests in such Mortgage Loan on Subsequent Purchase Dates, but expressly excluding any obligation under such Mortgage Loan to make any Advance or undertake any other obligation of the lender or any other party thereunder and (ii) with respect to the Transactions in general, the specified Mortgage Loans (including the Servicing Rights thereto) sold by Seller to Buyer set forth in all related Confirmations, including any acquisitions in all Mortgage Loans on Subsequent Purchase Dates.
“Purchased Mortgage Loan Credit Event” shall mean the occurrence of any of the following events with respect to any Purchased Mortgage Loan, as determined by Buyer in its commercially reasonable discretion:
(a)    on any Covenant Determination Date that the Buyer’s LTV for such Purchased Mortgage Loan exceeds the “Maximum As-stabilized Buyer’s LTV” specified on the related Confirmation Statement; provided that, notwithstanding the related Confirmation, the “Maximum As-is Buyer’s LTV” during the first Extension Period, if any, shall be fifty percent (50%), and during the second Extension Period, if any, such amount shall be forty-five percent (45%); provided further that for Purchased Mortgage Loans secured by Mortgaged Properties that are multi-family properties, the “Maximum As-is Buyer’s LTV” during the first Extension Period, if any, shall be sixty percent (60%), and during the second Extension Period, if any, such amount shall be fifty-five percent (55%); and for Purchased Mortgage Loans secured by Mortgaged Properties that are hospitality, student-housing and self storage properties, the “Maximum As-is Buyer’s LTV” during the first Extension Period, if any, shall be forty-five percent (45%), and during the second Extension

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Period, if any, such amount shall be forty percent (40%) (the amount necessary to reduce the Repurchase Price for the Mortgage Loan to a level such that the Buyer’s LTV of the Mortgage Loan is at or below the Maximum As-is Buyer’s LTV is referred to herein as the “Buyer’s LTV Deficit”);
(b)    on any Covenant Determination Date that the Buyer’s Debt Yield of such Purchased Mortgage Loan as of the end of the most recent calendar quarter is less than the “Minimum Buyer’s Debt Yield” specified in the related Confirmation Statement; provided that, notwithstanding the related Confirmation, the “Minimum Buyer’s Debt Yield” during the first Extension Period, if any, shall be ten and one-quarter percent (10.25%), and during the second Extension Period, if any, such amount shall be eleven percent (11%); provided further that for Purchased Mortgage Loans secured by Mortgaged Properties that are multi-family properties, the “Minimum Buyer’s Debt Yield” during the first Extension Period, if any, shall be nine and one-quarter percent (9.25%), and during the second Extension Period, if any, such amount shall be ten percent (10%); and for Purchased Mortgage Loans secured by Mortgaged Properties that are hospitality, student-housing and self storage properties, the “Minimum Buyer’s Debt Yield” during the first Extension Period, if any, shall be twelve and one-half percent (12.5%), and during the second Extension Period, if any, such amount shall be thirteen percent (13%) (the amount necessary to reduce the Repurchase Price for such Purchased Mortgage Loan to a level such that the Buyer’s Debt Yield equals the Minimum Buyer’s Debt Yield is referred to herein as a “Buyer’s Debt Yield Deficit”);
(c)    on any Covenant Determination Date that the Buyer’s Debt Service Coverage Ratio as of the end of the most recent calendar quarter is less than “Minimum Buyer’s DSCR” specified in the related Confirmation Statement; provided that, notwithstanding the related Confirmation, the “Minimum Buyer’s DSCR” during the first Extension Period, if any, shall be two and one-half (2.50x), and during the second Extension Period, if any, such amount shall be two and three-quarters (2.75x); provided further that for Purchased Mortgage Loans secured by Mortgaged Properties that are multi-family properties, the “Minimum Buyer’s DSCR” during the first Extension Period, if any, shall be two and one-quarter (2.25x), and during the second Extension Period, if any, such amount shall be two and one-half (2.50x); and for Purchased Mortgage Loans secured by Mortgaged Properties that are hospitality, student-housing and self storage properties, the “Minimum Buyer’s DSCR” during the first Extension Period, if any, shall be two and three-quarters (2.75x), and during the second Extension Period, if any, such amount shall be three (3.00x) (the amount necessary to reduce the Repurchase Price for such Purchased Mortgage Loan to a level such that the Buyer’s Debt Service Coverage Ratio equals the Minimum Buyer’s DSCR is referred to herein as the “Buyer’s DSCR Deficit”); or
(d)    a Purchased Mortgage Loan MAC.

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“Purchased Mortgage Loan MAC” means, with respect to any Purchased Mortgage Loan, as determined by Buyer in its commercially reasonable discretion, a material adverse change that negatively affects the value or cash flows of the Purchased Mortgage Loan, including due to a casualty or condemnation at the Mortgaged Property, or any Underlying Obligor of such Purchased Mortgage Loan, other than due to fluctuations in current interest rates or spreads.
“Purchased Mortgage Loan MAC Deficit” means, for any Purchased Mortgaged Loan subject to a Purchased Mortgage Loan MAC, the amount necessary to reduce the Repurchase Price for such Purchased Mortgage Loan to the product of the Purchase Price Percentage and the revised Market Value (which shall be determined by Seller in its reasonably commercial discretion upon the occurrence of a Purchased Mortgage Loan MAC).
“Purchased Mortgage Loan Schedule” means a schedule of Purchased Mortgage Loans attached to each Custodial Delivery.
“Recipient” means Buyer or any other recipient of any payment to be made by or on account of any obligation of Seller or Guarantor hereunder.
“Remittance Date” means the fifteenth (15th) calendar day of each month, or the next succeeding Business Day, if such calendar day shall not be a Business Day.
“Repurchase Date” means, with respect to each Purchased Mortgage Loan, the earliest of:
(a)    the Facility Expiration Date;
(b)    the Accelerated Repurchase Date;
(c)    the Business Day on which Seller is to repurchase such Purchased Mortgage Loan as specified by Seller and agreed to by Buyer in the related Confirmation or such Business Day that Seller elects to repurchase such Purchased Mortgage Loan pursuant to the terms of this Agreement;
(d)    the date that is thirty (30) days after the Purchased Mortgage Loan first becomes an Impaired Asset; or
(e)    the date of maturity or repayment in full of the Purchased Mortgage Loan.
“Repurchase Price” means, with respect to any Purchased Mortgage Loan as of any date, the price at which such Purchased Mortgage Loan is to be transferred from Buyer to Seller upon termination of the related Transaction; such price will be determined in each case as the sum of (a) the Purchase Price of such Purchased Mortgage Loan as of such date, less any amounts paid by Seller to Buyer, or Income received by Buyer from the Depository pursuant to Section 5 hereof, on or prior to the date of such determination on account of the

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Repurchase Price for such Purchased Mortgage Loan (other than amounts applied to the components of the Repurchase Price set forth in the following clauses (b) and (c) of this definition (the “Other Price Components”)), (b) the accrued and unpaid Price Differential with respect to such Purchased Mortgage Loan as of the date of such determination, and (c) all other amounts due and owing to Buyer under this Agreement and the other Transaction Documents provided that if such other amounts are not payable at the time of a repurchase of such Purchased Mortgage Loan the same shall not be included in the Repurchase Price of such Purchased Mortgage Loan.
“Requirement of Law” means any law, treaty, rule, regulation, code, directive, policy, order or requirement or determination of an arbitrator or a court or other governmental authority whether now or hereafter enacted or in effect.
“Sanctioned Country” means, at any time, any country or territory which is itself the subject or target of any comprehensive Sanctions.
Sanctioned Person” means, at any time, (a) any Person or group listed in any Sanctions-related list of designated Persons maintained by OFAC or the U.S. Department of State, the United Nations Security Council, the European Union or any EU member state, (b) any Person or group operating, organized or resident in a Sanctioned Country, (c) any agency, political subdivision or instrumentality of the government of a Sanctioned Country, or (d) any Person 50% or more owned, directly or indirectly, by any of the above.
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.
“Secondary Market Transaction” shall have the meaning specified in Section 8(a) of this Agreement.
“Seller” means ACRC Lender US LLC, a Delaware limited liability company.
“Seller LLC Agreement” means the Limited Liability Company Agreement of Seller dated August 1, 2016, by ACRC Warehouse Holdings LLC and the Independent Manager named therein, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof and this Agreement.
“Seller Parties” means Seller, Guarantor and any Affiliate Originator with respect to a Purchased Mortgage Loan.
“Servicer” means ACRE Capital LLC and any successor or other servicer of the Purchased Mortgage Loans under the Servicing Agreement.
“Servicer Account” shall have the meaning assigned such term in the Servicing Agreement.

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“Servicing Agreement” means that Servicing Agreement dated as of the date hereof among Seller, Buyer, ACRE Capital LLC and Ares Commercial Real Estate Servicer LLC, and any other agreement to which Buyer, Seller and an Eligible Servicer are party providing for the servicing of one or more of the Purchased Mortgage Loans.
“Servicing Direction Letter” has the meaning specified in Section 24(e).
“Servicing Records” has the meaning specified in Section 24(b).
“Servicing Rights” means, with respect to any Purchased Mortgage Loan, any and all of the following: (a) any and all rights to service the Purchased Mortgage Loan; (b) any payments to or monies received by Seller or any other Person for servicing the Purchased Mortgage Loan; (c) any late fees, penalties or similar payments as compensation with respect to the Purchased Mortgage Loan; (d) all agreements or documents creating, defining or evidencing any such servicing rights to the extent they relate to such servicing rights and all rights of Seller or Originator (individually or as servicer) thereunder; (e) escrow payments or other similar payments with respect to the Purchased Mortgage Loans and any amounts actually collected by Seller, Originator or any servicer with respect thereto; and (f) all accounts and other rights to payment related to the Purchased Mortgage Loans.
“Special-Purpose Entity” means a Person, other than an individual, that is formed or organized solely for the purpose of originating, acquiring and holding, selling and repurchasing, directly and subject to this Agreement, the Purchased Mortgage Loans and entering into related Hedging Transactions; does not engage in any business unrelated to the Purchased Mortgage Loans and the financing and sale thereof; does not have any assets other than the Purchased Mortgage Loans, the Cash Management Account, the Funding Account, cash and its interest under the related Mortgage Loan Documents, Hedging Transactions and Transaction Documents, or any indebtedness other than as permitted by this Agreement. If the foregoing entity is a limited partnership or limited liability company, (i) its partnership agreement or limited liability company agreement (as applicable) shall provide that upon the withdrawal or dissolution of the last remaining general partner or member, the partnership or limited liability company will not be dissolved and shall be continued by the personal representative of such member or general partner who shall agree to be, or appoint a substitute member within ninety (90) days after the occurrence of the event that terminated the last remaining member or general partner, and (ii) the partnership agreement or limited liability company agreement (as applicable) shall provide that the dissolution and winding up or bankruptcy or insolvency filing of such partnership or limited liability company shall require the unanimous consent of all partners or members (including the affirmative vote of each independent director).
“Special Purpose Provisions” has the meaning assigned to such term in the Seller LLC Agreement.
“Specified Securities Contract” means any “securities contract” as defined in Section 741(7) of the Bankruptcy Code entered into for the purpose of financing commercial real estate mortgage loans or interests therein in a manner similar to this Agreement.

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“Subsequent Advance” means each additional Advance made by Seller to a Mortgagor after the Initial Advance, which, in each case, shall be evidenced by an increase in the amount payable by the Mortgagor under the related Mortgage Note.
“Subsequent Purchase” shall have the meaning specified in Section 3(k).
“Subsequent Purchase Date” means, with respect to any Transaction, each Business Day after the Initial Purchase Date upon which Buyer and Seller enter into a Subsequent Purchase.
“Subsequent Purchase Price” means, with respect to any Purchased Mortgage Loan, the purchase price paid by Buyer to Seller in connection with a Subsequent Purchase pursuant to Section 3(k), which shall be equal to the amount of the related Subsequent Advance multiplied by the Subsequent Purchase Price Percentage for such Purchased Mortgage Loan. The plural of such term shall refer to the sum of all Dollars paid by Buyer to Seller in connection with all Subsequent Purchases effected with respect to such Purchased Mortgage Loan as provided in Section 3(k).
“Subsequent Purchase Price Percentage” means, for any Purchased Mortgage Loan, the Purchase Price Percentage reflected in the related Confirmation.
“Subsequent Purchase Request” means the form executed by Seller and delivered to Buyer in connection with a Subsequent Purchase, a form of which is attached hereto as Exhibit VII.
“Survey” means a certified ALTA/ACSM (or applicable state standards for the state in which the Collateral is located) survey of a Mortgaged Property prepared by a registered independent surveyor and in form and content satisfactory to Buyer and the company issuing the Title Policy for such Property.
“Table Funded Purchased Mortgage Loan” means an Eligible Mortgage Loan that is, as indicated on the related Confirmation or Subsequent Purchase Request, to be sold to Buyer simultaneously with the Seller’s origination or acquisition thereof (or making of a Subsequent Advance), which origination or acquisition (or Subsequent Advance), pursuant to Seller’s request, is financed with the Purchase Price and paid directly to a title company, settlement agent or other Person, in each case, approved by Buyer in its sole and absolute discretion, in trust for the current holder of the Eligible Mortgage Loan or related Mortgagor for disbursement to the parties entitled thereto in connection with such origination or acquisition (or Subsequent Advance).  A Purchased Mortgage Loan shall cease to be a Table Funded Purchased Mortgage Loan after the Custodian has delivered a Trust Receipt to Buyer certifying its receipt of the Mortgage Loan File therefor.
“Table Funded Trust Receipt” means a trust receipt from a bailee of Table Funded Purchased Mortgage Loans in the form of Attachment 1 to Exhibit XIII.

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“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Title Policy” shall have the meaning specified in paragraph 6 of Exhibit VI.
“Transaction” shall have the meaning designated in the introductory paragraph of this Agreement and which for avoidance of doubt, which shall be comprised of an Initial Purchase and any Subsequent Purchases related to a Purchased Mortgage Loan.
“Transaction Conditions Precedent” shall have the meaning specified in Section 3(d) of this Agreement.
“Transaction Documents” means, collectively, this Agreement, including the Annexes, Exhibits and Schedules to this Agreement (as reflected in, the Table of Contents), the Fee Letter, the Custodial Agreement, the Servicing Agreement, the Guaranty, [each Servicer Acknowledgement,] all Confirmations executed pursuant to this Agreement in connection with specific Transactions, and any other document or agreement, now or in the future, executed by the Seller for the benefit of Buyer in connection with this Agreement.
“Transaction Request” shall have the meaning set forth in Section 3(a).
“Trust Receipt” means a trust receipt issued by Custodian to Buyer confirming the Custodian’s possession of certain Mortgage Loan Files that are the property of and held by Custodian for the benefit of Buyer (or any other holder of such trust receipt).
“UCC” shall have the meaning specified in Section 6(c) of this Agreement.
“Underlying Obligor” means, individually and collectively, as the context may require, (i) the Mortgagor and other obligors under a Purchased Mortgage Loan and (ii) any other Person who has assumed or guaranteed the obligations of such Mortgagor or other obligor under the Mortgage Loan Documents relating to a Purchased Mortgage Loan.
“Unused Fee” shall have the meaning set forth in the Fee Letter.
“U.S. Person” means a “United States Person” as defined in Section 7701(a)(30) of the Code.
(b)    Rules of Interpretation. The following rules apply unless the context requires otherwise.
(i)    The singular includes the plural and conversely.
(ii)    A gender includes all genders.
(iii)    A reference to a party to this Agreement or another agreement or document includes the party’s permitted successors, substitutes or assigns.

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(iv)    Where a word or phrase is defined, its other grammatical forms have a corresponding meaning.
(v)    A reference to an Article, Section, subsection, paragraph, subparagraph, clause, Annex, Schedule, Appendix, Attachment, Rider or Exhibit is, unless otherwise specified, a reference to an Article, Section, subsection, paragraph, subparagraph or clause of, or Annex, Schedule, Appendix, Attachment, Rider or Exhibit to, this Agreement, all of which are hereby incorporated herein by this reference and made a part hereof.
(vi)    A reference to an agreement or document is to the agreement or document as amended, modified, novated, supplemented or replaced in accordance with the terms thereof, except to the extent prohibited by any Transaction Document.
(vii)    A reference to legislation or to a provision of legislation includes a modification, codification, replacement, amendment or re-enactment of it, a legislative provision substituted for it and a rule, regulation or statutory instrument issued under it.
(viii)    A reference to writing includes a facsimile or electronic transmission and any means of reproducing words in a tangible and permanently visible form.
(ix)    A reference to conduct includes an omission, statement or undertaking, whether or not in writing.
(x)    A Default or Event of Default exists until it has been cured or waived in writing by the Buyer.
(xi)    The words “hereof,” “herein,” “hereunder” and other similar compounds of the word “here” refer to this Agreement as a whole and not to any particular provision of this Agreement, unless the context clearly requires or the language provides otherwise.
(xii)    The word “including” is not limiting and means “including without limitation.”
(xiii)    In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each mean “to but excluding,” and the word “through” means “to and including.”
(xiv)    The words “will” and “shall” have the same meaning and effect.
(xv)    The term “document” is used in its broadest sense and encompasses agreements, certificates, opinions, consents, instruments and other written material of every kind, including information recorded on a computer disk.
(xvi)     The term “any” as a modifier to any noun, shall be construed to mean “any and/or all” preceding the same noun in the plural, and the use of the word "or" has the inclusive meaning represented by the phrase “and/or.”

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(xvii)    A reference to day or days without further qualification means calendar days.
(xviii)    A reference to any time means New York time unless otherwise indicated.
(xix)    This Agreement may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their respective terms.
(xx)    All capitalized terms used herein, but not defined herein, that are defined in Articles 8 and 9 of the UCC, are used herein as defined in such Articles 8 and 9.
(xxi)    “Indorse” and correlative terms used in the Uniform Commercial Code may be spelled with an initial “e” instead of “i”.
(xxii)    Whenever a Person is required to provide any document to the Buyer under the Transaction Documents, the relevant document shall be provided in writing, including, printed form or, unless the Buyer requests otherwise, in the form of a PDF attachment to electronic mail. At the request of either party receiving a document, the document shall be provided in electronic format or both printed and electronic format.
(xxiii)    Except where otherwise expressly stated, either party may give or withhold, or give conditionally, approvals and consents, and may form opinions and make determinations, in its sole and absolute discretion. Notwithstanding the foregoing, in any instance in which the Agreement requires the consent or approval of Buyer to an action or request of an Underlying Obligor, Buyer’s consent or approval shall be subject to the same standard, if any, that is imposed on “lender” under the Mortgage Loan Documents.
(xxiv)    A reference to “good faith” means good faith as defined in §1-201(19) of the UCC. Any requirement of good faith, reasonableness, discretion or judgment by the Buyer shall not be construed to require the Buyer to request or await receipt of information or documentation not immediately available from or with respect to Seller or any other Person or the Purchased Mortgage Loans themselves.
(xxv)    The Buyer may waive, relax or strictly enforce any applicable deadline at any time and to such extent as the Buyer shall elect, and no waiver or relaxation of any deadline shall be applicable to any other instance or application of that deadline or any other deadline, and no such waiver or relaxation, no matter how often made or given, shall be evidence of or establish a custom or course of dealing different from the express provisions and requirements of this Agreement.
(xxvi)    This Agreement and the other Transaction Documents are the result of negotiations between the Persons party hereto and thereto, have been reviewed by counsel to Seller and counsel to the Buyer and each Guarantor, and are the product of all Persons party hereto and thereto, each of which is sophisticated and knowledgeable in business matters. No rule of construction shall apply to disadvantage one Person party hereto on the

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ground that such Person proposed or was involved in the preparation of any particular provision of the Transaction Documents or the Transaction Documents themselves.
(c)    Accounting Principles. Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed in accordance with GAAP, and all accounting determinations, financial computations and financial statements required hereunder shall be made, in accordance with GAAP, as in effect from time to time, on a consistent basis, without duplication of amounts, and on a consolidated basis with all subsidiaries.
(d)    Headings. All headings appearing in this Agreement and article and section headings in the Transaction Documents are for convenience of reference only and shall be disregarded in construing this Agreement and the other Transaction Documents.
(e)    Other Documents. This Agreement shall be deemed a supplement to the other Transaction Documents and shall not be construed as a modification thereto. In the event of any conflict between the provisions of this Agreement and those of any other Transaction Document, the provisions of this Agreement shall control.

3.	INITIATION; CONFIRMATION; TERMINATION; FEES
(a)    Subject to the terms and conditions set forth in this Agreement (including the Facility Conditions Precedent and Transaction Conditions Precedent specified in Sections 3(c) and (d) of this Agreement), an agreement to enter into a Transaction shall be made in writing at the initiation of Seller as provided below; provided, however, that the aggregate of the Maximum Repurchase Price for the subject Transaction when added to the Maximum Repurchase Prices of all then outstanding Transactions shall not exceed the Facility Amount in effect on the Initial Purchase Date for such Transaction. Seller may, from time to time, submit to Buyer a Transaction Request, in the form of Exhibit VIII attached hereto (the “Transaction Request”), for Buyer’s review and approval in order to enter into the initial Transaction with respect to any Eligible Mortgage Loan that Seller proposes to sell to Buyer under this Agreement. Upon Buyer’s receipt of the Transaction Request and initial Due Diligence Package, Buyer shall endeavor to within ten (10) Business Days and following receipt of internal credit approval, either (i) notify Seller of the Maximum Repurchase Price, the Initial Purchase Price and the Market Value for the Eligible Mortgage Loan or (ii) deny Seller’s request for a Transaction, in Buyer’s sole and absolute discretion. Buyer’s failure to respond to Seller within ten (10) Business Days shall be deemed to be a denial of Seller’s request for a Transaction, unless Buyer and Seller have agreed otherwise in writing. Buyer shall have the right to review each Mortgage Loan proposed to be sold to Buyer in any initial Transaction with respect thereto, request additional diligence materials and deliveries from Seller and to conduct its own due diligence investigation of such Mortgage Loan as Buyer determines in its sole and absolute discretion. Upon receipt of the Due Diligence Package and other required documentation, Buyer shall complete its due diligence review and financial modeling with respect to the Mortgage Loan proposed to be sold to Buyer by Seller. Buyer shall be entitled to make a determination, in the exercise of its sole discretion that it shall not purchase any or all of the Mortgage Loan proposed to be sold to Buyer by Seller. On the Initial Purchase Date for the Transaction, which shall be not less than two (2) Business Days following the approval of an Eligible Mortgage Loan by Buyer,

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the Purchased Mortgage Loan shall be transferred to Buyer or Custodian against the transfer of the Initial Purchase Price to the Funding Account.
(b)    Upon agreeing to enter into an initial Transaction hereunder with respect to a Mortgage Loan, provided each of the Facility Conditions Precedent (as hereinafter defined) or Transaction Conditions Precedent (as hereinafter defined), as applicable, shall have been satisfied (or waived by Buyer), Buyer and Seller shall enter into a written confirmation describing the Purchased Mortgage Loans that shall be the subject of the proposed Transaction and any additional terms and conditions not inconsistent with this Agreement and in the form of Exhibit I attached hereto of each Transaction (a “Confirmation”). In the absence of execution and delivery by Buyer of such a Confirmation for a proposed Transaction, Buyer shall under no circumstance be deemed to have agreed to enter into such Transaction. The Pricing Rate for such Transaction shall be determined initially on the Pricing Rate Determination Date applicable to the first Pricing Rate Period for such Transaction, and shall be reset on each Pricing Rate Determination Date for the next succeeding Pricing Rate Period for such Transaction. Buyer or its agent shall determine in accordance with the terms of this Agreement the Pricing Rate on each Pricing Rate Determination Date for the related Pricing Rate Period and notify Seller of such rate for such period on such Pricing Rate Determination Date.
(c)    Buyer shall not be obligated to enter and consummate any Transaction until the following conditions have been satisfied, or waived by Buyer, on and as of the Closing Date (the “Facility Conditions Precedent”):
(i)    Buyer shall have obtained internal credit approval to enter into this Agreement and the transactions contemplated hereby;
(ii)    Seller shall have delivered (or caused to be delivered) to Buyer this Agreement and the other Transaction Documents duly executed by each Seller Party thereto;
(iii)    Buyer shall have received the following documents, (a) an official good standing certificate dated a recent date with respect to Seller and Guarantor, (b) an executed power of attorney of Seller substantially in the form of Exhibit V attached hereto, (iii) such opinions of law from counsel to the Seller and Guarantor as Buyer may reasonably require, including with respect to corporate matters, enforceability, no consents or approvals required other than those that have been obtained, absence of conflicts with Requirements of Law and organizational documents, perfected security interest in the Purchased Mortgage Loans by filing, first priority perfected security interest in the Mortgage Loan Documents by possession, first priority perfected security interest in the Cash Management Account and any other collateral pledged pursuant to the Transaction Documents, Investment Company Act matters (including the applicability of the Volcker Rule (§619 (12 U.S.C. § 1851) of the Dodd-Frank Wall Street Reform and Consumer Protection Act)), the applicability of Bankruptcy Code safe harbors and such other opinions as may be reasonably required by Buyer and (iv) all other documents, certificates, information, financial statements and reports and as it may require;

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(iv)    Buyer shall have received a certificate of a responsible officer of each of Seller and Guarantor, certifying such Person’s (i) governing documents, (ii) certificates of formation, limited partnership or articles of incorporation, as applicable and (iii) incumbency;
(v)    no Requirements of Law shall prohibit or render it unlawful, and no order, judgment or decree of any Governmental Authority shall prohibit, enjoin or render it unlawful, to enter into any Transaction Document, including after giving effect to the consummation thereof;
(vi)    Buyer shall have received payment from Seller of all fees and expenses then payable under the Fee Letter, this Agreement and the other Transaction Documents, including the costs and expenses actually incurred by Buyer (including legal fees and expenses) in connection with its due diligence and underwriting review of each Eligible Mortgage Loan approved by Buyer, in each case, in an amount not to exceed the amounts set forth in the Fee Letter;
(vii)    Buyer shall have provided UCC financing statements to be filed against Seller in all filing offices reasonably required by Buyer, (ii) Buyer has received such searches of UCC filings, tax liens, judgments, pending litigation and other matters relating to the Seller Parties, as Buyer may require, and (iii) the results of such searches are satisfactory to Buyer;
(viii)    all information, reports, certificates, documents, financial statements, exhibits and schedules (other than projections and information as to general economic or industry condition) prepared by or on behalf of Seller and concerning a Seller Party or the Mortgaged Properties, and, to Seller’s knowledge, all of the foregoing prepared by third parties, and, in each case, furnished by or on behalf of such Seller Party, to Buyer in connection with the Transaction Documents, when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case, as of the date provided or specified therein, as applicable;
(ix)    the Mortgage Loan Purchase Documents, executed copies of which shall have been delivered to Buyer, shall be in full force and effect; and
(x)    Seller shall have satisfied such other conditions as Buyer reasonably requires.
By its release of its signature page to this Agreement and delivery of any then payable Purchase Price to Seller, except as expressly set forth in a side letter duly executed and delivered by each of Buyer and Seller dated as of the date hereof (“Facility Letter of Reservation”), Buyer acknowledges that, to its knowledge, the Facility Conditions Precedent have been satisfied by Buyer and this Agreement is in full force and effect. Notwithstanding the foregoing to the contrary, Seller shall not be relieved of its obligations to deliver any Mortgage Loan Documents, documents or other information listed on the Facility Letter of Reservation and a failure to deliver any Mortgage Loan Documents, documents or other information listed on the Facility Letter of Reservation shall not be deemed a waiver of the Facility Condition Precedent(s) set forth in the Facility Letter of

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Reservation by Buyer and the failure to deliver such Mortgage Loan Documents, documents or other information listed on the Facility Letter of Reservation shall constitute an Event of Default hereunder after the delivery of notice of the expiration of any applicable cure period.

(d)    Buyer shall not be obligated to enter into any initial Transaction or purchase any Eligible Mortgage Loan for the Initial Purchase Price, until the following additional conditions have been satisfied or waived by Buyer, with respect to each Eligible Mortgage Loan on or prior to the Initial Purchase Date therefor (the “Transaction Conditions Precedent”):
(i)    Buyer has received the following documents: (i) a Transaction Request, (ii) a Due Diligence Package, (iii) a Confirmation delivered by Seller, (iv) the related Servicing Agreement and Servicing Direction Letter, (v) a Trust Receipt (or in the case of a Table Funded Purchased Mortgage Loan, a Table Funded Trust Receipt) and other items required to be delivered under the Custodial Agreement, and (vi) all other documents, certificates, information, financial statements and reports as Buyer may reasonably require;
(ii)    Servicer has received copies of all documents in the Mortgage Loan File required to service the Eligible Mortgage Loan (or, if a Table Funded Purchased Mortgage Loan, the documents required pursuant to Section 7(b)) and such other items as required in the Servicing Agreement;
(iii)    no Default or Event of Default under this Agreement shall have occurred and be continuing as of the Purchase Date for such proposed Transaction or would result from entering into such Transaction;
(iv)    no Requirements of Law shall prohibit or render it unlawful, and no order, judgment or decree of any Governmental Authority shall prohibit, enjoin or render it unlawful, to enter into any Transaction, including after giving effect to the consummation thereof;
(v)    Buyer has (i) notified Seller that it has obtained all necessary internal credit and other approvals for such Transaction and (ii) executed and delivered to Seller the related Confirmation;
(vi)    the aggregate outstanding Maximum Repurchase Price of all Transactions does not exceed the Facility Amount then in effect after giving effect to such Transaction;
(vii)    the Purchase Date specified in the Confirmation is not later than thirty (30) days prior to the Facility Expiration Date;
(viii)    the Repurchase Date is not later than the Facility Expiration Date then in effect;
(ix)    Seller, Guarantor and Servicer have satisfied all requirements and conditions and have performed all covenants, duties, obligations and agreements contained in the

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Transaction Documents to be performed by such Person on or before the related Initial Purchase Date;
(x)    to the extent any Purchased Mortgage Loan was not originated by Seller, all requirements of Section 9(b)(xxiv) have been fulfilled with respect to any such Purchased Mortgage Loan;
(xi)    to the extent the related Mortgage Loan Documents contain notice, cure and other provisions in favor of a pledgee under a repurchase or warehouse facility, and without prejudice to the sale treatment of such Mortgage Loan to Buyer, Buyer has received evidence that Seller has given notice to the applicable Persons of Buyer’s interest in such Mortgage Loan and otherwise satisfied any other applicable requirements under such pledgee provisions so that Buyer is entitled to the rights and benefits of a pledgee under such pledgee provisions;
(xii)    [reserved];
(xiii)    (A) Buyer has received a copy of any interest rate protection confirmation or agreement and related documents relating to Hedging Transactions entered into with respect to a Purchased Mortgage Loan, (B) Seller has collaterally assigned to Buyer all of Seller’s rights (but none of its obligations) under such interest rate protection agreement and related documents, and (C) no termination event, default or event of default (however defined) exists thereunder;
(xiv)    the representations and warranties made by Seller in any of the Transaction Documents, including those set forth in Exhibit VI hereto, shall be true and correct in all material respects as of the Initial Purchase Date for such Transaction except to the extent that such representations and warranties (x) specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, or (y) are already qualified by materiality, in which case such representations and warranties shall be true and correct in all respects;
(xv)    Buyer has received payment from Seller of all fees and expenses then payable under the Fee Letter, this Agreement and the other Transaction Documents, including the Due Diligence Fee;
(xvi)    Seller shall have certified to Buyer in writing the acquisition cost of such Purchased Mortgage Loan (including therein reasonable supporting documentation required by Buyer, if any) not originated by Seller or any Affiliate of Seller or Guarantor; and
(xvii)    there shall not have occurred a Material Adverse Change with respect to Seller or Guarantor since the delivery of the most recent audited financial statements of Guarantor delivered pursuant to Section 11(k)(iii); and
(xviii)    Seller shall have satisfied such other conditions as Buyer reasonably requires.

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By its release of its signature page to the Confirmation and delivery of the Purchase Price to Seller and funding of any applicable Transaction, except as expressly set forth in such Confirmation, Buyer acknowledges that, to its knowledge, the Transaction Conditions Precedent with respect to the applicable Transaction have been satisfied. Any waiver of a Transaction Conditions Precedent by Buyer (whether temporary or permanent) and the terms thereof will be reflected in the related Confirmation. Seller shall certify in the Confirmation that all Transaction Conditions Precedent to the related Transaction as specified in this Section 3(d) have been met other than those waived by Buyer as reflected on the related Confirmation.

(e)    [Reserved].
(f)    Each fully executed Confirmation, together with this Agreement, shall be conclusive evidence of the terms of the Transaction(s) covered thereby. In the event of any conflict between the terms of such Confirmation and the terms of this Agreement, the Confirmation shall prevail. Seller hereby acknowledges that the obligations of Seller pursuant to each Transaction hereunder are a recourse obligation of Seller.
(g)    Seller shall be entitled to terminate a Transaction on demand, in whole only, and repurchase the related Purchased Mortgage Loan (each, an “Early Repurchase Date”) on any Business Day prior to the Repurchase Date; provided, however, that Seller:
(i)    notifies Buyer in writing of its intent to terminate such Transaction and repurchase such Purchased Mortgage Loan no later than five (5) Business Days prior to such Early Repurchase Date; and
(ii)    on such Early Repurchase Date pays to Buyer an amount equal to the sum of the Repurchase Price for the Purchased Mortgage Loan, and any other amounts payable under this Agreement with respect to such Transaction against transfer to Seller or its agent of such Purchased Mortgage Loan.
Any notice delivered under this Section 3(g) shall be irrevocable upon delivery to Buyer. If the Early Repurchase Date is any Business Day other than a Remittance Date, Seller shall pay all of Buyer’s reasonable costs and expenses and Interest Differential incurred as a result of such repurchase.
(h)    On the Repurchase Date or the Early Repurchase Date, as applicable, for each Purchased Mortgage Loan (or in connection with repayment in full of a Mortgage Note by the related Underlying Obligor), termination of the related Transactions will be effected by transfer to Seller or its agent of the Purchased Mortgage Loan relating to such Transaction and any Income in respect thereof received by Buyer (and not previously credited or transferred to, or applied to the obligations of, Seller pursuant to Section 5 of this Agreement) against the simultaneous transfer of the Repurchase Price with respect to such Transaction to an account of Buyer. So long as no Event of Default has occurred and is continuing, upon receipt of the Repurchase Price for such Purchased Mortgage Loan, Buyer shall transfer to Seller such Purchased Mortgage Loan whereupon the Transaction with respect to such Purchased Mortgage Loan shall terminate. So long as no Event of Default has occurred and is continuing, upon receipt of the Repurchase Price for such Purchased

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Mortgage Loan in the Cash Management Account (or in such other account specified in writing by Buyer), Buyer shall be deemed to have simultaneously released its security interest in such Purchased Mortgage Loan and that portion of the Collateral specifically related to such Purchased Mortgage Loan (and not applicable to other Purchased Mortgage Loans), shall authorize Custodian, in accordance with the terms of the Custodial Agreement, to release to Seller the Mortgage Loan Documents for such Purchased Mortgage Loan and, to the extent any UCC financing statement filed against Seller specifically identifies such Purchased Mortgage Loan, Buyer shall deliver an amendment thereto or termination thereof evidencing the release of such Purchased Mortgage Loan from Buyer’s security interest therein. Any such transfer or release shall be without recourse to Buyer and without representation or warranty by Buyer, except that Buyer shall represent to Seller, to the extent that good title was transferred and assigned by Seller to Buyer hereunder on the related Purchase Date(s), that Buyer is the sole owner of such Purchased Mortgage Loan, free and clear of any other interests or liens caused, directly or indirectly, by Buyer’s actions or inactions.
(i)    At the written request of Seller delivered to Buyer no sooner than ninety (90) days, and no later than thirty (30) days, before the Initial Facility Expiration Date or the First Extended Facility Expiration Date (defined below), as applicable, Seller shall have two (2) options to extend the Initial Facility Expiration Date, the first for an additional one (1) year term (the “First Extension Period”) ending on the July 31, 2020 (the “First Extended Facility Expiration Date”) and the second for an additional one (1) year term (the “Second Extension Period”) ending on July 31, 2021 (the “Second Extended Facility Expiration Date” and, together with the First Extended Facility Termination Date, the “Extended Facility Expiration Date”). The extension of the Initial Facility Expiration Date and First Extended Facility Expiration Date, as applicable shall be subject to the following conditions precedent: (a) no Default or Event of Default exists on the date of the request to extend Initial Facility Expiration Date or First Extended Facility Expiration Date, as applicable, (b) Seller shall have made a timely request to extend the Initial Facility Expiration Date or First Extended Facility Expiration Date, as applicable, (c) Seller shall have paid to Buyer the Extension Fee on or before the Initial Facility Expiration Date, or First Extended Facility Expiration Date, as applicable, (d) no Purchased Mortgage Loan Credit Event shall occur upon the Initial Facility Expiration Date or First Extended Facility Expiration Date, as applicable (based on the most recently delivered officer’s certificate pursuant to Section 11(k)(v)); (e) Seller and Guarantor are then, and will be on the first day of the First Extension Period and Second Extension Period, as applicable, in compliance with all covenants under this Agreement and the other Transaction Documents; (f) Buyer’s receipt of an officer’s certificate from Seller signed by a duly appointed officer of Seller (1) certifying as to the matters contained in clauses (d) and (e) above and (2) certifying that, before and after giving effect to such extension, the representations and warranties of Seller contained in Article 9 of this Agreement and the other Transaction Documents are true and correct on and as of the Initial Facility Expiration Date and First Extended Facility Expiration Date, as applicable, and (g) Buyer’s receipt of an officer’s certificate from Guarantor signed by a duly appointed officer of Guarantor (1) certifying as to the matters contained in cause (e) above, including Article 5 of the Guaranty and (2) certifying that, before and after giving effect to such extension, the representations and warranties of Guarantor contained in Article 11 of the Guaranty are true and correct on and as of the Initial Facility Expiration Date and First Extended Facility Expiration Date, as applicable. Notwithstanding the foregoing to the contrary, if Buyer has agreed, in its sole discretion, to extend the Facility Expiration Date for a specific Purchased Mortgage Loan and the Facility Amount

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associated with it to accommodate such Purchased Mortgage Loan (as set forth in the Confirmation with respect to such Purchased Mortgage Loan) then the First Extended Facility Expiration Date and Second Extended Facility Expiration Date shall be extended accordingly only for the specific Purchased Mortgage Loan set forth in the Confirmation, provided (1) Seller exercises the option to extend the Initial Facility Expiration Date and First Extended Facility Expiration Date and (2) the conditions to extension as set forth in this Section 3(i) are satisfied.
(j)    In connection with a prepayment in full of such Purchased Mortgage Loan by any Mortgagor, Seller shall cause the related Mortgagor to make the related prepayment directly to the Cash Management Account, and not to the Servicer; provided, however, such prepayment in full may first be deposited into the Servicer Account so long as such prepayment amount remaining after the Servicer retains its fees and expenses permitted under the Servicing Agreement is deposited into the Cash Management Account on the date of such prepayment or on the next Business Day if such payment is made after 2 p.m. CT (provided that, in all cases, Buyer’s interest in such Purchased Mortgage Loan shall not be released until such payment is made to the Cash Management Account). Upon such remittance, Buyer shall, without any further action being necessary, release such Mortgaged Property from the lien of the Mortgage Loan Agreement and execute and deliver a Request for Release with respect to such Mortgaged Property to release such Mortgage Loan Documents in the possession of the Custodian as may be necessary to effect the release of such Mortgaged Property from the lien created under the Mortgage Loan Documents. Amounts received pursuant to this Section 3(j) shall be applied in accordance with Section 5(d) or (e), as applicable.
(k)    On any Business Day after an Initial Purchase Date with respect to a Purchased Mortgage Loan, Seller may submit a Subsequent Purchase Request to Buyer in the form attached hereto as Exhibit VII, and Buyer shall, deposit Dollars in the Funding Account in an amount equal to the Subsequent Purchase Price within ten (10) Business Days of satisfaction or waiver (in writing) of the following conditions precedent (each, a “Subsequent Purchase”):
(i)    the Initial Purchase Price plus the sum of the Subsequent Purchase Prices for such Purchased Mortgage Loan (including the Subsequent Purchase Price related to such Subsequent Purchase Request) as reflected on the related Subsequent Purchase Request shall not exceed the Maximum Repurchase Price for such Purchased Mortgage Loan;
(ii)    no Event of Default or Margin Deficit under this Agreement shall have occurred and be continuing as of the Subsequent Purchase Date or would result from such Subsequent Purchase;
(iii)    the representations and warranties made by Seller in any of the Transaction Documents shall be true and correct in all material respects as of the Subsequent Purchase Date except to the extent that such representations and warranties (x) specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, or (y) are already qualified by materiality, in which case such representations and warranties shall be true and correct in all respects;
(iv)    the covenants set forth in Sections 4(a) – (c) remain satisfied after taking into account such Subsequent Purchase, and Seller and Guarantor remain in compliance with all

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covenants under this Agreement and the other Transaction Documents, including Section 5 of the Guaranty;
(v)    the amount owed under the related Mortgage Note shall increase as a result of the related Subsequent Advance;
(vi)    Seller has delivered an officer’s certificate signed by a duly appointed officer of Seller certifying (a) the Subsequent Advance is made in accordance with the terms of the related Mortgage Loan Documents, (b) that Seller has made a Subsequent Advance to, at the direction or for the benefit of, the related Mortgagor, (c) the amount of such Subsequent Advance made, (d) that all conditions precedent to the making of such Subsequent Advance as set forth in the related Mortgage Loan Documents have been satisfied (without giving effect to any modification, waiver or indulgence that may be consented to, granted or made by Seller), together with evidence supporting compliance with such conditions precedent, to Buyer’s reasonable satisfaction and (e) that, before and after giving effect to such Subsequent Purchase, the representations and warranties of Seller contained in Article 9 of this Agreement and the other Transaction Documents are true and correct on and as of such date except to the extent that such representations and warranties (x) specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, or (y) are already qualified by materiality, in which case such representations and warranties shall be true and correct in all respects; and
(vii)    Seller shall have paid to Buyer all reasonable, out-of-pocket costs and expenses incurred by Buyer, including reasonable attorney’s fees, in connection with the related Subsequent Advance.
For the avoidance of doubt, Seller hereby acknowledges and agrees that Buyer shall have no liability or obligation whatsoever to make any Subsequent Purchase related to any future or subsequent advances under the Mortgage Loan Documents for any Purchased Mortgage Loan, and that the obligations of Buyer to make any Subsequent Purchase hereunder in connection with such future funding obligations are pursuant to and set forth in this Agreement only (i.e., in no event shall Buyer be bound by or liable under the Mortgage Loan Documents for any Purchased Mortgage Loan).

(l)    On any Business Day, but no more than once in any calendar quarter, Seller may request in writing to Buyer that the Facility Amount be permanently reduced by an amount not less than $1,000,000 (unless such request is made in connection with the release of a Mortgaged Property pursuant to Section 3(k) above, in which case the foregoing limitations shall not apply) (the “Facility Reduction Amount”). The Facility Amount will be deemed permanently reduced by the Facility Reduction Amount on the later to occur of (i) the next succeeding Business Day or the future date reflected in such request (or if such date is not a Business Day, the next succeeding Business Day) and (ii) the Business Day upon which the Maximum Repurchase Price for all outstanding Transactions (less any reductions in the Repurchase Price for any such Transactions resulting from amounts paid by Seller to Buyer, or Income received by Buyer from the Depository pursuant to Section 5 hereof, on or prior to the date of such determination on account of the Repurchase Price

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for such Purchased Mortgage Loan) has been reduced to the new Facility Amount, which shall be effected by Seller’s prepayment of a portion of the Repurchase Price for one or more Purchased Mortgage Loan (chosen by Buyer in its sole discretion). The Facility Expiration Date shall occur upon the date that the Facility Amount has been reduced to $0.

4.	FACILITY FINANCIAL COVENANTS, REBALANCING
(a)    If at any time a Purchased Mortgage Loan Credit Event has occurred that results in a Margin Deficit, then Buyer may by notice to Seller (a “Margin Call”) require Seller to either (at the option of Seller): (i) repurchase the applicable Purchased Mortgage Loan or (ii) transfer to Buyer (x) cash or (y) additional collateral acceptable to Buyer, in its sole and absolute discretion, so that following such repurchase or transfer a Margin Deficit no longer exists. Any Eligible Mortgage Loan transferred as additional collateral shall be a Purchased Mortgaged Loan and shall have a Purchase Price (and other parameters set forth on the related Confirmation) as determined by Buyer in its sole and absolute discretion on the date of transfer. Failure to cure any Margin Deficit as required by the preceding sentence prior to expiration of the time period set forth in Section 4(b) below shall constitute an Event of Default and shall entitle Buyer to exercise its remedies under Section 14 of this Agreement (including the liquidation remedy provided for in Section 14(iv) of this Agreement).
(b)     If any Margin Call is given by Buyer under Section 4(a) of this Agreement at or prior to the Margin Notice Deadline on any Business Day, the Seller shall transfer Dollars as provided in Section 4(a) by no later than 5:00 p.m. CST on the date that is the fifth (5th) Business Day following the Business Day on which the Margin Call is given (unless the related Margin Deficit is less than $500,000, in which case the Seller shall make such transfer no later than 5:00 p.m. CST on the date that is the thirtieth (30th) calendar day following the Business Day on which the Margin Call is given, unless such Margin Call is sooner satisfied through operation of Section 5(d)). If any Margin Call is given by Buyer under Section 4(a) of this Agreement after the Margin Notice Deadline on any Business Day, the Seller shall transfer Dollars as provided in Section 4(a) by no later than 9:30 a.m. CST on the date that is the sixth (6th) Business Day following the Business Day on which the Margin Call is given (unless the related Margin Deficit is less than $500,000, in which case the Seller shall make such transfer no later than 5:00 p.m. CST on the date that is the thirtieth (30th) calendar day following the Business Day on which the Margin Call is given, unless such Margin Call is sooner satisfied through operation of Section 5(d)). The failure of Buyer on any one or more occasions to exercise its rights under Section 4(a) of this Agreement shall not change or alter the terms and conditions to which this Agreement is subject or limit the right of Buyer or Seller to do so at a later date. Buyer and Seller agree that any failure or delay by Buyer to exercise its rights under Section 4(a) of this Agreement shall not limit such party’s rights under this Agreement or otherwise existing by law or in any way create additional rights for such party.
(c)    Any cash transferred to Buyer pursuant to Section 4(a) of this Agreement with respect to any Purchased Mortgage Loan shall be applied to reduce the Repurchase Price of the Purchased Mortgage Loan giving rise to the Margin Deficit until it no longer exists.

5.	CASH MANAGEMENT ACCOUNT; SERVICING DIRECTION; MONTHLY DISTRIBUTIONS

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(a)    The Cash Management Account shall be established at the Depository concurrently with the execution and delivery of this Agreement by Seller and Buyer. Buyer shall have sole dominion and control (including “control” within the meaning of Section 9-104(a) of the UCC) over the Cash Management Account. Amounts on deposit in the Cash Management Account shall be remitted by the Depository in accordance with the applicable provisions of this Section 5.
(b)    All Income in respect of the Purchased Mortgage Loans as well as any interest received from the reinvestment of such Income, shall be collected by the Servicer and deposited into the Servicer Account in accordance with the Servicing Agreement or deposited directly into the Cash Management Account within two (2) Business Days of receipt. On or prior to the second Business Day immediately preceding each Remittance Date, Servicer shall transfer all Income then on deposit in the Servicer Account to the Cash Management Account (less amounts permitted to be withheld or re-directed by Servicer under the Servicing Agreement). If a Mortgagor forwards any Income with respect to a Purchased Mortgage Loan to Seller rather than directly to the Servicer, Seller shall (i) use commercially reasonable efforts to cause such Mortgagor to forward any future payments directly to the Servicer and (ii) promptly, but in any case within two (2) Business Days of receipt, forward such payment to the Servicer or deposit any such amounts into the Cash Management Account.
(c)    On each Remittance Date, Seller shall pay to Buyer an amount equal to the Price Differential that has accrued during the related Pricing Rate Period for the related Transactions to the extent not previously paid to Buyer (including pursuant to the waterfall provisions of this Section 5).
(d)    So long as no Default or Event of Default shall have occurred and be continuing, all Income received by the Depository in respect of the Purchased Mortgage Loan and the related Hedging Transactions during each Collection Period shall be applied by the Depository at the direction of Buyer on the related Remittance Date as follows:
(i)    first, to remit to Buyer an amount equal to the Price Differential which has accrued and is outstanding in respect of all of the Purchased Mortgage Loans as of such Remittance Date;
(ii)    second, to remit to Buyer an amount equal to any and all fees, costs and expenses, including, but not limited to, reasonable attorneys’ fees and expenses and enforcement costs, due and owing by Seller to Buyer (or any other Indemnified Party) under the Transaction Documents as of such Remittance Date;
(iii)    third, to remit to Buyer (A) its proportionate share of any Principal Payment received with respect to a Purchased Mortgage Loan, in an amount equal to the product of (x) the amount of such Principal Payment received and (y) the Purchase Price Percentage or (B) if such Principal Payment reduces the Mortgagor’s obligation under the Mortgage Note to $0, the Repurchase Price of the related Purchased Mortgage Loan;
(iv)    fourth, if a Margin Deficit exists with respect to any Purchased Mortgage Loan, to remit to Buyer an amount sufficient to eliminate such outstanding Margin Deficit

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(without limiting Seller’s obligation, if any, to satisfy a Margin Deficit in a timely manner as required pursuant to Section 4);
(v)    fifth, [reserved];
(vi)    sixth, to remit to Buyer to pay in full any other outstanding obligation of Seller then due and payable to Buyer or its Affiliates under this Agreement; and
(vii)    seventh, all remaining Income shall be remitted to Seller.
Notwithstanding the above, to the extent a Principal Payment on a Purchased Mortgage Loan in excess of $1,000,000 on any date is received in the Cash Management Account (other than a Principal Payment of the type described in Section 3(h) as to which no minimum amount shall apply), the Buyer shall direct the Depository to distribute such amount on the Business Day immediately succeeding notice to Buyer from Seller of deposit in immediately available funds of such amount in the Cash Management Account, as follows:
(i)    first, to remit to Buyer, Custodian or Depository to pay in full any obligations of Seller to Buyer, Custodian or Depository under this Agreement or any other Transaction Document that was not paid when due on any prior Remittance Date;
(ii)    second, if a Margin Deficit exists or would, upon the occurrence of such Principal Payment, exist with respect to any Purchased Mortgage Loan, including the Purchased Mortgage Loan that is the subject of such Principal Payment, to remit to Buyer an amount sufficient to eliminate such outstanding Margin Deficit (without limiting Seller’s obligation to satisfy a Margin Deficit in a timely manner as required pursuant to Section 4);
(iii)    third, to remit to Buyer (A) its proportionate share of such Principal Payment, in an amount equal to the product of (x) the amount of such Principal Payment received and (y) the Purchase Price Percentage or (B) if such Principal Payment reduces the Mortgagor’s obligation under the Mortgage Note to $0, the Repurchase Price for the related Purchased Mortgage Loan; and.
(iv)    fourth, all remaining amounts shall be remitted to Seller.
(e)    If a Default or Event of Default shall have occurred and be continuing, all Income received by the Depository in respect of the Purchased Mortgage Loan and the associated Hedging Transactions shall be applied by the Depository on the Business Day next following the Business Day on which such funds are deposited in the Cash Management Account as follows (provided that Buyer may change the order and manner of any such application from time to time in Buyer’s sole and absolute discretion):
(i)    first, to remit to Buyer an amount equal to the Price Differential that has accrued and is outstanding in respect of all of the Purchased Mortgage Loans as of such Remittance Date;

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(ii)    second, to remit to Buyer an amount equal to any and all fees, costs and expenses, including, but not limited to, reasonable attorneys’ fees and expenses and enforcement costs, due and owing by Seller to Buyer (or any other Indemnified Party) under the Transaction Documents as of such Remittance Date;
(iii)    third, to remit to Depository and Custodian an amount equal to the depository and custodial fees due and payable as of such Remittance Date;
(iv)    fourth, to remit to Buyer an amount equal to the aggregate Repurchase Price of all Purchased Mortgage Loans (to be applied in reduction of the aggregate Repurchase Price in such amounts, order and manner as determined by Buyer, until such Repurchase Price has been reduced to zero (0)); and
(v)    fifth, to remit to Buyer or its Affiliates to pay in full any other outstanding obligation of Seller to Buyer or its Affiliates under the Transaction Documents; and
(vi)    sixth, to remit to Seller the remainder.
(f)    Buyer is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all amounts held by Buyer or any Affiliate of Buyer and any other obligations at any time owing by Buyer or an Affiliate of Buyer to or for the credit or the account of Seller against any of or all the obligations of Seller now or hereafter existing under this Agreement irrespective of whether or not Buyer shall have made any demand under this Agreement (and without prior notice to Seller), whereupon such obligations owing by Buyer or its Affiliates to Seller shall, to the extent (and only to the extent) of such set off actually made by Buyer, be discharged. The rights of Buyer under this Section 5(f) are in addition to other rights and remedies (including other rights of setoff) that Buyer may have.
(g)    At the end of each Collection Period and prior to the Remittance Date for such Collection Period, Seller shall provide (or shall cause Servicer to provide) to Buyer a statement and analysis of all Income for such period, indicating the Purchased Mortgage Loans to which each element of Income relates and the amounts constituting interest on each Purchased Mortgage Loan, Principal Payments on each Purchased Mortgage Loan with respect to each Purchased Mortgage Loan and other Income.

6.	PRECAUTIONARY SECURITY INTEREST
(a)    Buyer and Seller intend that all Transactions hereunder be one or more sales or other absolute Conveyances to Buyer of the Purchased Mortgage Loans and not a loan or loans from Buyer to Seller secured by the Purchased Mortgage Loan. However to protect and preserve Buyer’s rights with respect to the Purchased Mortgage Loan, including any Conveyance thereof pursuant to the Mortgage Loan Purchase Documents, in the event any such Transaction is deemed to be other than a sale or other absolute Conveyance, Seller hereby pledges all of its right, title, and interest in, to and under and grants a first priority lien on, and security interest in and right of set-off against, all of the property of Seller, including the following property and any and all interests of Seller

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therein, whether now owned or hereafter acquired, now existing or hereafter created and wherever located (collectively, together with the Cash Management Account, the “Collateral”) to Buyer to secure the payment and performance of all amounts or obligations owing to Buyer pursuant to this Agreement and the other Transaction Documents (including the obligation of Seller to pay the Repurchase Price, or if the Transactions are recharacterized as loans, to repay such loans for the Repurchase Price):
(i)    the Purchased Mortgage Loans and the Mortgage Loan Documents and the Mortgage Loan File related thereto, including all files, documents, instruments, surveys, certificates, correspondence, appraisals, computer programs, computer storage media, accounting records and other books and records relating thereto, all Servicing Rights, all “securities accounts” (as defined in Section 8-501 (a) of the UCC) to which any or all of the Purchased Mortgage Loan or any proceeds that are credited and all “securities entitlements” (as defined in Section 8-102(a)(17) of the UCC) therein;
(ii)    the Servicing Agreements, Servicing Records, insurance relating to the Purchased Mortgage Loan, and all “deposit accounts” (as defined in the UCC, including, collection and escrow accounts) and securities accounts relating to the Purchased Mortgage Loan;
(iii)    all of Seller’s right, title and interest in, to and under the Mortgage Loan Purchase Documents;
(iv)    all Hedging Transactions and all agreements, instruments and other documents evidencing and/or securing all Hedging Transactions;
(v)    all “general intangibles” (including “payment intangibles”), “accounts,” “chattel paper,” “investment property,” “documents” and “instruments” as defined in the UCC relating to or constituting any and all of the foregoing;
(vi)    all “supporting obligations” and “letter of credit rights” as defined in the UCC relating to or constituting any and all of the foregoing; and
(vii)    all replacements, substitutions or distributions on or proceeds, payments, Income and profits of, tort claims, insurance claims and other rights to payments, and records (but excluding any financial models or other proprietary information) and files relating to any and all of any of the foregoing.
(b)    Seller hereby pledges all of its right, title, and interest in, to and under and grants a first priority lien on, and security interest in and right of set-off against, all of its right, title and interest, in, to and under the Cash Management Account, to Buyer to secure the payment and performance of all amounts or obligations owing to Buyer pursuant to this Agreement, each of the Transactions and the other Transaction Documents (including the obligation of Seller to pay the Repurchase Price, or if the Transactions are recharacterized as loans, to repay such loans for the Repurchase Price).

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(c)    Buyer’s security interest in a Purchased Mortgage Loan, or the Collateral as a whole, shall terminate only upon (i) in the case of an individual Purchased Mortgage Loan, the repurchase or other release thereof in accordance with the terms of this Agreement and (ii) in the case of the Collateral as a whole, the repayment in full of all amounts payable to Buyer and termination of Seller’s obligations under this Agreement and the documents delivered in connection herewith and therewith. For purposes of the grant of the security interest pursuant to this Article 6, this Agreement shall be deemed to constitute a security agreement under the New York Uniform Commercial Code (the “UCC”) and the Uniform Commercial Code as in effect in any other applicable jurisdiction. In furtherance of the foregoing, (a) Seller, at its sole cost and expense, shall cause to be filed in such locations as may be necessary to perfect and maintain perfection and priority of the security interest granted hereby, UCC financing statements and continuation statements (collectively, the “Filings”), and shall forward copies of such Filings to Buyer upon completion thereof, (b) Seller shall from time to time take such further actions as may be reasonably requested by Buyer to maintain and continue the perfection and priority of the security interest granted hereby (including marking its records and files to evidence the interests granted to Buyer hereunder), it being agreed that Seller shall pay any and all fees required in connection therewith, and (c) Seller hereby authorizes Buyer, at Seller’s cost and expense, to prepare and file any and all Filings, which such Filings may include a collateral description of “all assets of the debtor” or a similarly generic collateral description. In addition, Seller hereby authorizes Buyer to make Filings, at the sole cost and expense of Seller, in such locations as Buyer may determine to be necessary or advisable to perfect and maintain priority of the security interest granted hereby.
(d)    If any Event of Default occurs and is continuing, (a) Buyer shall have all of the rights and remedies provided to a secured party by Requirements of Law (including the rights and remedies of a secured party under the UCC and the right to set off any mutual debt and claim) and under any other agreement between Buyer and Seller, (b) without limiting the generality of the foregoing, Buyer shall be entitled to set off the proceeds of the liquidation of the Purchased Mortgage Loans against all of the Facility Obligations, without prejudice to Buyer’s right to recover any deficiency, (d) the possession by Buyer or any of its agents, including Custodian, of the Mortgage Loan Documents, the Purchased Mortgage Loans and such other items of property as constitute instruments, money, negotiable documents, securities or chattel paper shall be deemed to be possession by the secured party for purposes of perfecting such security interest under the UCC and Requirements of Law, and (e) notifications to Persons (other than Buyer) holding such property, and acknowledgments, receipts or confirmations from Persons (other than Buyer) holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents of the secured party for the purpose of perfecting such security interest under the UCC and Requirements of Law. The assignment, pledge and grant of security interest contained herein shall be, and Seller hereby represents and warrants to Buyer that it is, a first priority perfected security interest. For the avoidance of doubt, (x) each Purchased Mortgage Loan secures the Facility Obligations with respect to all other Transactions and all other Purchased Mortgage Loans, including any Purchased Mortgage Loans that are junior in priority to the Purchased Mortgage Loan in question, and (y) if an Event of Default exists, no Purchased Mortgage Loans relating to a Purchased Mortgage Loans will be released from Buyer’s lien or transferred to Seller until the Facility Obligations are indefeasibly paid in full (unless required by

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the terms of the Mortgage Loan Documents). Notwithstanding the foregoing, the Facility Obligations shall be full recourse to Seller.
(e)    The grant of a security interest under this Article 6 shall not constitute or result in the creation or assumption by Buyer of any obligation of Seller or any other Person in connection with any of the Purchased Mortgage Loans, whether or not Buyer exercises any right with respect thereto. Seller shall remain liable under the Purchased Mortgage Loans and Mortgage Loan Documents to perform all of Seller’s duties and obligations thereunder to the same extent as if the Transaction Documents had not been executed.
(f)    Seller agrees, to the extent permitted by Requirements of Law, that neither it nor anyone claiming through or under it will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension or redemption law now or hereafter in force in any locality where the Purchased Mortgage Loan or any Mortgaged Property may be situated in order to prevent, hinder or delay the enforcement or foreclosure of this Agreement, or the absolute sale of any of the Purchased Mortgage Loans, or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereof, and Seller, for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may be lawful so to do, the benefit of all such laws and any and all right to have any of the properties or assets constituting the Purchased Mortgage Loans marshaled upon any such sale, and agrees that Buyer or any court having jurisdiction to foreclose the security interests granted in this Agreement may sell the Purchased Mortgage Loans as an entirety or in such parcels as Buyer or such court may determine.

7.	PAYMENT, TRANSFER AND CUSTODY
(a)    On the Initial Purchase Date for each Transaction, ownership of the related Purchased Mortgage Loan shall be transferred to Buyer against Buyer’s simultaneous transfer of the Initial Purchase Price to the Funding Account. On each Subsequent Purchase Date, as part of the same Transaction that occurred on the Initial Purchase Date, Buyer will purchase the related increase in the related Mortgage Note resulting from Seller’s Subsequent Advance to or for the benefit of the related Mortgagor, subject to the terms and conditions of Section 3(k).
(b)    With respect to each Table Funded Purchased Mortgaged Loan, on or before the Purchase Date therefor, Seller shall deliver or cause to be delivered to Buyer, by facsimile or electronic transmission (i.e. electronic mail), a fully executed and completed copy of each of the following documents:
(i)    the Mortgage Note;
(ii)    each Mortgage;
(iii)    the Mortgage Loan Agreement;
(iv)    any guarantee executed in connection with such Purchased Mortgage Loan;

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(v)    the attorney’s opinion of title and abstract of title or the original mortgagee title insurance policy, or if the original mortgagee title insurance policy has not been issued, a copy of the irrevocable marked commitment to issue the same;
(vi)    an Assignment of Mortgage for each related Mortgage executed by Seller in blank, together with all intervening Assignments of Mortgage executed in connection with such Purchased Mortgage Loan reflecting a complete, unbroken chain of assignment from the Originator to Seller;
(vii)    an allonge to the Mortgage Note executed by Seller and payable to _______, together with all intervening allonges to the Mortgage Note executed in connection with such Purchased Mortgage Loan reflecting a complete, unbroken chain of endorsement from the Originator to Seller;
(viii)    an assignment of Assignment of Leases (if any such item is a document separate from the Mortgage) executed by Seller in blank, together with all intervening assignment of Assignment of Leases executed in connection with such Purchased Mortgage Loan reflecting a complete, unbroken chain of assignment from the Originator to Seller;
(ix)    a General Assignment in blank of all other agreements and instruments relating to such Purchased Mortgage Loan (including any interest rate protection agreements relating to Hedging Transactions), together with all intervening assignments of all other agreements and instruments relating to such Purchased Mortgage Loan reflecting a complete, unbroken chain of assignment from the Originator to Seller;
(x)    a Bailee Agreement; and
(xi)    a Table Funded Trust Receipt, together with such other evidence as is satisfactory to Buyer in its sole and absolute discretion that all documents necessary to effect the transfer of such Purchased Mortgage Loan to Buyer have been delivered to the Person issuing such Table Funded Trust Receipt.
No later than three (3) Business Days following the Purchase Date for any Table Funded Purchased Mortgage Loan, Seller shall deliver or cause to be delivered and released to Custodian, all of the documents described in Section 7(c) of this Agreement for the Table Funded Purchased Mortgage Loan. Seller and Buyer hereby agree that if Seller fails to deliver or cause to be delivered to the Custodian all the documents comprising the Mortgage Loan File for Table Funded Purchased Mortgage Loan within three (3) Business Days of the related Purchase Date, such third (3rd) Business Day after the related Purchase Date shall be the Repurchase Date and Seller shall repurchase the Purchased Mortgage Loan on such date at the Repurchase Price.
(c)    For each Purchased Mortgage Loan that is not a Table Funded Purchased Mortgage Loan, no later than 1:00 p.m. at least one (1) Business Day for any single Purchased Mortgage Loan and two (2) Business Days for more than one (1) but less than twenty (20) Purchased Mortgage Loans, prior to the related Initial Purchase Date, Seller shall deliver or cause to be delivered to Buyer or its designee (i) , the information contained on Appendix I to the Confirmation, (ii) a

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Mortgage Loan File Checklist and (iii) a Custodial Delivery together with the following documents (collectively, “Mortgage Loan File”), each of which shall be an original, fully executed, counterpart (unless otherwise noted below or otherwise acknowledged and accepted by Buyer as a copy), pertaining to each of the Purchased Mortgage Loans identified in the Custodial Delivery delivered therewith:
(i)    The Mortgage Note bearing all intervening endorsements, endorsed “Pay to the order of ______ without recourse” and signed in the name of Seller by an authorized Person, and further reflecting a complete, unbroken chain of endorsement from the Originator to Seller;
(ii)    an original or a copy of the Mortgage, together with, if applicable, originals or copies of any intervening assignments thereof reflecting a complete, unbroken chain of assignment from the Originatord to Seller, in each case (unless the particular item has been delivered to but not returned from the applicable recording office) with evidence of recording thereon;
(iii)    the original or a copy of any related Assignment of Leases and Rents (if any such item is a document separate from the Mortgage) and, if applicable, the originals or copies of any intervening assignments thereof reflecting a complete, unbroken chain of assignment from the Originator to Seller, in each case (unless the particular item has been delivered to but not returned from the applicable recording office) with evidence of recording thereon;
(iv)    an (A) Assignment of Mortgage and (B) assignment of any related Assignment of Leases and Rents (if such item is a document separate from the Mortgage), in each case, executed by Seller in blank and in recordable form;
(v)    (A) copies (with evidence of filing thereon) of any prior effective UCC financing statements in favor of the Originator of such Mortgage Loan or in favor of any assignee thereof prior to and including Seller and (B) a UCC financing statement assignment thereof in blank;
(vi)    the original or a copy of the policy or certificate of lender’s title insurance issued in connection with such Mortgage Loan (or, if the policy has not yet been issued, an original or copy of a written commitment “marked-up” at the closing of such Mortgage Loan, interim binder or the pro forma title insurance policy, in each case evidencing a binding commitment to issue such policy);
(vii)    a copy of a current (certified within 60 days of the closing of such Mortgage Loan) Survey;
(viii)    an original or a copy of any related security agreement (if such item is a document separate from the Mortgage) and an assignment of any related security agreement (if such item is a document separate from the Mortgage and has been recorded) executed by Seller, in blank and, if applicable, in recordable form, which assignment may (in any

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case) be included as part of the corresponding Assignment of Mortgage referred to in clause (iv) hereof;
(ix)    originals or copies of any assumption, modification, written assurance, consolidation, extension and substitution agreements, if any, with, if applicable, evidence of recording thereon, together with any assignments thereof reflecting a complete, unbroken chain of assignment from Originator to Seller, in each case (unless the particular item has been delivered to but not returned from the applicable recording office) with evidence of recording thereon, and an assignment thereof executed by Seller in blank and in recordable form;
(x)    any documents not otherwise described in the preceding clauses of this definition relating to, evidencing or constituting additional collateral, if any;
(xi)    an original or copy of the related guaranty of payment under such Mortgage Loan, if any;
(xii)    an original or a copy of each lock box agreement, deposit account control agreement or cash management agreement relating to such Mortgage Loan, if any;
(xiii)    an original or a copy of the environmental indemnity from the related Mortgagor or other party, if any;
(xiv)    an original or a copy of any intercreditor agreement or similar agreement relating to such Mortgage Loan;
(xv)    an original or a copy of any management agreement with respect to the related Mortgaged Property if the manager thereunder is not an Affiliate of the Mortgagor;
(xvi)    an original or a copy of any master operating lease with respect to the related Mortgaged Property;
(xvii)    if the related Mortgaged Property is a hospitality property that is subject to a franchise, management or similar arrangement, (a) a copy of any franchise, management or similar agreement and (b) a signed copy of any estoppel certificate or comfort letter delivered by the franchisor or similar person for the benefit of the holder of such Mortgage Loan in connection with the origination or acquisition of such Mortgage Loan, together with such instrument(s) of notice or transfer (if any) as are necessary to transfer or assign to Buyer the benefits of such estoppel certificate or comfort letter;
(xviii)    an original or copy of the Mortgage Loan Agreement;
(xix)    a General Assignment in blank of all other agreements and instruments relating to such Purchased Mortgage Loan (including any interest rate protection agreements relating to Hedging Transactions), together with all intervening assignments of all other agreements and instruments relating to such Purchased Mortgage Loan reflecting a complete, unbroken chain of assignment from the Originator to Seller

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(xx)    an original or copy of the disbursement letter from the Mortgagor to the Originator (if any);
(xxi)    an original or copy of the Mortgagor’s opinion of counsel (if any);
(xxii)    assignments of permits, contracts and agreements (if any);
(xxiii)    assignments of any interest rate cap agreement or other interest rate protection agreement entered into by the Mortgagor or its affiliates, with the counterparty’s written consent to such assignment (and further assignment to Originator’s assignees) and agreement to make all payments thereunder to the Originator and its assignees;
(xxiv)    the original or copy of any participation agreement and/or servicing agreement executed in connection with such Mortgage Loan;
(xxv)    an original or copy of any Insurance Policy or certificates;
(xxvi)     an original or copy of an assignment of permits, contracts and agreements (if any);
(xxvii)    an original or copy of any environmental site assessment, appraisal and property condition report;
(xxviii)     if the related Mortgagor’s interest in the Mortgaged Property is a leasehold estate, the originals of ground lease estoppel(s) (and similar agreements), with true and correct copies of the ground lease, together with all amendments and modifications thereof and other agreements between ground lessor and lessee, attached thereto (and, if recorded, with evidence of recording thereon, unless the original document has been sent for recording but has not been returned by the applicable recording office), any memorandum of ground lease, all amendments and modifications thereof (and, if recorded, with evidence of recording thereon, unless the original document has been sent for recording but has not been returned by the applicable recording office) and all other agreements with the ground lessor and any lender to the ground lessor;
(xxix)    if any of the related Mortgaged Properties are a condominium:
(A)    a copy of the declaration of condominium;
(B)    copies of the governing documents of the condominium association;
(C)    a copy of the plat or map establishing or depicting the condominium;
(D)    a copy of the condominium endorsement to the title policy; and

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(E)    such other documents, instruments and agreements as Buyer may require in its discretion;
(xxx)    if applicable, the originals or copies of any other agreements, documents and/or certificates executed in connection with the Purchased Mortgage Loan or identified on any closing checklist, closing index or the Mortgage Loan File Checklist;
(xxxi)    the originals or copies of any additional documents and agreements required to be added to the Mortgage Loan File by Buyer or pursuant to this Agreement and the other Transaction Documents.
From time to time, but in no event later than three (3) Business Days following execution, Seller shall forward to the Custodian additional original documents or additional documents evidencing any assumption, modification, amendment, consolidation, extension substitution or restatement of or waiver or consent with respect to a Purchased Mortgage Loan approved in accordance with the terms of this Agreement, and upon receipt of any such documents and such other documents, the Custodian shall hold such documents and such other documents as Buyer shall request from time to time as part of the related Mortgage Loan File.
With respect to any Mortgage Loan Document that has been delivered or is being delivered to recording offices for recording or filing and has not been returned to Seller in time to permit delivery hereunder at the time and in the form required, in lieu of delivering such Mortgage Loan Document, Seller shall deliver to Custodian a true duplicate original thereof certified by Seller to be a true and correct copy of the original delivered to the appropriate recording office, and Seller shall deliver to Custodian such Mortgage Loan Document in the form required hereunder, together with any related policy of title insurance not previously delivered to Custodian (with evidence of recording or filing, as applicable, thereon or therein, as applicable), promptly after its receipt for inclusion in the Mortgage Loan File, and the delivery requirements of this Section 7(c) shall be deemed provisionally satisfied with respect to such Mortgage Loan Document. If the original or a copy of any such Mortgage Loan Document that is required to bear evidence of recording or filing cannot be delivered with evidence of recording or filing thereon on or prior to the 90th day following the related Purchase Date (or such later date, not to exceed 12 months after such Purchase Date) because of a delay caused by the public recording office where such original Mortgage Loan Document has been delivered for recordation or filing, then the delivery requirements of this Section 7(c) shall be deemed provisionally satisfied if, a certificate of an authorized officer of Seller or a statement from the title agent delivered to Buyer and Custodian to the effect that such original Mortgage Loan Document has been sent to the appropriate public recording official for recordation or filing and detailing any communications with the recording office or actions taken by Seller (or by others on its behalf) to consummate such recordation or filing. Seller shall, until the recorded or filed Mortgage Loan Document in the form required hereunder has been received by the Custodian, deliver an officer’s certificate as described above on the 90th day following the related Purchase Date and every 90th day thereafter (or on the next succeeding Business Day if any such 90th day is not a Business Day). No Default or Event of Default shall occur as a result of the Seller’s failure to provide any such officer’s certificate unless Seller, after the earlier of actual knowledge by Seller

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or notice by Buyer that the provision of such officer’s certificate is past due, fails to deliver such officer’s certificate as provided herein within five (5) Business Days of such knowledge or notice.
With respect to all of the Purchased Mortgage Loans delivered by Seller to Buyer or its designee (including the Custodian), Seller shall execute an omnibus power of attorney substantially in the form of Exhibit V attached hereto irrevocably appointing Buyer its attorney-in-fact, which appointment is irrevocable and coupled with an interest, with full power following the occurrence and during the continuance of an Event of Default to (i) complete and record Assignments of Mortgage and other recordable Mortgage Loan Documents delivered “in blank”, (ii) complete endorsement of Mortgage Note delivered “in blank”, (iii) modify any other documents described in this Section 7(c) to the extent necessary to make them acceptable for recording or filing in the appropriate governmental recording office and (iv) take such other steps as may be necessary or desirable to enforce Buyer’s rights against such Purchased Mortgage Loans and the related Mortgage Loan Files and the Servicing Records and to create a first priority perfected security interest in favor of Buyer, as secured party, therein. Buyer shall deposit the Mortgage Loan Files representing the Purchased Mortgage Loans, or direct that the Mortgage Loan Files be deposited directly, with the Custodian. The Mortgage Loan Files shall be maintained in accordance with the Custodial Agreement. Any Mortgage Loan Document constituting part of the Mortgage Loan File not delivered to Buyer or its designee (including the Custodian) is and shall be held in trust by Seller or its designee for the benefit of Buyer as the owner thereof. Seller or its designee shall maintain a copy of the Mortgage Loan File. Any originals of the Mortgage Loan Documents that come into the possession of Seller or any Affiliate shall be forwarded by or at the direction of Buyer as promptly as possible to Custodian pursuant to a Custodial Delivery. The possession of a Mortgage Loan File by Seller or its designee is at the will of Buyer for the sole purpose of servicing the related Purchased Mortgage Loan, and such retention and possession by Seller or its designee is in a custodial capacity only. The books and records (including any computer records or tapes) of Seller or its designee shall be marked appropriately to reflect clearly the sale of the related Purchased Mortgage Loan to Buyer. Seller shall release its custody of the Mortgage Loan File to any Person other than the Custodian only in accordance with written instructions from Buyer.
Unless an Event of Default shall have occurred and be continuing, subject to Article 24, Seller (or, to the extent necessary, Buyer in accordance with Seller’s written instructions) shall exercise all voting and corporate rights with respect to the Purchased Mortgage Loans; provided, however, that Buyer shall not be required to follow Seller’s instructions concerning any vote or corporate right that constitutes a Material Purchased Mortgage Loan Modification if doing so would, in Buyer’s good faith business judgment, impair the Purchased Mortgage Loans or be inconsistent with or result in any violation of any provision of the Transaction Documents. Upon the occurrence and during the continuation of an Event of Default, Buyer shall be entitled to exercise all voting and corporate rights with respect to the Purchased Mortgage Loans without regard to Seller’s instructions.

8.	SALE, TRANSFER, HYPOTHECATION OR PLEDGE OF PURCHASED MORTGAGE LOANS

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(a)    Title to all Purchased Mortgage Loans, including the Servicing Rights related thereto, shall pass to Buyer on the applicable Purchase Date, and Buyer shall have free and unrestricted use of all Purchased Mortgage Loans subject to the terms of this Agreement. Nothing in this Agreement or any other Transaction Document shall preclude Buyer from engaging in repurchase transactions with the Purchased Mortgage Loans, or otherwise selling, transferring, pledging, repledging, hypothecating, or rehypothecating the Purchased Mortgage Loans (any of the foregoing, a “Secondary Market Transaction”), in each case to any Eligible Assignee, but no such transaction shall relieve Buyer of its obligations to transfer the Purchased Mortgage Loans to Seller pursuant to Article 3 of this Agreement or of Buyer’s obligation to credit or pay Income to, or apply Income to the obligations of, Seller pursuant to Article 5 hereof. Seller shall, at no additional expense to Seller, cooperate reasonably with Buyer to facilitate any Secondary Market Transaction, which cooperation shall continue until Seller’s obligations under this Agreement are indefeasibly repaid in full. Any Secondary Market Transaction shall not affect the aggregate Price Differential, Repurchase Date or other economic terms hereof and shall not materially increase or decrease the obligations and liabilities, or rights, of Seller hereunder.
(b)    Nothing contained in this Agreement or any other Transaction Document shall obligate Buyer to segregate any Purchased Mortgage Loans delivered to Buyer by Seller. Notwithstanding anything to the contrary in this Agreement or any other Transaction Document, no Purchased Mortgage Loan shall remain in the custody of Seller or any Affiliate of Seller (other than temporary custody to the extent provided in the Custodial Agreement).

9.	REPRESENTATIONS
(a)    Seller represents and warrants to Buyer on the date hereof and on each Purchase Date that (i) it is duly authorized to execute and deliver this Agreement, to enter into Transactions contemplated hereunder and to perform its obligations hereunder and under the other Transaction Documents to which it is a party and has taken all necessary action to authorize such execution, delivery and performance, (ii) it will engage in such Transactions as principal (or, if agreed in writing, in the form of an annex, schedule or exhibit hereto or otherwise, in advance of any Transaction by the other party hereto, as agent for a disclosed principal), (iii) the person signing this Agreement on its behalf is duly authorized to do so on its behalf (or on behalf of any such disclosed principal), (iv) it has obtained all authorizations of any governmental body required in connection with this Agreement and the Transactions hereunder and such authorizations are in full force and effect, and (v) the execution, delivery and performance of this Agreement, the other Transaction Documents to which it is a party and the Transactions will not violate any law, ordinance or rule applicable to it or its formation, organizational and other governing documents or any agreement by which it is bound or by which any of its assets are affected.
(b)    In addition to the representations and warranties appearing in subsection (a) above and elsewhere in this Agreement, Seller represents and warrants to Buyer that as of each Purchase Date for the purchase of any Purchased Mortgage Loans by Buyer from Seller and any Transaction thereunder and as of the date of this Agreement and, except as otherwise specified below, at all times while this Agreement and any Transaction thereunder is in full force and effect:

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(i)    Organization. Seller is duly formed, validly existing and in good standing under the laws and regulations of the state of Seller’s formation and is duly licensed, qualified, and in good standing in every state where such licensing or qualification is necessary for the transaction of Seller’s business except where the failure to satisfy any of the foregoing would not be reasonably likely to have a Material Adverse Change. Seller has the power to own and hold the assets it purports to own and hold, and to carry on its business as now being conducted and proposed to be conducted, and has the power to execute, deliver, and perform its obligations under this Agreement and the other Transaction Documents.
(ii)    Due Execution; Enforceability. The Transaction Documents have been duly executed and delivered by Seller, for good and valuable consideration. The Transaction Documents constitute the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms subject to bankruptcy, insolvency, and other limitations on creditors’ rights generally and to equitable principles.
(iii)    Non-Contravention. Neither the execution and delivery of the Transaction Documents, nor consummation by Seller of the transactions contemplated by the Transaction Documents (or any of them), nor compliance by Seller with the terms, conditions and provisions of the Transaction Documents (or any of them) will conflict with or result in a breach of any of the terms, conditions or provisions of (i) the formation, organizational or other governing documents of Seller, (ii) any contractual obligation to which Seller is now a party or the rights under which have been assigned to Seller or the obligations under which have been assumed by Seller or to which the assets of Seller are subject or constitute a default thereunder, or result thereunder in the creation or imposition of any lien upon any of the assets of Seller, other than pursuant to the Transaction Documents, (iii) any judgment or order, writ, injunction, decree or demand of any court applicable to Seller, or (iv) any applicable Requirement of Law, that, in the cases of clauses (ii) through (iv) above, could reasonably be expected to result in a Material Adverse Change. Seller has all necessary licenses, permits and other consents from Governmental Authorities necessary to acquire, own and sell the Purchased Mortgage Loans and for the performance of its obligations under the Transaction Documents.
(iv)    Litigation: Requirements of Law. As of the date hereof and each Purchase Date, there is no action, suit, proceeding, investigation, or arbitration pending or, to the knowledge of Seller, threatened against Seller or Guarantor or any of their respective assets that could reasonably be expected to result in a Material Adverse Change. Seller is in compliance in all material respects with all Requirements of Law. Seller is not in default in any material respect with respect to any judgment, order, writ, injunction, decree, rule or regulation of any arbitrator or Governmental Authority.
(v)    No Broker. Seller has not dealt with any broker, investment banker, agent, or other Person (other than Buyer or an Affiliate of Buyer) who may be entitled to any commission or compensation in connection with the sale of Purchased Mortgage Loans pursuant to any of the Transaction Documents.

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(vi)    Good Title to Purchased Mortgage Loans. Immediately prior to the purchase of any Purchased Mortgage Loans by Buyer from Seller, such Purchased Mortgage Loans are free and clear of any lien, encumbrance or impediment to transfer (including any “adverse claim” as defined in Section 8-102(a)(l) of the UCC), and Seller is the record and beneficial owner of and has good and marketable title to and the right to sell and transfer such Purchased Mortgage Loans to Buyer and, upon transfer of such Purchased Mortgage Loans to Buyer, Buyer shall be the owner of such Purchased Mortgage Loans free of any adverse claim subject to the rights of Seller pursuant to the terms of this Agreement. If, contrary to the intent of the parties hereto, any Transaction is recharacterized as a secured financing of the related Purchased Mortgage Loans, the provisions of this Agreement are effective to create in favor of Buyer a valid security interest in all rights, title and interest of Seller in, to and under the Collateral and Buyer shall have a valid, perfected first priority security interest in the Purchased Mortgage Loans.
(vii)    [Reserved].
(viii)    No Default. As of the date of this Agreement and each Purchase Date, no Default or Event of Default exists.
(ix)    Representations and Warranties Regarding Purchased Mortgage Loans; Delivery of Mortgage Loan File. Seller represents and warrants to Buyer that each Purchased Mortgage Loan sold in a Transaction hereunder, as of the related Initial Purchase Date for such Transaction, conforms to the applicable representations and warranties set forth in Exhibit VI attached hereto, except as disclosed to Buyer in writing prior to the related Initial Purchase Date for the Transaction in which such Purchased Mortgage Loan is purchased by Buyer and reflected in the related Confirmation. It is understood and agreed that the representations and warranties set forth in Exhibit VI hereto, if any, shall survive delivery of the respective Mortgage Loan File to Buyer or its designee (including the Custodian) to the extent permitted by applicable law. With respect to each Purchased Mortgage Loan, the Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered under this Agreement and the Custodial Agreement for such Purchased Mortgage Loan have been delivered to Buyer or the Custodian on its behalf. As of each Purchase Date, Seller or its designee is in possession of a complete, true and accurate Mortgage Loan File with respect to each Purchased Mortgage Loan, except for such documents the originals of which have been delivered to the Custodian.
(x)    Adequate Capitalization: No Fraudulent Transfer. As of the date hereof and after giving effect to each Transaction on each Purchase Date, Seller has adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations. As of the date hereof and after giving effect to each Transaction on each Purchase Date, Seller is generally able to pay, and as of the date hereof is paying, and intends to continue paying its debts as they come due. As of the date hereof and after giving effect to each Transaction on each Purchase Date, Seller is neither presently financially insolvent nor will Seller be made insolvent by virtue of Seller’s execution of or performance under any of the Transaction Documents or Mortgage Loan

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Purchase Documents within the meaning of the bankruptcy laws or the insolvency laws of any jurisdiction applicable to Seller. Seller has not entered into any Transaction Document, the Mortgage Loan Purchase Documents or any Transaction pursuant thereto in contemplation of insolvency or with intent to hinder, delay or defraud any creditor.
(xi)    [Reserved].
(xii)    Consents. No consent, approval or other action of, or filing by Seller with, any Governmental Authority or any other Seller Party is required to authorize, or is otherwise required in connection with, the execution, delivery and performance of any of the Transaction Documents (other than consents, approvals and filings that have been obtained or made, as applicable).
(xiii)    Ownership. As of the date hereof, Seller does not have any stockholders, partner, members or other holders of ownership interests other than ACRC Warehouse Holdings LLC. As of the date hereof, set forth on Exhibit IX attached hereto is a true, complete and correct ownership chart for the Seller and Guarantor.
(xiv)    Organizational Documents. As of the date delivered, Seller has delivered to Buyer certified copies of its formation, organizational and other governing documents, together with all amendments thereto, if any.
(xv)    [Reserved].
(xvi)    Investment Company Act Federal Regulations. Seller is not required to register as an “investment company,” or a company “controlled by an “investment company” within the meaning of the Investment Company Act of 1940.
(xvii)    Taxes. Seller has filed or caused to be filed all material tax returns that to the knowledge of Seller would be delinquent if they had not been filed on or before the date hereof and has paid all material taxes shown to be due and payable on or before the date hereof on such returns or on any assessments made against it or any of its property and all other material taxes, fees or other charges imposed on it and any of its assets by any Governmental Authority; no tax liens have been filed against any of Seller’s assets and, to Seller’s knowledge, no claims are being asserted with respect to any such taxes, fees or other charges, except for any such tax claims (or liens associated therewith) as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided in accordance with GAAP.
(xviii)    ERISA Compliance. (a) Except as would not reasonably be expected to result in a Material Adverse Change, none of the Seller, Guarantor or any ERISA Affiliate has established, maintains, contributes to, or has any liability (contingent or otherwise) with respect to, any Plan; and (b) the underlying assets of each of Seller and Guarantor have not and do not constitute Plan Assets.

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(xix)    Judgments/Bankruptcy. As of the date hereof and on each Purchase Date, there are no judgments against the Seller Parties that are, unsatisfied of record or docketed in any court located in the United States of America and no Act of Insolvency has ever occurred with respect to any Seller Party.
(xx)    Full and Accurate Disclosure. No information with respect to any Seller Party contained in the Transaction Documents, or any written statement furnished by or on behalf of any Seller Party pursuant to the terms of the Transaction Documents, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made, in each case, as of the date provided or specified therein, as applicable.
(xxi)    Financial Information. All financial data concerning any Seller Party that has been delivered by or on behalf of such Seller Party to Buyer is true, complete and correct in all material respects as of the date reflected thereon and, to the extent purported to be in accordance with GAAP, has been prepared in accordance with GAAP. All financial data concerning the Purchased Mortgage Loans that has been prepared by or on behalf of Seller to Buyer is true, complete and correct in all material respects as of the date provided or specified therein, or if prepared by a third-party, is, to Seller’s knowledge, true and correct in all material respects as of the date provided or specified therein. As of the date hereof and each Purchase Date, since the delivery of such data, except as otherwise disclosed in writing to Buyer, there has been no change in the financial position of any Seller Party or, to the knowledge of Seller, the Purchased Mortgage Loans, or in the results of operations of any Seller Party, or, to the knowledge of Seller, the financial position of the Purchased Mortgage Loans, which change will, or is reasonably likely to, result in a Material Adverse Change.
(xxii)    Notice Address; Jurisdiction of Organization Location of Books and Records. Seller’s jurisdiction of formation is Delaware. The location where the Seller keeps its books and records, including all computer tapes and records relating to the Collateral, is its notice address reflected in Annex I (unless otherwise changed in accordance with Section 15).
(xxiii)    Anti-Corruption Laws; Sanctions; Anti-Terrorism Laws.
(a)    The Seller Parties and their respective Affiliates, officers and employees and to the knowledge of the Seller, its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of the Seller Parties any Affiliate or to the knowledge of the Seller any of their respective directors, officers or employees is a Sanctioned Person. The Facility, use of the proceeds of the Facility or other transactions contemplated hereby will not violate any Anti-Corruption Laws or applicable Sanctions.
(b)    Neither the making of the facility hereunder nor the use of the proceeds thereof will violate the PATRIOT Act, the Trading with the Enemy Act, or any of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V) or any enabling legislation or executive order

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relating thereto or successor stature thereto or successor statute thereto. The Seller Parties and their respective Affiliates are in compliance in all material respects with the PATRIOT Act.
(xxiv)    Purchased Mortgage Loans Acquired from Transferors. With respect to each Purchased Mortgage Loan purchased by Seller or an Affiliate of Seller, (a) such Purchased Mortgage Loan was Conveyed pursuant to a purchase agreement or assignment (“Purchase Agreement”) between Seller or such Affiliate and the transferor of such Purchased Mortgage Loan (“Transferor”) pursuant to which Seller or such Affiliate purchased or acquired an Eligible Mortgage Loan that is subsequently sold to Buyer, (b) such Transferor received reasonably equivalent value in consideration for the Conveyance of such Purchased Mortgage Loan, (c) no such Conveyance was made for or on account of an antecedent debt owed by such Transferor to Seller or such Affiliate and (d) no such Conveyance is or may be voidable or subject to avoidance under the Bankruptcy Code. To the extent Seller and/or such Affiliate of Seller have been granted a security interest in each such Purchased Mortgage Loan, Seller or such Affiliate shall have filed one or more UCC financing statements against the Transferor to perfect such security interest and assigned such financing statements in blank and delivered such assignments to Buyer or Custodian.
(xxv)    Hazardous Substances. As of the date hereof and as of each Purchase Date, no Seller Party: (a) has received any notice or other communication or otherwise learned of any Environmental Liability that would individually or in the aggregate reasonably be expected to have a material adverse effect arising in connection with: (i) any non-compliance with or violation of the requirements of any Environmental Law by an Underlying Obligor, or any permit issued under any Environmental Law to such Underlying Obligor; or (ii) the release or threatened release of any Hazardous Material into the environment; and (b) to its knowledge, has threatened or actual liability in connection with the release or threatened release of any Hazardous Material into the environment that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.
(xxvi)    [Reserved].
(xxvii)    Cash Management Account. Seller has the legal right to pledge the Cash Management Account to Buyer. The funds held in the Cash Management Account are not held for the benefit of a third party, other than Buyer and there are no liens or encumbrances with respect to the Cash Management Account in favor of any Person other than Buyer.

10.	NEGATIVE COVENANTS OF SELLER
On and as of the date hereof and until this Agreement is no longer in force with respect to any Transaction, Seller shall not (and with respect to subsection (o) below, shall not permit Guarantor or any ERISA Affiliate to) without the prior written consent of Buyer:
(a)    take any action that would directly or indirectly impair or adversely affect Buyer’s title to the Purchased Mortgage Loans;

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(b)    transfer, assign, convey, grant, bargain, sell, set over, deliver or otherwise dispose of, or pledge or hypothecate, directly or indirectly, any interest in the Purchased Mortgage Loans (or any of them) or Hedging Transactions to any Person other than Buyer, or engage in repurchase transactions or similar transactions with respect to the Purchased Mortgage Loans (or any of them) with any Person other than Buyer;
(c)    create, incur or permit to exist any Lien in or on the Purchased Mortgage Loans, except as described in Section 6 of this Agreement;
(d)    create, incur or permit to exist any Lien in or on any of the other Collateral subject to the security interest granted by Seller pursuant to Section 6 of this Agreement;
(e)    modify or amend in any material respect, or terminate the Seller LLC Agreement or any other organizational documents of Seller; provided that, any modification or amendment to the Special Purpose Provisions shall be deemed material;
(f)    change its name, organizational number, tax identification number, method of accounting, identity, structure or jurisdiction of organization unless it shall have provided Buyer thirty (30) days’ prior written notice of such change;
(g)    consent or assent to any Material Purchased Mortgage Loan Modification to any Purchased Mortgage Loan (or other material agreement or instrument) other than in accordance with this Agreement;
(h)    [Reserved;]
(i)    [Reserved];
(j)    after the occurrence and during the continuation of any Default or Event of Default, make any Distribution;
(k)    contract, create, incur, assume or permit to exist any Investments, except to the extent arising under this Agreement, the other Transaction Documents, the Mortgage Loan Documents or Hedging Transactions;
(l)    file a financing statement in which the Seller is the debtor (as opposed to the secured party) other than in favor of Buyer;
(m)    enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind-up of dissolve itself (or suffer any liquidation, winding-up or dissolution), or discontinue its business or engage in any other business other than the business of acquiring or originating Eligible Mortgage Loans, or sell all or substantially all of its assets;
(n)    Seller will not request any Transaction, and shall not use, and the Seller shall ensure that the Seller and its respective directors, officers, employees and agents acting or benefiting in any capacity in connection with the Transactions shall not use, the proceeds or permit the use of any proceeds of the Transactions to be used, directly or indirectly (i) in furtherance of an offer,

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payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or (ii) in any manner that would result in the violation of any applicable Sanctions;
(o)    Except as would not reasonably be expected to result in a Material Adverse Change, (i) establish, maintain, contribute to, or incur any liability (contingent or otherwise) or with respect to, any Plan; and (ii) take any action that would cause its underlying assets to constitute Plan Assets;
(p)    amend, modify, supplement or terminate the Mortgage Loan Purchase Documents or waive any term or provision thereof other than any Permitted Purchased Mortgage Loan Modification; or
(q)    enter into any acknowledgement or agreement that gives any other Person or entity (except Buyer) control over, or any other security interest, lien or title in, the Cash Management Account.

11.	AFFIRMATIVE COVENANTS OF SELLER
On and as of the date hereof and until this Agreement is no longer in force with respect to any Transaction, Seller shall observe the following covenants:

(a)    Seller shall promptly notify Buyer of any Material Adverse Change promptly upon its obtaining actual knowledge thereof, but in no event later than the second (2nd) Business Day after obtaining actual knowledge of such event.
(b)    Seller shall provide Buyer with copies of such documents within its possession or available to Seller without unreasonable effort or expense as Buyer may request evidencing the truthfulness of the representations set forth in Article 9 other than documents that Seller is not permitted to disclose pursuant to a confidentiality obligation (in which case, Seller shall deliver redacted versions of such documents, to the extent permitted under such confidentiality obligation).
(c)    Seller (1) shall defend the right, title and interest of Buyer in and to the Collateral against, and take such other action as is necessary to remove, Liens, claims and demands of all Persons (other than security interests by or through Buyer) and (2) shall, at Buyer’s request, take all actions necessary to ensure that Buyer will have a first priority security interest in the Purchased Mortgage Loans created or intended to be created hereby, in the event such Transactions are recharacterized as secured financings.
(d)    Seller shall notify Buyer and the Depository of the occurrence of any Default or Event of Default with respect to Seller as soon as possible but in no event later than the second (2nd) Business Day after obtaining actual knowledge of such event.
(e)    With respect to each Purchased Mortgage Loan, Seller shall provide evidence of any Hedging Transaction. Seller shall not amend, modify, grant any waiver, consent to any departure, terminate or fail to keep in full force and effect, each interest rate protection agreement relating to a Hedging Transaction.

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(f)    Seller shall promptly (and in any event not later than two (2) Business Days following receipt) deliver (or cause the Servicer to deliver) notice to Buyer of the occurrence of (i) any receipt of written notice of default under any material agreement, contract or other instrument to which Seller or Guarantor is a party or any acceleration of the maturity of any indebtedness owing by Seller or Guarantor; provided that with respect to Guarantor the default in question is in excess of $15,000,000; (ii) receipt of notice of the commencement of, and any material determination in, any litigation with any third party or any proceeding before any Governmental Authority affecting any Seller Party that, if adversely determined, could reasonably be expected to result in a Material Adverse Change, (iii) any written notice of the occurrence of a default or an event of default received or sent by a Seller Party or Servicer pursuant to the Mortgage Loan Documents, (iv) any written notice of any Environmental Complaint or any claim, demand, action, event, condition, report or investigation indicating any potential or actual liability arising in each case with regard to a Purchased Mortgage Loan in connection with: (a) the non-compliance with or violation of the requirements of any Environmental Law or any permit issued under any Environmental Law; or (b) the release or threatened release of any Hazardous Material into the environment; (c) the existence of any Environmental Lien on any Mortgaged Property or assets of such Underlying Obligor; (d) any material remedial action taken by any Underlying Obligor in response to any order, consent decree or judgment of any Governmental Authority or any Environmental Liability; or (e) the listing of any of such Mortgaged Properties on CERCLIS to the extent that such Seller obtains knowledge of such listing, (v) receipt of written notice of a Material Condemnation or Material Damage or Destruction to any Mortgaged Property; (vi) any other information with respect to the Purchased Mortgage Loans as may be reasonably requested by Buyer from time to time, or (vii) any principal prepayment (in full or partial) of any Purchased Mortgage Loan.
(g)    Seller shall provide such information and take such actions as are reasonably requested by Buyer in writing in order to assist Buyer in maintaining compliance with the PATRIOT Act.
(h)    [Reserved].
(i)    If Seller shall at any time become entitled to receive or shall receive any rights, whether in addition to, in substitution of, as a conversion of, or in exchange for the Purchased Mortgage Loans, or otherwise in respect thereof, Seller shall accept the same as Buyer’s agent, hold the same in trust for Buyer and deliver the same forthwith to Buyer in the exact form received, duly endorsed by Seller to Buyer, if required. If any sums of money or property so paid or distributed in respect of the Purchased Mortgage Loans shall be received by Seller, Seller shall, until such money or property is paid or delivered to Buyer, hold such money or property in trust for Buyer, segregated from other funds of Seller, as additional collateral security for the Transactions.
(j)    At any time from time to time upon the reasonable request of Buyer, at the sole expense of Seller, Seller will promptly and duly execute and deliver such further instruments and documents and take such further actions as Buyer may reasonably request for the purposes of obtaining or preserving the full benefits of this Agreement including the first priority security interest granted hereunder and of the rights and powers herein granted (including, among other things, filing such UCC financing statements as Buyer may reasonably request). If any amount payable under

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or in connection with any of the Collateral shall be or become evidenced by any subsequent promissory note, other instrument, negotiable document, certificated security or chattel paper, such note, instrument, document, security or chattel paper shall be immediately delivered to Buyer, duly endorsed in a manner satisfactory to Buyer, to be held as Collateral pursuant to this Agreement, and the documents delivered in connection herewith. Seller hereby irrevocably authorizes Buyer at any time and from time to time to file in any filing office in any jurisdiction any initial financing statements and amendments thereto that (1) indicate the Collateral (i) as all assets of Seller or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (2) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether Seller is an organization, the type of organization and any organization identification number issued to Seller, and (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Seller agrees to furnish any such information to Buyer promptly upon reasonable request.
(k)    Seller (or Servicer on its behalf) shall provide, and shall cause Guarantor to provide, to Buyer the following financial and reporting information:
(i)    [reserved];
(ii)    within sixty (60) days after the last day of the first three calendar quarters, Seller’s and Guarantor’s unaudited statements of income or consolidated statements of income, as applicable, and cash flow for such quarter and balance sheets as of the end of such quarter;
(iii)    within one hundred and twenty (120) days after the last day of its fiscal year, Guarantors’ audited consolidated statements of income and cash flow for Guarantor for such year and balance sheet as of the end of such year for Guarantor and its consolidated Subsidiaries, in each case presented fairly in accordance with GAAP, and accompanied, in all cases, by an unqualified report of a nationally recognized independent certified public accounting firm;
(iv)    within ninety (90) days after the last day of the fourth calendar quarter, Seller’s unaudited statements of income or consolidated statements of income, as applicable, and cash flow for such quarter and balance sheets as of the end of such quarter;
(v)    within sixty (60) days after the last day of each of the first three calendar quarters and within one hundred twenty (120) days after the last day of each calendar year, a Compliance Certificate from Guarantor certifying that, as of such date and as of the end of such prior calendar quarter or prior calendar year, as applicable, Guarantor is in compliance with all of the covenants and requirements set forth in Section 5 of the Guaranty (including all calculations supporting the same);

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(vi)    within sixty (60) days after the last day of each of the first three calendar quarters and within ninety (90) days after the last day of each calendar year, a Compliance Certificate from Seller certifying that, as of such date and as of the end of such prior calendar quarter or calendar year, as applicable, (x) Seller is in compliance with all of the terms, conditions and requirements of this Agreement and the other Transaction Documents, including that no (1) Margin Deficit (including all calculations supporting the same), or (2) Default or Event of Default exists (except as may be specified in such certificate) with calculations reflecting the Buyer’s Debt Service Coverage Ratio, Buyer’s Debt Yield and Buyer’s LTV as of the last day of the prior calendar quarter and (y) a list of all Purchased Mortgage Loans that are part of the Facility and the applicable Repurchase Price therefor;
(vii)    such other information regarding the financial condition, operations, business or cash flow of Seller and Guarantor as Buyer may reasonably request to determine (i) compliance with any covenant set forth in this Agreement or any other Transaction Document, (ii) the existence of a Default or Event of Default or (iii) the existence of any Margin Deficit.
(l)    Seller shall at all times comply in all material respects with all applicable Requirements of Law (including all applicable Environmental Laws, Anti-Corruption Laws and Sanctions); shall do or cause to be done all things reasonably necessary to preserve and maintain in full force and effect its legal existence, and all licenses material to its business.
(m)    Seller shall at all times keep proper books of records and accounts in which full, true and correct entries shall be made of its transactions in accordance with GAAP and set aside on its books from its earnings for each fiscal year all such proper reserves in accordance with GAAP.
(n)    Seller shall observe, perform and satisfy all the terms, provisions, covenants and conditions required to be observed, performed or satisfied by it, and shall pay when due all costs, fees and expenses required to be paid by it, under the Transaction Documents. Seller shall pay and discharge all taxes, levies, liens and other charges on its assets and on the Collateral that, in each case, in any manner would create any lien or charge upon the Collateral, except for any such taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided in accordance with GAAP.
(o)    Seller will maintain records with respect to the Collateral and the conduct and operation of its business with no less a degree of prudence than if the Collateral were held by Seller for its own account and will furnish Buyer, upon reasonable request by Buyer or Buyer’s designated representative, with information reasonably obtainable by Seller with respect to the Collateral and the conduct and operation of its business.
(p)    In the event a Governmental Authority deems the transactions contemplated herein to be a “securitization”, Buyer will be required by such Governmental Authority to demonstrate a comprehensive understanding of the securitization exposure to the satisfaction of such Governmental Authority. Seller and Guarantor agree to cooperate with Buyer’s requirement to satisfy specific due diligence requirements in connection therewith and shall deliver such information requested by Buyer with respect to the Facility and the Purchased Mortgage Loans,

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including, but not limited to, (i) structural features, which would include, contractual cash flow waterfalls, waterfall related trigger events, credit and liquidity enhancements, market value triggers, the performance of any servicer retained by the Seller or Buyer, (ii) performance features, which would include default rates, identity of Impaired Assets, Mortgaged Property classifications, occupancy rates, loan-to-value ratios, credit scores or other measures of creditworthiness and industry and geographic diversification and (iii) relevant market data, which would include sales prices, trading volume, implied market rating and the size, depth and concentration level of the market for such securitization.
(q)    Seller shall provide Buyer with reasonable access to operating statements, the occupancy status and other property level information, with respect to the Mortgaged Properties, plus any such additional reports as Buyer may reasonably request.
(r)    Within ten (10) days of an Appraisal Trigger Event, the Seller (or, at its discretion, the Buyer) will, if requested by Buyer, retain an Appraiser to prepare an Appraisal of the related Mortgaged Property (or, with respect to an Appraisal Trigger Event caused by a Default or Event of Default, such Mortgaged Properties requested by the Buyer). Such Appraisal shall be delivered to the Buyer within forty-five (45) days of the retention of such Appraiser; provided that if in the Buyer’s judgment such Appraiser and the Seller are working diligently on the preparation and completion of the Appraisal, the Seller shall have an additional ten (10) days to deliver such Appraisal.
(s)    No part of the Purchase Price will be used, directly or indirectly and whether immediately, incidentally or ultimately, for any purpose that violates or that is inconsistent with, the provisions of the regulations of the Board of Governors of the Federal Reserve System, including Regulations T, U or X. Neither the consummation of the Transactions hereunder nor the use of the proceeds thereof will violate the PATRIOT Act, the Trading with the Enemy Act, or any of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V) or any enabling legislation or executive order relating thereto or successor statute thereto.
(t)    Seller shall not replace any Independent Manager except in accordance with the Seller LLC Agreement and without at least thirty (30) days prior written notice to Buyer.
(u)    If requested by Buyer, Seller shall provide Buyer information reasonably acceptable to Buyer relating to any Hedging Transactions.
(v)    Seller shall observe and perform the obligations imposed upon Seller under the Mortgage Loan Purchase Documents and shall enforce the terms, covenants and conditions contained in the Mortgage Loan Purchase Documents to be observed or performed by Originator.
(w)    In the event Depository is removed, replaced or resigned; Seller shall enter into an account control agreement with respect to the Cash Management Account in form and substance reasonably acceptable to Buyer.
(x)    Seller shall promptly deliver to Buyer copies of (i) reservation of rights letters entered into in connection with a Purchased Mortgage Loan, (ii) forbearance agreements entered into in

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connection with a Purchased Mortgage Loan or (iii) any other material notices sent to Mortgagor under any Purchased Mortgage Loan.

12.	SPECIAL-PURPOSE ENTITY
Seller hereby represents and warrants to Buyer, and covenants with Buyer, that as of the date hereof and so long as any of the Transaction Documents shall remain in effect that it shall be a Special-Purpose Entity and that:
(a)    It is, as of each Purchase Date, and intends to remain solvent and it has paid and intends to pay its debts and liabilities (including employment and overhead expenses) from its own assets as the same shall become due.
(b)    It has complied and will comply with the provisions of its formation, organizational and other governing documents, including the Seller LLC Agreement.
(c)    It has done or caused to be done and will do all things necessary to observe applicable entity formalities and to preserve its existence.
(d)    It has maintained and will maintain all of its books, records, financial statements and bank accounts separate from those of its Affiliates, its members, partners, shareholders, owners and any other Person, (except to the extent consolidation of financial statements is required under GAAP or as a matter of law) and it will file its own tax returns to the extent required by law.
(e)    It has been, is and will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, shall not identify itself as a division or part of any of its Affiliates, shall maintain and utilize separate stationery, invoices and checks, and shall pay to any Affiliate that incurs costs for office space and administrative services that it uses, the amount of such costs allocable to its use of such office space and administrative services.
(f)    [Reserved].
(g)    [Reserved].
(h)    It has not entered into, and will not enter into, any contract or agreement with any of its Affiliates, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arm’s-length basis with Persons other than such Affiliate.
(i)    It has not incurred and will not incur any indebtedness or obligation, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), other than (A) obligations under the Transaction Documents, the Mortgage Loan Documents and the Hedging Transactions and (B) unsecured trade payables, in an aggregate amount not to exceed $100,000 at any one time outstanding, incurred in the ordinary course of acquiring, owning, financing and disposing of the Purchased Mortgage Loans; provided, however, that any such trade payables incurred by Seller shall be paid within 90 days of the date incurred.

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(j)    It has not made and will not make any loans or advances to any other Person, other than Eligible Mortgage Loans that are intended to be part of the Purchased Mortgage Loans, and shall not acquire obligations or securities of any member or any Affiliate of any member or any other Person (other than other than Eligible Mortgage Loans that are intended to be part of the Purchased Mortgage Loans).
(k)    It intends to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations; provided, however, that this shall not require any equity party to contribute capital to Seller.
(l)    It will not commingle its funds and other assets with those of any of its Affiliates or any other Person.
(m)    It has maintained and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any of its Affiliates or any other Person.
(n)    It has not held and will not hold itself out to be responsible for the debts or obligations of any other Person.
(o)    It shall not take, and shall not permit its members to take, any of the following actions with respect to Seller: (i) dissolve or liquidate, in whole or in part; (ii) consolidate or merge with or into any other entity or, except as permitted by this Agreement convey or transfer all or substantially all of its properties and assets to any entity; or (iii) without the affirmative unanimous consent of all members and each Independent Manager, institute any proceeding to be adjudicated as bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against it, or file a petition or answer or consent seeking reorganization or relief under the Bankruptcy Code or consent to the filing of any such petition or to the appointment of a receiver, rehabilitator, conservator, liquidator, assignee, trustee or sequestrator (or other similar official) of Seller or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, or make an assignment for the benefit of creditors, or admit in writing its inability to pay its debts generally as they become due, or take any action in furtherance of any of the foregoing.
(p)    [Reserved.]
(q)    It shall not have any employees.
(r)    It shall at all times maintain at least one Independent Manager. For so long as the Seller’s obligations under this Agreement and the other Transaction Documents are outstanding, Seller shall not take any of the actions contemplated by Section 12(o) above (including when applicable without the affirmative vote of each Independent Manager).

13.	EVENTS OF DEFAULT
With respect to each Transaction, each of the following clauses (i) through (xix) shall constitute an Event of Default under this Agreement:

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(i)    Seller fails to repurchase a Purchased Mortgage Loan upon the applicable Repurchase Date;
(ii)    Seller fails to comply in all respects with Section 4 hereof (after giving effect to any cure periods reflected therein);
(iii)    an Act of Insolvency occurs with respect to any Seller Party;
(iv)    Seller shall admit in writing to the Buyer its inability to, or its intention not to, perform any of its obligations hereunder;
(v)    either (A) the Transaction Documents shall for any reason not cause, or shall cease to cause, Buyer to be the owner free of any Lien or adverse claim of any of the Purchased Mortgage Loans (other than the rights of Seller hereunder), (B) if a Transaction is recharacterized by a court of competent jurisdiction as a secured financing or the Transaction Documents with respect to any Transaction shall for any reason cease to create a valid first priority security interest in favor of Buyer in any of the Purchased Mortgage Loans or (C) any Transaction Document shall for whatever reason (other than with the consent of Buyer) be terminated or cease to be in full force and effect, or the enforceability thereof or of any Purchase Agreement shall be contested by any Seller Party or Affiliate of any Seller Party, unless, in any such case, Seller shall repurchase each affected Purchased Mortgage Loan within five (5) Business Days of the earlier of (i) receipt of notice by Seller and (ii) actual knowledge of Seller;
(vi)    [Reserved];
(vii)    failure of Buyer to receive on any Remittance Date the accreted value of the Price Differential or Unused Fee (less any amount of such Price Differential or Unused Fee previously paid by Seller to Buyer) (including in the event the Income paid or distributed on or in respect of the Purchased Mortgage Loan into the Cash Management Account is insufficient to make such payment and Seller does not make such payment or cause such payment to be made) and Seller fails to cure such failure within two (2) Business Days (except that such failure shall not be an Event of Default if sufficient Income is on deposit in the Cash Management Account and the Depository fails to remit such funds to Buyer);
(viii)    failure of Buyer to receive the Repurchase Price (or any portion thereof) for any Purchased Mortgage Loans or the Extension Fee, on the date the same is due under this Agreement (whether on the Repurchase Date, Early Repurchase Date or otherwise as provided herein);
(ix)    failure of Seller to make any other payment (i.e., a payment of a type not specified in any other clause of this Section 13) owing to Buyer that has become due, whether by acceleration or otherwise under the terms of this Agreement which failure is not remedied within the applicable period (in the case of a failure pursuant to Section 4) or five (5) Business Days after written notice from Buyer to Seller (in the case of any other such failure);

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(x)    any Governmental Authority shall have taken any action to remove, limit, restrict, suspend or terminate the rights, privileges, or operations of Seller or Guarantor, that results or could be reasonably expected to result in a Material Adverse Change;
(xi)    [Reserved];
(xii)    a Change of Control shall have occurred;
(xiii)    any proceeding or action, including any insolvency proceeding, is commenced or threatened (in writing) by any Seller Party or any Affiliate of a Seller Party that attempts to recharacterize the sale (or purported sale) of a Purchased Mortgage Loan pursuant to a Purchase Agreement as a secured loan or anything other than an absolute conveyance and true sale to Seller;
(xiv)    any representation, warranty or certification made or deemed made herein or, in any other Transaction Document made by a Seller or Guarantor or in any certificate furnished to Buyer pursuant to the provisions hereof or thereof shall have been incorrect or untrue (but not intentionally incorrect or untrue) in any material respect when made or repeated or deemed to have been made or repeated which incorrect or untrue representation, if capable of cure, is not cured within thirty (30) days of the earlier of (i) the receipt of notice by such Person and (ii) the obtaining of actual knowledge by such Person; provided, however, that if such default is susceptible of cure but cannot reasonably be cured within such thirty (30) day period and provided further that Seller shall have commenced to cure such default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for such time as is reasonably necessary for Seller, in the exercise of due diligence, to cure such default, such additional period not to exceed sixty (60) days (other than the representations and warranties set forth in Section 9(b)(ix) made by the Seller, which shall not be considered an Event of Default if incorrect and or untrue, provided the Seller repurchases the related Purchased Mortgage Loan on an Early Repurchase Date no later than three (3) Business Days after receiving notice of such incorrect or untrue representation and terminates the related Transaction; provided further that Seller shall not have made any such representation with actual knowledge that it was untrue at the time made);
(xv)    Guarantor shall fail to observe any of the financial covenants set forth Section 5 of the Guaranty, or shall have defaulted or failed to perform under the Guaranty;
(xvi)    a final non-appealable judgment by any competent court in the United States of America for the payment of money in an amount greater than $250,000 (in the case of Seller) or $15,000,000 (in the case of Guarantor) shall have been rendered against Seller or Guarantor, and remained undischarged or unpaid for a period of sixty (60) days, during which period execution of such judgment is not effectively stayed by bonding or other means acceptable to Buyer;
(xvii)    if Seller shall breach or fail to perform any of the terms, covenants, obligations or conditions of this Agreement, other than as specifically otherwise referred to in this

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definition of “Event of Default”, and such breach or failure to perform is not remedied within five (5) Business Days after notice thereof to Seller from Buyer or, as to any breach or failure to perform which by its nature cannot be remedied with the payment of money and which is capable of being cured within thirty (30) days after the occurrence such breach or failure but not within five (5) Business Days, such longer period of time as is reasonably necessary to effectuate a cure, not to exceed thirty (30) days after notice of such breach or failure is given to Seller by Buyer, so long as Seller is diligently acting to remedy such breach or failure during such period of cure;
(xviii)    either (i) commencement of any enforcement action (including acceleration of indebtedness) by an obligee against Seller or Guarantor with respect to any other note, indenture, loan agreement, guaranty, swap agreement or any other contract, agreement or transaction to which it is a party, which default involves the failure to pay a matured obligation in excess of $250,000 in the case of Seller or $15,000,000 in the case of Guarantor, or (ii) Seller or Guarantor shall have defaulted making any payment required to be made under one or more agreements for borrowed money, repurchase agreements, reverse repurchase agreements, Specified Securities Contract (for the purpose of financing commercial real estate mortgage or interests therein in a manner similar to this Agreement) or derivative transactions to which it is a party in an aggregate amount in excess of $250,000 with respect to such Seller, or $15,000,000 with respect to Guarantor, and any such failure in not cured within applicable cure period, if any, provided for under the related agreement; or
(xix)    if a receiver, liquidator or trustee shall be appointed for any Seller Party, or if any Seller Party shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by any Seller Party, or if any proceeding for the dissolution or liquidation of any Seller Party shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by such Seller Party, upon the same not being discharged, stayed or dismissed within sixty (60) days.

14.	REMEDIES
If an Event of Default shall occur and be continuing, the following rights and remedies shall be available to Buyer:
(i)    At the option of Buyer, exercised by written notice to Seller (which option shall be deemed to have been exercised, even if no notice is given, immediately upon the occurrence of an event specified in Section 13(xix)), the Repurchase Date for each Transaction hereunder shall, if it has not already occurred, be deemed immediately to occur (the date on which such option is exercised or deemed to have been exercised being referred to hereinafter as the “Accelerated Repurchase Date”).
(ii)    If Buyer exercises or is deemed to have exercised the option referred to in Section 14(i) of this Agreement:

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(A)	Seller’s obligations hereunder to repurchase all Purchased Mortgage Loans shall become immediately due and payable on and as of the Accelerated Repurchase Date; and

(B)
to the extent permitted by applicable law, the Repurchase Price with respect to each Transaction (determined as of the Accelerated Repurchase Date) shall be increased by the aggregate amount obtained by daily application of, on a 360 day per year basis for the actual number of days during the period from and including the Accelerated Repurchase Date to but excluding the date of payment of the Repurchase Price (as so increased), (x) the Pricing Rate for such Transaction multiplied by (y) the Repurchase Price for such Transaction (decreased by (I) any amounts actually remitted to Buyer by the Depository or Seller from time to time pursuant to Section 5 of this Agreement and applied to each Repurchase Price, and (II) any amounts applied to the Repurchase Price pursuant to Section 14(iii) of this Agreement);

(C)	Buyer may order Appraisals for each Mortgaged Property related to a Purchased Mortgage Loan; and

(D)	the Custodian shall, upon the request of Buyer, deliver to Buyer all instruments, certificates and other documents then held by the Custodian relating to the Purchased Mortgage Loans.
(iii)    Buyer, in its sole discretion, immediately, at any time, and from time to time, exercise either of the following remedies with respect to any or all of the Purchased Mortgage Loans: (A) may sell such Purchased Mortgage Loans on a servicing-released basis and/or without providing any representations and warranties on an "as-is where is" basis, in a recognized market and by means of a public or private sale at such price or prices as Buyer accepts, and apply the net proceeds thereof in accordance with Section 5(e) or (B) may in lieu of selling all or a portion of such Purchased Mortgage Loans, retain such Purchased Mortgage Loans and give Seller credit against the Repurchase Price for such Purchased Mortgage Loans (or if the amount of such credit exceeds the Repurchase Price for such Purchased Mortgage Loans, to credit against any other obligations due and any other amounts then owing to Buyer by any other Person pursuant to any Repurchase Document, in such order and in such amounts as determined by Buyer), in an amount equal to the Current Mark-to-Market Value of such Purchased Mortgage Loans at the time of such election (as determined by Buyer in its commercially reasonable discretion and, in any event, no less than the value at which Buyer would carry such Purchased Mortgage Loan if held for its own account). Until such time as Buyer exercises either such remedy with respect to a Purchased Mortgage Loan, Buyer may hold such Purchased Mortgage Loan and apply all Income with respect thereto in accordance with Section 5(e). For a period of thirty (30) days following the occurrence of an Event of Default, and prior to the exercise by Buyer of the remedy in clause (iii)(A) above, Seller shall the right to purchase all of the Purchased

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Mortgage Loans for an amount equal to the aggregate Repurchase Price for all Purchased Mortgage Loans together with any other amounts owing to Buyer under this Agreement, such purchase to take place the Business Day following exercise by Seller of such right.
(iv)    The parties recognize that it may not be possible to purchase or sell all of the Purchased Mortgage Loans on a particular Business Day, or in a transaction with the same purchaser, or in the same manner because the market for such Purchased Mortgage Loans may not be liquid at such time. In view of the nature of the Purchased Mortgage Loans, the parties agree that liquidation of a Transaction or the Purchased Mortgage Loans does not require a public purchase or sale and that a good faith private purchase or sale shall be deemed to have been made in a commercially reasonable manner. Accordingly, Buyer may elect, in its sole discretion, the time and manner of liquidating any Purchased Mortgage Loans, and nothing contained herein shall (A) obligate Buyer to liquidate any Purchased Mortgage Loans on the occurrence and during the continuance of an Event of Default or to liquidate all of the Purchased Mortgage Loans in the same manner or on the same Business Day or (B) constitute a waiver of any right or remedy of Buyer.
(v)    Seller shall be liable to Buyer for (A) the amount of all expenses, including reasonable legal fees and expenses, actually incurred by Buyer in connection with or as a consequence of an Event of Default, (B) all costs incurred in connection with covering transactions or Hedging Transactions, and (C) any other actual, out-of-pocket loss, damage, cost or expense directly arising or resulting from the occurrence of an Event of Default with respect to Seller.
(vi)    Buyer shall have, in addition to its rights and remedies under the Transaction Documents, all of the rights and remedies provided by applicable federal, state, foreign, and local laws (including, without limitation, if the Transactions are recharacterized as secured financings, the rights and remedies of a secured party under the applicable UCC, to the extent that the UCC is applicable, and the right to offset any mutual debt and claim), in equity, and under any other agreement between Buyer and Seller. Without limiting the generality of the foregoing, Buyer shall be entitled to set off the proceeds of the liquidation of the Purchased Mortgage Loans against all of Seller’s obligations to Buyer, whether or not such obligations are then due, without prejudice to Buyer’s right to recover any deficiency.
(vii)    Subject to any notice and grace periods set forth herein, Buyer may exercise any or all of the remedies available to Buyer immediately upon the occurrence of an Event of Default and at any time during the continuance thereof. All rights and remedies arising under the Transaction Documents, as amended from time to time, are cumulative and not exclusive of any other rights or remedies that Buyer may have.
(viii)    Buyer may enforce its rights and remedies hereunder without prior judicial process or hearing, and Seller hereby expressly waives any defenses Seller might otherwise have to require Buyer to enforce its rights by judicial process. Seller also waives any defense Seller might otherwise have arising from the use of nonjudicial process, disposition of any or all of the Purchased Mortgage Loans, or from any other election of remedies. Seller

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recognizes that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm’s length.
(ix)    Intentionally Omitted.
(x)    Buyer shall not be required to make any demand upon, or pursue or exhaust any of its rights or remedies against, Seller, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the obligations of Seller hereunder or to pursue or exhaust any of its rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof. Buyer shall not be required to marshal the Collateral or any guarantee of the obligations of Seller hereunder or to resort to the Collateral or any such guarantee in any particular order, and all of its rights hereunder or under any other document or instrument executed in connection herewith shall be cumulative. To the extent it may lawfully do so, Seller absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against Buyer, any valuation, stay, appraisement, extension, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Agreement, or otherwise.
(xi)    Seller hereby appoints Buyer as attorney-in-fact of Seller for the purpose, after the occurrence and during the continuance of an Event of Default, of carrying out the provisions of this Agreement and taking any action and executing or endorsing any instruments that Buyer may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest.
(xii)    Buyer, by entering into the Transactions, shall not have, does not assume and shall have no obligation to make any Advances, “future advances” or other additional advances of loan proceeds under any of the Purchased Mortgage Loans, all of which obligations shall be retained by Seller and fully and timely performed by Seller.

15.	NOTICES AND OTHER COMMUNICATIONS
Unless otherwise provided under this Agreement, all notices, consents, approvals and requests required or permitted hereunder shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) hand delivery, with proof of attempted delivery, (b) certified or registered United States mail, postage prepaid, (c) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, or (d) by telecopier (with answerback acknowledged) provided that such telecopied notice must also be delivered by one of the means set forth in (a), (b) or (c) above, to the address specified in Annex I hereto or at such other address and person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section 15. A notice shall be deemed to have been given: (a) in the case of hand delivery, at the time of delivery, (b) in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day, (c) in the case of expedited prepaid delivery upon the first attempted delivery on a Business Day, or (d) in the case telecopier, upon receipt of answerback confirmation, provided

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that such telecopied notice was also delivered as required in this Section 15. A party receiving a notice which does not comply with the technical requirements for notice under this Section 15 may elect to waive any deficiencies and treat the notice as having been properly given.

16.	SINGLE AGREEMENT
Seller acknowledges that Buyer has entered into this Agreement and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and have been made in consideration of each other. Accordingly, Seller agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, (ii) that Buyer shall be entitled to set off claims and apply property held by it in respect of any Transaction against obligations owing to it in respect of any other Transactions hereunder and (iii) that payments, deliveries and other transfers made by Buyer in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted.

17.	CONFIDENTIALITY.
(a)    All information regarding the terms set forth in any of the Transaction Documents shall be kept confidential and shall not be disclosed by either party to any Person except (i) to the Affiliates of such party or its or their respective directors, officers, employees, agents, advisors and other representatives who are informed of the confidential nature of such information and instructed to keep it confidential, (ii) to the extent requested by any regulatory authority or required by Requirements of Law or necessary or advisable in connection with any public company filing requirements under federal securities laws, (iii) to the extent required to be included in the financial statements of either party or an Affiliate thereof, (iv) to the extent required to exercise any rights or remedies under the Transactions Documents, Purchased Mortgage Loans or related Mortgaged Properties, (v) to the extent required to consummate and administer a Transaction, (vi) to any actual or prospective participant, Eligible Assignee or counterparty to a Hedging Transaction that agrees to comply with this Section 17(a), and (vii) in connection with a private or public offering of a REIT or a public market transaction of Guarantor, but only to the extent such disclosure is legally required pursuant to an applicable Requirement of Law; provided, that no such disclosure made with respect to any Transaction Document shall include a copy of such Transaction Document to the extent that a summary would suffice, but if it is necessary for a copy of any Transaction Document to be disclosed, all pricing and other economic terms set forth therein shall be redacted before disclosure.
(b)    All written information regarding the terms set forth in any of the Mortgage Loan Documents or otherwise provided by Seller or any Affiliate thereof to Buyer in connection with the Transactions shall be kept confidential and shall not be disclosed by Buyer to any Person, except (i) to the Affiliates of Buyer or its or their respective directors, officers, employees, agents, advisors, attorneys, accountants and other representatives who are informed of the confidential nature of such information and instructed to keep it confidential, (ii) to the extent requested by any regulatory authority or required by Requirements of Law (including, without limitation, if and to the extent

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required under applicable securities laws), (iii) to the extent required to be included in the financial statements of Buyer or an Affiliate thereof, (iv) to the extent required to exercise any rights or remedies under the Transaction Documents, Purchased Mortgage Loans, Mortgage Loan Documents or related Mortgaged Properties, (v) to the extent required to consummate and administer a Transaction, (vi) to any actual or prospective Eligible Assignee that agrees to comply with this Section 17, (vii) to the extent required in connection with any litigation between the parties in connection with any Transaction Document; or (viii) if the Transaction Documents and/or Mortgage Loan Documents and/or such information is generally known or a matter of public record (but not by virtue of a breach by the disclosing party of its obligations hereunder); provided, that no such disclosure made with respect to any Transaction Documents or Mortgage Loan Documents shall include a copy of such Transaction Document or Mortgage Loan Document to the extent that a summary would suffice, but if it is necessary for a copy of any Transaction Document or Mortgage Loan Document to be disclosed, all pricing and other economic terms set forth therein shall be redacted before disclosure to the extent such disclosure can be satisfied by a redacted copy of such Transaction Document or Mortgage Loan Document.

18.	ASSIGNABILITY
(a)    The rights and obligations of Seller under the Transaction Documents and under the Transactions shall not be assigned by Seller without the prior written consent of Buyer.
(b)    Buyer shall be entitled to assign all or a portion of its rights and obligations under the Transaction Documents and/or under any Transaction to any Eligible Assignee without the consent of, but with prior written notice to, Seller. Subject to the immediately foregoing sentence, in addition, Buyer shall have the right at any time to participate all or any portion of its interest in the Transaction Documents or under any Transaction to one or more Eligible Assignees; provided that with respect to any sale or assignment by Buyer of less than 100% of Buyer’s rights and obligations under the Transaction Documents or any participation of its interests, Seller shall not be obligated to deal directly with any party other than Buyer in connection with such Transactions.
(c)    In connection with any participations in or to all or any portion of Buyer’s rights or obligations under the Transaction Documents and/or under any Transaction, (i) Buyer’s obligations under this Agreement shall remain unchanged and (ii) Buyer shall remain solely responsible to Seller for the performance of such obligations, subject to and in accordance with the terms and provisions hereof and of the other Transaction Documents.
(d)    Subject to the foregoing, the Transaction Documents and any Transactions shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. Nothing in the Transaction Documents, express or implied, shall give to any Person, other than the parties to the Transaction Documents and their respective successors and assigns, any benefit or any legal or equitable right, power, remedy or claim under the Transaction Documents.
(e)    Seller shall maintain a copy of each assignment as to which it is notified and a register for the recordation of the names and addresses of assignees and the amounts (and stated interest) owing to, each assignee pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Buyer, Seller and any applicable

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Lending Installation shall treat each person whose name is recorded in the Register pursuant to the terms hereof as a Buyer or applicable Lending Installation hereunder for all purposes of this Agreement. No assignment, sale, negotiation, pledge, hypothecation or other transfer of any part of any persons interest hereunder shall be effective or permitted under this Agreement until such person's name and address has been registered in the Register. The Register shall be available for inspection by Seller and Buyer and any applicable Lending Installation or assignee, at any reasonable time and from time to time upon reasonable prior notice.
(f)    If Buyer sells a participation, it shall, acting solely for this purpose as non-fiduciary agent of the Seller, maintain a register on which it enters the name and address of each participant (a “Participant”) and the principal amounts (and stated interest) of each Participant's interest in this Agreement and other Transaction Documents (the “Participant Register”); provided that Buyer shall not have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, letters of credit or its other obligations under any Transaction Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in “registered form” under Section 5f.103-1(c) of the United States Treasury Regulations promulgated under the Code. The entries in the Participant Register shall be conclusive absent manifest error, and Buyer shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

19.	ENTIRE AGREEMENT; SEVERABILITY
This Agreement shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

20.	GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL
(a)    THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.
(B)    EACH PARTY IRREVOCABLY AND UNCONDITIONALLY (I) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK COUNTY, AND ANY APPELLATE COURT FROM ANY SUCH COURT, SOLELY FOR THE PURPOSE OF ANY SUIT, ACTION OR PROCEEDING BROUGHT TO ENFORCE ITS OBLIGATIONS UNDER THIS AGREEMENT OR RELATING IN ANY WAY TO THIS AGREEMENT OR ANY TRANSACTION UNDER THIS AGREEMENT AND (II) WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, ANY DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT AND ANY RIGHT OF JURISDICTION ON ACCOUNT OF ITS PLACE OF RESIDENCE OR DOMICILE.

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(c)    THE PARTIES HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING AND IRREVOCABLY CONSENT TO THE SERVICE OF ANY SUMMONS AND COMPLAINT AND ANY OTHER PROCESS BY THE MAILING OF COPIES OF SUCH PROCESS TO THEM AT THEIR RESPECTIVE ADDRESS SPECIFIED HEREIN. THE PARTIES HEREBY AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS SECTION 20 SHALL AFFECT THE RIGHT OF BUYER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF BUYER TO BRING ANY ACTION OR PROCEEDING AGAINST SELLER OR ITS PROPERTY IN THE COURTS OF OTHER JURISDICTIONS.
(d)    EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR ANY INSTRUMENT OR DOCUMENT DELIVERED HEREUNDER OR THEREUNDER.

21.	NO RELIANCE
Each of Buyer and Seller hereby acknowledges, represents and warrants to the other that, in connection with the negotiation of, the entering into, and the performance under, the Transaction Documents and each Transaction thereunder:
(a)    it is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the other party to the Transaction Documents, other than the representations expressly set forth in the Transaction Documents.
(b)    it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent that it has deemed necessary, and it has made its own investment, hedging and trading decisions (including decisions regarding the suitability of any Transaction) based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the other party;
(c)    it is a sophisticated and informed Person that has a full understanding of all the terms, conditions and risks (economic and otherwise) of the Transaction Documents and each Transaction thereunder and is capable of assuming and willing to assume (financially and otherwise) those risks;
(d)    it is entering into the Transaction Documents and each Transaction thereunder for the purposes of managing its borrowings or investments or hedging its underlying assets or liabilities and not for purposes of speculation; and
(e)    it is not acting as a fiduciary or financial, investment or commodity trading advisor for the other party and has not given the other party (directly or indirectly through any other Person) any assurance, guaranty or representation whatsoever as to the merits (either legal, regulatory, tax,

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business, investment, financial accounting or otherwise) of the Transaction Documents or any Transaction thereunder.

22.	INDEMNITY
Seller hereby agrees to indemnify Buyer and each of its officers, directors, employees and agents (“Indemnified Parties”) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, taxes (including stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral other than income taxes of Buyer), fees, costs, expenses (including, without limitation reasonable attorney’s fees and disbursements) or disbursements (all of the foregoing, collectively “Indemnified Amounts”) that may at any time (including, without limitation, such time as this Agreement shall no longer be in effect and the Transactions shall have been repaid in full) be imposed on or asserted against any Indemnified Party in any way whatsoever arising out of or in connection with, or relating to, this Agreement or any Transactions thereunder or any action taken or omitted to be taken by any Indemnified Party under or in connection with any of the foregoing; provided, that Seller shall not be liable for Indemnified Amounts resulting from the gross negligence or willful misconduct of any Indemnified Party. Without limiting the generality of the foregoing, Seller agrees to hold Indemnified Parties harmless from and indemnify the Indemnified Parties against all Indemnified Amounts with respect to all Purchased Mortgage Loans relating to or arising out of any violation or alleged violation of ERISA, any Environmental Law, rule or regulation or any consumer credit laws, including without limitation the Truth in Lending Act and/or the Real Estate Settlement Procedures Act, that, in each case, results from anything other than Indemnified Parties’ gross negligence or willful misconduct. In any suit, proceeding or action brought by Indemnified Parties in connection with any Purchased Mortgage Loan for any sum owing thereunder, or to enforce any provisions of any Purchased Mortgage Loan, Seller will save, indemnify and hold Indemnified Parties harmless from and against all expense (including, without limitation, reasonable attorneys’ fees and expenses), loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by Seller of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from Seller. Seller also agrees to reimburse Buyer as and when billed by Buyer for all Buyer’s costs and expenses incurred in connection with the enforcement or the preservation of Buyer’s rights under this Agreement or any Transaction contemplated hereby, including without limitation the reasonable fees and disbursements of its counsel. Seller hereby acknowledges that, the obligations of Seller hereunder are a recourse obligation of Seller.

23.	DUE DILIGENCE
Seller acknowledges that, at reasonable times and upon reasonable notice, Buyer has performed due diligence reviews, and has the right to perform continuing due diligence reviews with respect to the Purchased Mortgage Loans, for purposes of verifying compliance with the representations, warranties and specifications made hereunder, or otherwise. Seller agrees that upon reasonable prior notice to Seller, Buyer or Buyer’s authorized representatives will be permitted during normal business hours to examine, inspect, and make copies and extracts of, the Mortgage

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Loan Files, Servicing Records and any and all documents, records, agreements, instruments or information relating to such Purchased Mortgage Loans in the possession or under the control of Seller, the Servicer or any subservicer and/or the Custodian (provided that, unless an Event of Default has occurred and is continuing, or unless Buyer has a commercially reasonable basis for doing so, Buyer shall not be permitted to conduct more than one (1) such review during any calendar year). Seller also shall make available to Buyer a knowledgeable financial or accounting officer for the purpose of answering questions respecting the Mortgage Loan Files and the Purchased Mortgage Loans. Without limiting the generality of the foregoing, Seller acknowledges that Buyer may enter into Transactions with Seller based solely upon the information provided by Seller to Buyer and the representations, warranties and covenants contained herein, and that Buyer, at its option, has the right at any time, either itself or through its authorized representative, to conduct a partial or complete due diligence review on some or all of the Purchased Mortgage Loans. Buyer may underwrite such Purchased Mortgage Loans itself or engage a third party underwriter to perform such underwriting. Seller agrees to reasonably cooperate with Buyer and any third party underwriter in connection with such underwriting, including, but not limited to, providing Buyer and any third party underwriter with access to any and all documents, records, agreements, instruments or information relating to such Purchased Mortgage Loans in the possession, or under the control, of Seller. Seller further agrees that Seller shall reimburse Buyer for any and all costs and expenses incurred by Buyer in connection with Buyer’s due diligence reviews with respect to the Purchased Mortgage Loan incurred pursuant to this Section 23, including, without limitation, reasonable attorneys’ fees and expenses (provided that, the due diligence conducted in connection with the initial purchase of an Eligible Mortgage Loan shall be limited to the Due Diligence Fee).

24.	SERVICING
(a)    Notwithstanding the purchase and sale of the Purchased Mortgage Loans hereby, unless a Default or an Event of Default shall have occurred and is continuing, Seller and Buyer shall cause the Purchased Mortgage Loans to be serviced for the benefit of Buyer pursuant to the Servicing Agreement. Notwithstanding use of expressions such as “Repurchase Date”, “Repurchase Price”, “margin” and “substitution”, which are used to reflect terminology used in the market for transactions of the kind provided for in this Agreement, it is hereby expressly acknowledged that the Servicing Rights relating to each Mortgage Loan purchased by Buyer hereunder are sold, assigned, and transferred by Seller to Buyer along with such Mortgage Loan.
(b)    Seller agrees that Buyer is the owner of all servicing records, including but not limited to any and all Servicing Agreements, files, documents, records, data bases, computer tapes, copies of computer tapes, proof of insurance coverage, insurance policies, appraisals, other closing documentation, payment history records, and any other records relating to or evidencing the servicing of Purchased Mortgage Loans (the “Servicing Records”) so long as the Purchased Mortgage Loans are subject to this Agreement. Seller grants Buyer a security interest in all servicing fees and rights relating to the Purchased Mortgage Loans and all Servicing Records to secure the obligation of Seller or its designee to service in conformity with this Section 24 and any other obligation of Seller to Buyer subject to the Servicing Agreement. Seller covenants to safeguard such Servicing Records (if in its possession) and to deliver them promptly to Buyer or its designee (including the Custodian) at Buyer’s request.

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(c)    Upon the occurrence and during the continuance of an Event of Default, Buyer may, in its sole discretion, (i) subject to Section 14, sell its right to the Purchased Mortgage Loans on a servicing released basis or (ii) terminate each Servicer or any sub-servicer of the Purchased Mortgage Loans with or without cause, in each case without payment of any termination fee. Notwithstanding any provision of this Agreement to the contrary, upon the occurrence of an Event of Default, Buyer shall have sole control over all decisions, approvals or determinations made with respect to the servicing and administration of the Purchased Mortgage Loans and the exercise of all rights and remedies with respect to the Purchased Mortgage Loans and the related loan and securitization documents evidencing and securing the Purchased Mortgage Loans.
(d)    As of the date hereof, Seller and Buyer have engaged Servicer as servicer of the Purchased Mortgage Loans pursuant to the Servicing Agreement. Seller may engage an additional Servicer; provided that (i) Seller has delivered (x) notice of its intention to engage such Servicer to Buyer and (y) such Servicer’s form of tri-party servicing agreement, in each case, at least sixty (60) days prior to such engagement and (ii) Seller, Buyer and such Servicer enter into a tri-party servicing agreement in form and substance satisfactory to Buyer.
(e)    With respect to each Purchased Mortgage Loan, Seller shall deliver to the Servicer, a servicing direction letter (the “Servicing Direction Letter”) in the form attached hereto as Exhibit X to this Agreement (or such other evidence acceptable to Buyer that notifies the Servicer that such Purchased Mortgage Loan is subject to the related Servicing Agreement), which may be delivered to the Servicer by electronic mail or other electronic means instructing the Servicer to deposit all amounts payable under the related Purchased Mortgage Loan to the Cash Management Account and service the Purchased Mortgage Loan pursuant to the related Servicing Agreement and shall provide to Buyer proof of such delivery.

25.	MISCELLANEOUS
(a)    Time is of the essence under the Transaction Documents and all Transactions thereunder and all references to a time shall mean New York time in effect on the date of the action unless otherwise expressly stated in the Transaction Documents.
(b)    All rights, remedies and powers of Buyer hereunder and in connection herewith are irrevocable and cumulative, and not alternative or exclusive, and shall be in addition to all other rights, remedies and powers of Buyer whether under law, equity or agreement. In addition to the rights and remedies granted to it in this Agreement, to the extent that this Agreement is determined to create a security interest, Buyer shall have all rights and remedies of a secured party under the UCC.
(c)    The Transaction Documents may be executed in counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument. Other than with respect to the signature pages to this Agreement, the Fee Letter, the Guaranty and the Custodial Agreement, delivery by facsimile or other electronic transmission of an executed counterpart of a signature page to this Agreement and each other

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Transaction Document shall be effective as delivery of an original executed counterpart of this Agreement and such other Transaction Documents.
(d)    The headings in the Transaction Documents are for convenience of reference only and shall not affect the interpretation or construction of the Transaction Documents.
(e)    Without limiting the rights and remedies of Buyer under the Transaction Documents, Seller shall pay Buyer’s reasonable actual out-of-pocket costs and expenses, including appraisal fees, reasonable fees and expenses of accountants, attorneys and advisors, incurred in connection with the preparation, negotiation, execution and consummation of, and any amendment, supplement or modification to, the Transaction Documents and the Transactions thereunder (subject to any limitations set forth in the Fee Letter). Seller agrees to pay Buyer on demand all costs and expenses (including reasonable expenses for legal services of every kind) of any subsequent enforcement of any of the provisions hereof, or of the performance by Buyer of any obligations of Seller in respect of the Purchased Mortgage Loans, or any actual or attempted sale, or any exchange, enforcement, collection; compromise or settlement in respect of any of the Collateral and for the custody, care or preservation of the Collateral (including insurance costs) and defending or asserting rights and claims of Buyer in respect thereof, by litigation or otherwise. In addition, Seller agrees to pay Buyer on demand all reasonable costs and expenses (including reasonable expenses for legal services) incurred in connection with the maintenance of the Cash Management Account and registering the Collateral in the name of Buyer or its nominee. Furthermore, Buyer shall have the right to require Seller to order or shall itself have the right to order (in its discretion) an Appraisal of any Mortgaged Property securing a Purchased Mortgage Loan (i) no more than every twelve (12) months, to determine whether such Purchased Mortgage Loan is an Impaired Asset, (ii) if Buyer determines that a Material Adverse Change has occurred, (iii) if Seller or Guarantor have ordered an appraisal of such Mortgaged Property that does not meet the defined term “Appraisal”, (iv) if an event of default has occurred under the terms of the Mortgage Loan Documents for such Mortgaged Property, (v) when the terms of the Mortgage Loan Documents for such Purchased Mortgage Loan requires an appraisal to be ordered and (vi) for any Purchased Mortgage Loan remaining on the Facility during the First Extension Period and Second Extension Period, as applicable (each of the foregoing, an “Appraisal Trigger Event”) and, in all cases, Seller agrees to pay Buyer’s out-of-pocket costs and expenses for such Appraisal promptly upon demand. All such expenses shall be recourse obligations of Seller to Buyer under this Agreement.
(f)    Each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or be invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.
(g)    Intentionally Omitted.
(h)    This Agreement, the Fee Letter and each Confirmation contains a final and complete integration of all prior expressions by the parties with respect to the subject matter hereof and thereof and shall constitute the entire agreement among the parties with respect to such subject matter, superseding all prior oral or written understandings.

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(i)    The parties understand that this Agreement is a legally binding agreement that may affect such party’s rights. Each party represents to the other that it has received legal advice from counsel of its choice regarding the meaning and legal significance of this Agreement and that it is satisfied with its legal counsel and the advice received from it.
(j)    Should any provision of this Agreement require judicial interpretation, it is agreed that a court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against any Person by reason of the rule of construction that a document is to be construed more strictly against the Person who itself or through its agent prepared the same, it being agreed that all parties have participated in the preparation of this Agreement.
(k)    Any notice, acknowledgment, statement or certificate (including, without limitation, any Confirmation) given by Buyer to Seller shall be effective as, and shall be deemed to be, a notice, acknowledgment, statement or certificate given to Seller. Buyer may, without necessity of any inquiry, rely solely upon any notice, acknowledgment, statement or certificate of any of (1) Seller or (2) any authorized representative of Seller set forth on Exhibit II or otherwise designated by Seller from time to time. Any disbursements of funds to Seller provided for in Article 5 of this Agreement or otherwise in this Agreement or the Transaction Documents shall be deemed properly made to Seller if disbursed to Seller or its designee.

26.	INTENT
(a)    Buyer and Seller intend (a) for each Transaction to qualify for the safe harbor treatment provided by the Bankruptcy Code and for Buyer to be entitled to all of the rights, benefits and protections afforded to Persons under the Bankruptcy Code with respect to a “securities contract” as defined in Section 741(7) of the Bankruptcy Code and that payments under this Agreement are deemed “margin payments” or “settlement payments,” as defined in Section 101 of the Bankruptcy Code, (b) for the grant of a security interest set forth in Section 6 to also be a “securities contract” as defined in Section 741(7)(A)(xi) of the Bankruptcy Code, and (c) that Buyer (for so long as Buyer is a “financial institution,” “financial participant” or other entity listed in Section 555, 559 or 362(b)(6) of the Bankruptcy Code) shall be entitled to the “safe harbor” benefits and protections afforded under the Bankruptcy Code with respect to a “securities contract,” including (x) the rights, set forth in Article 14 and in Section 555, 559 and 561 of the Bankruptcy Code, to liquidate the Purchased Mortgage Loans and terminate this Agreement, and (y) the right to offset or net out as set forth in herein and in Section 362(b)(6) of the Bankruptcy Code.
(b)    Buyer and Seller acknowledge and agree that Buyer’s right to liquidate Purchased Mortgage Loans delivered to it in connection with Transactions hereunder or to exercise any other remedies pursuant to Article 14 and as otherwise provided in the Transaction Documents is a contractual right to liquidate such Transactions as described in Section 555, 559 and 561 of the Bankruptcy Code.
(c)    Buyer and Seller acknowledge and agree that if either Buyer or Seller is an “insured depository institution,” as such term is defined in the Federal Deposit Insurance Act (“FDIA”), then each Transaction hereunder is a “qualified financial contract,” as that term is defined in FDIA and

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any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).
(d)    Buyer and Seller acknowledge and agree that this Agreement constitutes a “netting contract,” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”), and each payment entitlement and payment obligation under any Transaction shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation,” respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a “financial institution,” as that term is defined in FDICIA). Buyer and Seller expressly represent, warrant, acknowledge and agree that this Agreement constitutes a “master netting agreement,” as defined in Section 101(38A) of the Bankruptcy Code.

27.	CHANGE IN CIRCUMSTANCES
(a)    Taxes.
(i)    Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.
(A)    Any and all payments by or on account of any Facility Obligation of Seller or Guarantor hereunder or under any other Transaction Document shall be made free and clear of and without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws (as determined in the good faith discretion of Buyer) require the deduction or withholding of any Tax from any such payment by Buyer, Seller or Guarantor, then Buyer, Seller, or Guarantor shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to subsection (vi) below.
(B)    If Seller, Guarantor or Buyer shall be required by the Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then: (1) Seller, Guarantor or Buyer shall withhold or make such deductions as are determined Buyer to be required based upon the information and documentation it has received pursuant to subsection (vi) below; (2) Seller, Guarantor or Buyer shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code; and (3) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by Seller or Guarantor shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

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(C)    If Seller, Guarantor or Buyer shall be required by any applicable Laws other than the Code to withhold or deduct any Taxes from any payment, then: (1) Seller, Guarantor or Buyer, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (vi) below; (2) Seller, Guarantor or Buyer, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws; and (3) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the Seller or Guarantor shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section (a)) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.
(ii)    Payment of Other Taxes by Seller. Without limiting the provisions of subsection (i) above, Seller shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of Buyer, timely reimburse it for the payment of, any Other Taxes.
(iii)    Tax Indemnifications.
Seller shall, and does hereby, indemnify each Recipient, and shall make payment in respect thereof within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of any such payment or liability delivered to Seller by Buyer, shall be conclusive absent manifest error.
(iv)    Evidence of Payments. Upon request by Buyer after any payment of Taxes by Seller to a Governmental Authority as provided in this Section, Seller shall deliver to Buyer the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to Buyer.
(v)    Mitigation. If the Buyer or any applicable Lending Installation claims any additional amount in respect of Taxes payable pursuant to this Section 27, it shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its applicable lending office or file any certificate or document, if, in the judgment of Buyer or such Lending Installation, such action would avoid the need for or reduce the amount of any such Taxes and would not subject Buyer or such Lending Installation to any unreimbursed cost or expense and would not otherwise be disadvantageous to Buyer or such Lending Installation. The Seller hereby agrees to pay all

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reasonable costs and expenses incurred by any such Person in connection with any such action.
(vi)    Status of Buyer; Tax Documentation.
(a)    If Buyer or any Person that acquires the rights and obligations of Buyer under this Agreement is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Transaction Document, the Buyer or such Person shall deliver to Seller or Buyer, at the time or times reasonably requested by Seller or Buyer, such properly completed and executed documentation reasonably requested by Seller or Buyer as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, Buyer or any Person that acquires the rights and obligations of Buyer under this Agreement, if reasonably requested by Seller, or Buyer, shall deliver such other documentation prescribed by applicable law or reasonably requested by Seller or Buyer as will enable Seller or Buyer to determine whether or not Buyer or such Person is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than any such documentation set forth in subsection (b) hereof) shall not be required if in the Buyer or such Person’s reasonable judgment such completion, execution or submission would subject Buyer or such Person to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of Buyer or such Person.
(b)    Without limiting the generality of the foregoing, if Seller is a U.S. Person:
(A)    Buyer and any Person that acquires the rights and obligations of Buyer under this Agreement that is a U.S. Person shall deliver to Seller, Guarantor and Buyer on or prior to the date on which such Person becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of Seller, Guarantor or Buyer), executed copies of IRS Form W-9 certifying that Buyer is exempt from U.S. federal backup withholding tax;
(B)    any Foreign Buyer shall, to the extent it is legally entitled to do so, deliver to Seller and Buyer (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Buyer becomes a party under this Agreement (and from time to time thereafter upon the reasonable request of Seller, Guarantor and Buyer), whichever of the following is applicable:
(a)    in the case of a Foreign Buyer claiming the benefits of an income tax treaty to which the United States is a party: (x) with respect to payments of interest under any

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Transaction Document, executed copies of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty; and (y) with respect to any other applicable payments under any Transaction Document, executed copies of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(b)    executed copies of IRS Form W-8ECI;
(c)    in the case of a Foreign Buyer claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code; (x) a certificate substantially in the form of Exhibit XI-A to the effect that such Foreign Buyer is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of Seller or Guarantor within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”); and (y) executed copies of IRS Form W-8BEN or W-8BEN-E; or
(d)    to the extent a Foreign Buyer is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit XI-B or Exhibit XI-C, IRS Form W-9, or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Buyer is a partnership and one or more direct or indirect partners of such Foreign Buyer are claiming the portfolio interest exemption, such Foreign Buyer may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit XI-D on behalf of each such direct and indirect partner;
(C)    any Foreign Buyer shall, to the extent it is legally entitled to do so, deliver to Seller, Guarantor and Buyer (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Buyer becomes a party under this Agreement (and from time to time thereafter upon the reasonable request of Seller, Guarantor and Buyer), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed,

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together with such supplementary documentation as may be prescribed by applicable law to permit Seller, Guarantor and Buyer to determine the withholding or deduction required to be made; and
(D)    if a payment made to Buyer or any Person that acquires the rights and obligations of Buyer under this Agreement would be subject to U.S. federal withholding Tax imposed by FATCA if Buyer or such Person were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), Buyer or such Person shall deliver to Seller, Guarantor and Buyer at the time or times prescribed by law and at such time or times reasonably requested by Seller, Guarantor or Buyer such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Seller, Guarantor or Buyer as may be necessary for Seller, Guarantor and Buyer to comply with their obligations under FATCA and to determine that Buyer or such Person has complied with such Person’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(c)    Each Person providing documentation under this Section 27(a)(iv) agrees that if any IRS form or related certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or related certification or promptly notify Seller, Guarantor or Buyer, as applicable, of its legal inability to do so.
(vii)    Treatment of Certain Refunds. If any Recipient determines, in its sole discretion, exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by Seller or Guarantor, or with respect to which Seller or Guarantor has paid additional amounts pursuant to this Section, it shall promptly notify Seller of such refund and promptly pay to Seller or Guarantor, as applicable, an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by Seller or Guarantor under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that Seller or Guarantor, upon the request of such Recipient, agree to repay the amount paid over to any such Seller or Guarantor (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Recipient in the event such Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to Seller or Guarantor pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position

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than such Recipient would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This subsection shall not be construed to require the Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to Seller, Guarantor or any other Person.
(viii)    Survival. Each party’s obligations under this Section shall survive the assignment of rights by Buyer, the termination of the Facility and the repayment, satisfaction or discharge of all other Facility Obligations.
(b)    Illegality. If Buyer determines that any Change in Law, or in the interpretation or application thereof shall make it unlawful for Buyer to effect Transactions as contemplated by the Transaction Documents, (i) the commitment of Buyer hereunder to enter into new Transactions and to continue Transactions as such, or to make any Subsequent Purchase or pay the Supplemental Purchase Price, shall forthwith be canceled, and (ii) the outstanding Transactions shall, at Buyer’s discretion, be converted automatically to Alternative Rate Transactions, for which the Pricing Rate shall be the Alternative Rate, on the last day of the then current Pricing Rate Period or within such earlier period as may be required by law. Buyer’s method of determining any amount payable to Buyer pursuant to the immediately preceding sentence shall be substantially similar to the method used by Buyer in implementing similar provisions for similarly situated sellers and repurchase facilities similar to the Facility. If any such conversion of a Transaction occurs on a day which is not the last day of the then current Pricing Rate Period with respect to such Transaction, Seller shall pay to Buyer such amounts, if any, as may be required pursuant to this Section 27(b) of this Agreement. Seller shall indemnify Buyer and hold Buyer harmless from any loss or expense (not to include any lost profit or opportunity) (including, without limitation, reasonable attorneys’ fees and disbursements) which Buyer may sustain or incur as a consequence of (x) default by Seller in terminating any Transaction after Seller has given a notice in accordance with Section 3(h) of a termination of a Transaction or (y) default by Seller in selling Eligible Mortgage Loans after Seller has notified Buyer of a proposed Transaction and Buyer has agreed to purchase such Eligible Mortgage Loans in accordance with the provisions of this Agreement.
(c)    Inability to Determine Rates. If, prior to the first day of any Pricing Rate Period with respect to any Transaction, Buyer determines that: (i) Dollar deposits are not being offered to banks in the London interbank Eurodollar market for the applicable amount for the Pricing Rate Period; (ii) adequate and reasonable means do not exist for determining the one-month LIBOR rate for such Pricing Rate Period; or (iii) the one-month LIBOR rate for does not adequately and fairly reflect the cost to Buyer of making or maintaining Transactions or such Pricing Rate Period. Thereafter, the Pricing Rate with respect to such Transaction for such Pricing Rate Period, and for any subsequent Pricing Rate Period until notice from Buyer has been withdrawn, shall be determined based upon an alternate index selected by Buyer (the “Alternative Rate”), reasonably comparable to that of the one-month LIBOR rate, intended to generate a return substantially the same as that generated by one-month LIBOR rate; provided Buyer’s method of determining any amount payable to Buyer pursuant to this clause (c) shall be substantially similar to the method used by Buyer in implementing similar provisions for similarly situated sellers and repurchase facilities similar to the Facility.

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(d)    Increased Costs Generally. If there shall occur any adoption or implementation of, or change to, any Regulation, or interpretation or administration thereof, which shall have the effect of imposing on Buyer (or Buyer’s holding company) any increase or expansion of or any new: Tax (other than (A) Indemnified Taxes, (B) Taxes in clauses (b) through (d) of the definition of “Excluded Taxes”, and (C) Connection Income Taxes), charge, fee, assessment or deduction of any kind whatsoever, or reserve, capital adequacy, special deposits or similar requirements against credit extended by, assets of, or deposits with or for the account of Buyer or other conditions affecting the extensions of credit under this Agreement; then Seller or Guarantor shall pay to Buyer such additional amount as Buyer deems necessary to compensate Buyer for any increased cost to Buyer attributable to the extension(s) of credit under this Agreement and/or for any reduction in the rate of return on Buyer’s capital and/or Buyer’s revenue attributable to such extension(s) of credit; provided that the Buyer’s method of determining any amount payable to Buyer pursuant to this clause (d) shall be substantially similar to the method used by Buyer in implementing similar provisions for similarly situated sellers and repurchase facilities similar to the Facility. As used above, the term “Regulation” shall include any federal, state or international law, governmental or quasi-governmental rule, regulation, policy, guideline or directive (including but not limited to the Dodd-Frank Wall Street Reform and Consumer Protection Act and enactments, issuances or similar pronouncements by Buyer for International Settlements, the Basel Committee on Banking Regulations and Supervisory Practices or any similar authority and any successor thereto) that applies to Buyer. Buyer determination of the additional amount(s) due under this paragraph shall be binding in the absence of manifest error, and such amount(s) shall be payable within 15 days of demand and, if recurring, as otherwise billed by Buyer.
(e)    Delay in Requests. If Buyer becomes entitled to claim any additional amounts pursuant to this Section 27, it shall promptly notify Seller of the event by reason of which it has become so entitled within one hundred and eighty (180) days after becoming aware thereof (the “Change in Circumstance Notice”). A certificate as to any additional amounts payable pursuant to this Section submitted by Buyer to Seller shall be included in the Change in Circumstance Notice setting forth the basis of calculation therefor and shall be conclusive and binding on Seller in the absence of manifest error. Seller shall pay such additional amounts on demand. Failure or delay on the part of Buyer to demand compensation pursuant to the foregoing provisions of this Section 27 shall not constitute a waiver of Buyer’s right to demand such compensation.
(f)    LIBO Rate Changes. Notwithstanding anything herein to the contrary, Buyer’s method of determining any amount payable by Buyer due to an adjustment of the LIBO Rate for any reserve requirement or any subsequent costs arising from a change in government regulation (as set forth in the definition of LIBO Rate) shall be substantially similar to the method used by Buyer in implementing similar provisions for similarly situated sellers and repurchase facilities similar to the Facility.

[Signatures follow on next page]

LEGAL02/36513741v13

IN WITNESS WHEREOF, the parties have executed this Master Repurchase and Securities Contract as of the 1st day of August, 2016.

BUYER:

U.S. BANK NATIONAL ASSOCIATION
By:	/s/ Jason Cohan
Name:	Jason Cohan
Title:	Assistant VP

[Signatures continue on the following page.]

Master Repurchase and Securities Contract
USBank/Ares Lender US LLC

SELLER:

ACRC LENDER US LLC, a Delaware limited liability company
By:	/s/ Tae-Sik Yoon
Name:	Tae-Sik Yoon
Title:	Chief Financial Officer

Master Repurchase and Securities Contract
USBank/Ares Lender US LLC

ANNEX I
Names and Addresses for Communications between Parties
Buyer:
U.S Bank National Association
Galleria North Tower I
13737 Noel Road, Suite 800
Dallas, Texas 75240
Attention:         Huvishka Ali and Jason Cohan
Telephone:        (972) 581-1602/(972) 581-1628
Facsimile No.:        (972) 581-1670

With copies to:

U.S Bank National Association
Galleria North Tower I
13737 Noel Road, Suite 800
Dallas, Texas 75240
Attention:         Loan Administration -
Dolores Lucio
Facsimile No.:        (972) 581-1670
Confirmation No.:    (972) 581-1631

With copies to:

Patrick Sargent
Alston & Bird LLP
2828 N. Harwood St., Floor 18
Telephone:    214-922-3502
Seller:
ACRC Lender US LLC
c/o Ares Management
245 Park Avenue, 42nd Floor,
New York, NY, 10167
Attn: Real Estate Capital Markets & Legal Department
Telephone: 646-259-4842
Telecopy: 310-388-3041

Annex I – Page 1
LEGAL02/36513741v13

ACRC Lender US LLC
c/o Ares Management
2000 Avenue of the Stars, 12th Floor
Los Angeles, CA 90067
Attention: Chief Accounting Officer
Telephone: 310-201-4100
Telecopy: 310-203-8820
ACRC Lender US LLC
c/o Ares Management
One North Wacker Drive, 48th Floor
Chicago, Illinois 60606
Attn: Legal Department and Capital Markets Group
Telephone: 312-252-7500
Telecopy: 312-252-7501

Annex I – Page 2
LEGAL02/36513741v13

ANNEX II

(see attached)

Annex I – Page 3
LEGAL02/36513741v13

EXHIBIT I
FORM OF CONFIRMATION
CONFIRMATION STATEMENT
U.S. BANK NATIONAL ASSOCIATION
Ladies and Gentlemen:
U.S. Bank National Association, is pleased to deliver our written CONFIRMATION of our agreement to enter into the Transaction pursuant to which U.S. Bank National Association shall purchase from you the Eligible Mortgage Loans identified in this Confirmation, pursuant to the Master Repurchase and Securities Contract (“MRSC”) between U.S. Bank National Association (the “Buyer”) and ACRC Lender US LLC (“Seller”), dated as of August 1, 2016 (the “Agreement”: capitalized terms used herein without definition have the meanings given in the Agreement), as follows below and on the attached Appendix 1:

Purchase Date:	____________
Repurchase Date:
Purchased Mortgage Loan:	As identified on attached Appendix 1

Initial Purchase Price:	As identified on attached Appendix 1
Purchase Price Percentage:	%
Pricing Rate:	One month LIBOR plus [_____]% (the “Applicable Spread”)
Maximum Purchase Price Percentage:
Maximum Advance Amount:

Maximum Repurchase Price: Minimum Buyer’s Debt Yield: Minimum Buyer’s DSCR: Maximum As-is Buyer’s LTV: Other Covenants (financial or otherwise): [First Covenant Determination Quarterly Period:]

Exhibit I – Page 1

Name and address for communications:	Buyer:
U.S Bank National Association
13737 Noel Road, Suite 800
Dallas, Texas 75240
Attention: Huvishka Ali/Jason Cohan
Telephone: (972) 581-1602/(972) 581-1628
Facsimile No.: (972) 581-1670

U.S Bank National Association
13737 Noel Road, Suite 800
Dallas, Texas 75240
Attention: Loan Administration -
DoloresLucio
Facsimile No.: (972) 581-1670
Confirmation No.: (972) 581-1631

Seller:
ACRC Lender US LLC
c/o Ares Management
245 Park Avenue, 42nd Floor,
New York, NY, 10167
Attn: Real Estate Capital Markets & Legal Department
Telephone: 646-259-4842
Telecopy: 310-388-3041

ACRC Lender US LLC
c/o Ares Management
2000 Avenue of the Stars, 12th Floor
Los Angeles, CA 90067
Attention: Chief Accounting Officer
Telephone: 310-201-4100
Telecopy: 310-203-8820

ACRC Lender US LLC
c/o Ares Management
One North Wacker Drive, 48th Floor
Chicago, Illinois 60606
Attn: Legal Department and Capital Markets Group
Telephone: 312-252-7500
Telecopy: 312-252-7501*

All of the Transaction Conditions Precedent have been satisfied or, to the extent reflected on Exhibit A to this Confirmation, waived by Buyer. Any conditions to any such waivers shall be set forth on such Exhibit A.
The Mortgage Loan described in Appendix 1 to this Confirmation is an Eligible Mortgage Loan and all of the representations and warranties contained in the Repurchase Agreement (including Exhibit VI to the Repurchase Agreement as applicable to such Purchased Mortgage Loan) are true and correct except to the extent that such representations and warranties (x) specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date,

Exhibit I – Page 2

or (y) are already qualified by materiality, in which case such representations and warranties shall be true and correct in all respects), subject to any exceptions identified on Appendix 1.
No Default or Event of Default exists on the date hereof nor will exist as a result of the Transaction contemplated hereby.
After giving effect to such Transaction, the aggregate Maximum Repurchase Price for all Purchased Mortgage Loans subject to Transactions outstanding does not exceed the Facility Amount.

[FUNDING ACCOUNT WIRING INSTRUCTIONS]

Exhibit I – Page 3

U.S. BANK NATIONAL ASSOCIATION

By:
Name:
Title:

AGREED AND ACKNOWLEDGED:

ACRC LENDER US LLC, a Delaware limited liability company

By:
Name:
Title:

Exhibit I – Page 4

Appendix 1 to Confirmation
For each Eligible Mortgage Loan, describe, as applicable:

(a) Transaction Name
(b) Borrower Name
(c) Property Type
(d) City, State
(e) Appraised Value
(f) Appraisal Date
(g) Maximum Commitment
(h) Current Balance
(i) Current Interest Rate
(j) Note Date
(k) Initial Maturity Date
(l) Extended Maturity Date (if applicable)
(m) Detailed description of any Representation Exceptions (if any) – describe on separate page and cross-reference the related paragraph numbers in Schedule 1 to the Repurchase Agreement
(p) Initial Purchase Price
(q) Maximum Repurchase Price

EXHIBIT II
AUTHORIZED REPRESENTATIVES OF SELLER

Name	Specimen Signature

EXHIBIT III
FORM OF CUSTODIAL DELIVERY
On this ____ of _____, 20[__], ACRC LENDER US LLC (“Seller”), as Seller under that certain Master Repurchase and Securities Contract, dated as of August 1, 2016 (the “Repurchase Agreement”) between Seller and U.S. Bank National Association (“Buyer”), does hereby deliver to U.S. Bank National Association (“Custodian”), as custodian under that certain Custodial Agreement, dated as of August 1, 2016 (the “Custodial Agreement”) among Buyer, Seller and Custodian, the Mortgage Loan Files with respect to the Purchased Mortgage Loans to be purchased by Buyer pursuant to the Repurchase Agreement and identified on Schedule I hereto, which shall be subject to the terms of the Custodial Agreement on the date hereof.
With respect to the Mortgage Loan Files delivered hereby, for the purposes of issuing the Trust Receipt, the Custodian shall review the Mortgage Loan Files to ascertain delivery of the documents listed in Section 7(c) to the Repurchase Agreement.
Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Custodial Agreement.
IN WITNESS WHEREOF, Seller has caused its name to be signed hereto by its officer thereunto duly authorized as of the day and year first above written.

__________________, a ______________

By:	____________________________________
Its: ____________________________________

SCHEDULE I
EXHIBIT IV
DUE DILIGENCE CHECKLIST
General Information
Investment Committee Report
Site Inspection Report
Maps and Photos
Credit Committee Approval (with signatures)

Borrower/Guarantor Information
Credit Reports
Financial Statements & Tax Returns
Borrower Structure or Org Chart
Bankruptcy and Foreclosure History
Property Information
Historical Operating Statements
Rent Rolls
Budget
Insurance Review
Retail Sales Figures
Market Survey
Statement of Income and Expenses
Leasing Information
Stacking Plan
Major Leases
Tenant Estoppels
SNDA’s
Third Party Reports
Appraisals
Environmental Site Assessments
Engineering and Property Condition Reports
Seismic Reports
Title Survey
Search Reports
Other Information
Hotel Franchise Compliance Reports
Hotel Franchise Agreement
Hotel Franchise Comfort Letters
Ground Lease
Management Contract

Documentation
Purchase and Sale Agreement
Closing Statement
Legal Binder

Financial Information
Debt Service Coverage Ratio
Debt Yield
Market Value
Net Operating Income
Net Cash Flow

Appendix 1 – Page 1

EXHIBIT V
FORM OF POWER OF ATTORNEY
“Know All Men by These Presents, that ACRC Lender US LLC (“Seller”), does hereby appoint U.S. Bank National Association (“Buyer”), its attorney-in-fact to act in Seller’s name, place and stead in any way which Seller could do with respect to (i) the completion of the endorsements of the Mortgage Notes, the Purchased Mortgage Loans and the Assignments of Mortgages, (ii) the recordation of the Assignments of Mortgages and other recordable Mortgage Loan Documents and (iii) the enforcement of Seller’s rights under the Purchased Mortgage Loans purchased by Buyer pursuant to the Master Repurchase and Securities Contract dated as of August 1, 2016 (the “Master Repurchase Agreement”) between Seller and Buyer, and to take such other steps as may be necessary or desirable to enforce Buyer’s rights against the Purchased Mortgage Loans, the related Mortgage Loan Files and the Servicing Records to the extent that Seller is permitted by law to act through an agent. Capitalized terms used above that are not defined herein have the meaning assigned them in the Master Repurchase Agreement.
TO INDUCE ANY THIRD PARTY TO ACT HEREUNDER, SELLER HEREBY AGREES THAT ANY THIRD PARTY RECEIVING A DULY EXECUTED COPY OR FACSIMILE OF THIS INSTRUMENT MAY ACT HEREUNDER, AND THAT REVOCATION OR TERMINATION HEREOF SHALL BE INEFFECTIVE AS TO SUCH THIRD PARTY UNLESS AND UNTIL ACTUAL NOTICE OR KNOWLEDGE OF SUCH REVOCATION OR TERMINATION SHALL HAVE BEEN RECEIVED BY SUCH THIRD PARTY FROM BUYER, AND SELLER ON ITS OWN BEHALF AND ON BEHALF OF SELLER’S ASSIGNS, HEREBY AGREES TO INDEMNIFY AND HOLD HARMLESS ANY SUCH THIRD PARTY FROM AND AGAINST ANY AND ALL CLAIMS THAT MAY ARISE AGAINST SUCH THIRD PARTY BY REASON OF SUCH THIRD PARTY HAVING RELIED ON THE PROVISIONS OF THIS INSTRUMENT.
IN WITNESS WHEREOF Seller has caused this Power of Attorney to be executed and Seller’s seal to be affixed this ___ day of _______________, 20__.

__________________, a ______________

By:	__________________________________
Its: __________________________________

EXHIBIT VI
REPRESENTATIONS AND WARRANTIES
REGARDING EACH PURCHASED MORTGAGE LOAN

1.
Whole Loan; Ownership of Purchased Mortgage Loans. Each Purchased Mortgage Loan is a whole loan and not a participation interest in a Purchased Mortgage Loan. At the time of the sale, transfer and assignment to Buyer, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Seller), participation or pledge, and the Seller had good title to, and was the sole owner of, each Purchased Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such Purchased Mortgage Loan other than any servicing rights appointment or similar agreement. Seller has full right and authority to sell, assign and transfer each Purchased Mortgage Loan, and the assignment to Buyer constitutes a legal, valid and binding assignment of such Purchased Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Purchased Mortgage Loan.

2.
Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases and Rents (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Purchased Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Mortgage Loan Documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Mortgage Loan Documents invalid as a whole or materially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan Documents, including, without limitation, any such valid offset, defense, counterclaim or right based on fraud by Seller in connection with the origination of the Purchased Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan Documents.

3.
Mortgage Provisions. The Mortgage Loan Documents for each Purchased Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, nonjudicial foreclosure subject to the limitations set forth in the Standard Qualifications.

4.
Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage Loan File (a) the material terms of such Mortgage, Mortgage Note, Purchased Mortgage Loan guaranty, and related Mortgage Loan Documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect that could reasonably be expected to have a material adverse effect on such Purchased Mortgage Loan; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the related Mortgagor nor the related guarantor has been released from its material obligations under the Purchased Mortgage Loan.

5.
Lien; Valid Assignment. Subject to the Standard Qualifications, each assignment of Mortgage and assignment of Assignment of Leases and Rents from the Seller constitutes a legal, valid and binding assignment from the Seller. Each related Mortgage and Assignment of Leases and Rents is freely assignable without the consent of the related Mortgagor, or such consent has been obtained. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee or leasehold interest in the Mortgaged Property in the principal amount of such Purchased Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions set forth in paragraph (6) (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was, and as of the Purchase Date, to the Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, to the Seller’s knowledge and subject to the rights of tenants (as tenants only) (subject to and excepting Permitted Encumbrances and the Title Exceptions), no circumstances exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below). Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code (“UCC”) financing statements is required in order to effect such perfection.

6.
Permitted Liens; Title Insurance. Each Mortgaged Property securing a Purchased Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Purchased Mortgage Loan (or with respect to a Purchased Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; and (f) if the related Purchased Mortgage Loan is cross-collateralized and cross-defaulted with another Purchased Mortgage Loan (each a “Crossed Purchased Mortgage Loan”), the lien of the Mortgage for another Purchased Mortgage Loan that is cross-collateralized and cross-defaulted with such Crossed Purchased Mortgage Loan, provided that none of which items (a) through (f), individually or in the aggregate, materially and adversely interferes with the value or current use of the Mortgaged Property or the security intended to be provided by such Mortgage or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clause (f) of the preceding sentence, none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Seller thereunder and no claims have been paid thereunder. Neither the Seller, nor to the Seller’s knowledge, any other holder of the Purchased Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

7.
Junior Liens. It being understood that B notes secured by the same Mortgage as a Purchased Mortgage Loan are not subordinate mortgages or junior liens, except for any Crossed Purchased Mortgage Loan, there are, as of origination, and to the Seller’s knowledge, as of the Purchase Date, no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics and materialmens liens (which are the subject of the representation in paragraph (5) above), and equipment and other personal property financing). The Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor.

8.
Assignment of Leases and Rents. There exists as part of the related Purchased Mortgage Loan File an Assignment of Leases and Rents (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and the Title Exceptions, each related Assignment of Leases and Rents creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases and Rents, subject to applicable law, provides that, upon an event of default under the Purchased Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

9.
UCC Filings. If the related Mortgaged Property is operated as a hospitality property, the Seller has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, have been submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the Purchased Mortgage Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such Mortgagor and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Mortgage Loan Documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be. Subject to the Standard Qualifications, each related Mortgage (or equivalent document) creates a valid and enforceable lien and security interest on the items of personalty described above. No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.

10.
Condition of Property. Seller or the originator of the Purchased Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Purchased Mortgage Loan and within twelve months of the Purchase Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Purchased Mortgage Loan no more than twelve months prior to the Purchase Date. To the Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Purchase Date, each related Mortgaged Property was free and clear of any material damage (other than (i) any damage or deficiency that is estimated to cost less than $50,000 to repair, (ii) any deferred maintenance for which escrows were established at origination and (iii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Purchased Mortgage Loan.

11.
Taxes and Assessments. All real estate taxes, governmental assessments and other similar outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, that could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that prior to the Purchase Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

12.
Condemnation. As of the date of origination and to the Seller’s knowledge as of the Purchase Date, there is no proceeding pending, and, to the Seller’s knowledge as of the date of origination and as of the Purchase Date, there is no proceeding threatened, for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

13.
Actions Concerning Purchased Mortgage Loan. To the Seller’s knowledge, based on evaluation of the Title Policy (as defined in paragraph 6), an engineering report or property condition assessment as described in paragraph 10, applicable local law compliance materials as described in paragraph 24, reasonable and customary bankruptcy, civil records, UCC-1, and judgment searches of the Obligors and guarantors, and the ESA (as defined in paragraph 40) on and as of the date of origination and as of the Purchase Date, there was no pending or filed action, suit or proceeding involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Purchased Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan Documents or (f) the current principal use of the Mortgaged Property.

14.
Escrow Deposits. All escrow deposits and payments required to be escrowed with lender pursuant to each Purchased Mortgage Loan are in the possession, or under the control, of the Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with lender under the related Mortgage Loan Documents are being conveyed by the Seller to Buyer or its servicer.

15.
No Holdbacks. The principal balance as of the Initial Purchase Date of the Purchased Mortgage Loan set forth on the Purchased Mortgage Loan Schedule has been fully disbursed as of the Initial Purchase Date and there is no requirement for future advances thereunder (except (i) in those cases where the full amount of the Purchased Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by Seller to merit such holdback and (ii) as is reflected on the Confirmation (as reflected in the difference between the Initial Purchase Price and the Maximum Repurchase Price).

16.
Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan Documents and having a claims-paying or financial strength rating of any one of the following: (i) at least “A-:VIII” from A.M. Best Company, (ii) at least “A3” (or the equivalent) from Moody’s Investors Service, Inc. or (iii) at least “A-” from Standard & Poor’s Ratings Service (collectively the “Insurance Rating Requirements”), in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the Purchased Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan Documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Purchased Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).
If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in the maximum amount available under the National Flood Insurance Program.
If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms.
The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan Documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Seller for loans originated for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.
An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing either the scenario expected limit (“SEL”) or the probable maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the SEL or PML, as applicable, was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the SEL or PML, as applicable, would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer meeting the Insurance Rating Requirements in an amount not less than 100% of the SEL or PML, as applicable.
The Mortgage Loan Documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related Purchased Mortgage Loan, the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Purchased Mortgage Loan together with any accrued interest thereon.
All premiums on all insurance policies referred to in this section required to be paid as of the Purchase Date have been paid, and such insurance policies name the lender under the Purchased Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of Buyer. Each related Purchased Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the lender to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by Seller.

17.
Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the Purchased Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created or the non-recourse carveout guarantor under the Purchased Mortgage Loan has indemnified the mortgagee for any loss suffered in connection therewith.

18.
No Encroachments. To Seller’s knowledge based solely on surveys obtained in connection with origination (which may have been a previously existing “as built” survey) and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Purchased Mortgage Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Purchased Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No material improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements have been obtained under the Title Policy.

19.
No Contingent Interest or Equity Participation. No Purchased Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by Seller.

20.	Intentionally Omitted.

21.
Compliance with Usury Laws. The interest rate (exclusive of any default interest, late charges, exit fees, yield maintenance charges or prepayment premiums) of such Purchased Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

22.
Authorized to do Business. To the extent required under applicable law, as of the Purchase Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Purchased Mortgage Loan by the Buyer.

23.
Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Seller’s knowledge, as of the Purchase Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related mortgagee.

24.
Local Law Compliance. To the Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Seller for similar commercial, multifamily and manufactured housing community mortgage loans intended for securitization, with respect to the improvements located on or forming part of each Mortgaged Property securing a Purchased Mortgage Loan as of the date of origination of such Purchased Mortgage Loan and as of the Purchase Date, there are no material violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) other than those which (i) constitute a legal non-conforming use or structure, as to which the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to a casualty or the inability to restore or repair to the full extent necessary to maintain the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of the Mortgaged Property, (ii) are insured by the Title Policy or other insurance policy, (iii) are insured by law and ordinance insurance coverage in amounts customarily required by the Seller for loans originated for securitization that provides coverage for additional costs to rebuild and/or repair the property to current Zoning Regulations or (iv) would not have a material adverse effect on the Commercial Mortgage Loan. The terms of the Mortgage Loan Documents require the Mortgagor to comply in all material respects with all applicable governmental regulations, zoning and building laws.

25.
Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan Documents that it shall keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the Mortgaged Property in full force and effect, and to the Seller’s knowledge based upon a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by the Seller for similar commercial, multifamily and manufactured housing community mortgage loans intended for securitization, all such material licenses, permits and applicable governmental authorizations are in effect. The Purchased Mortgage Loan requires the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

26.
Recourse Obligations. The Mortgage Loan Documents for each Purchased Mortgage Loan provide that such Purchased Mortgage Loan is non-recourse to the related parties thereto except that (a) the related Mortgagor and at least one individual or entity shall be fully liable for actual losses, liabilities, costs and damages arising from certain acts of the related Mortgagor and/or its principals specified in the related Mortgage Loan Documents, which acts generally include the following: (i) acts of fraud or intentional material misrepresentation, (ii) misappropriation of rents (following an Event of Default), insurance proceeds or condemnation awards, (iii) intentional material physical waste of the Mortgaged Property, and (iv) any breach of the environmental covenants contained in the related Mortgage Loan Documents, and (b) the Purchased Mortgage Loan shall become full recourse to the related Mortgagor and at least one individual or entity, upon the occurrence of certain events or acts specified in the related Mortgage Loan File, including the filing by the related Mortgagor of a voluntary petition under federal or state bankruptcy or insolvency law.

27.
Mortgage Releases. The terms of the related Mortgage or related Commercial Mortgage Loan Documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Commercial Mortgage Loan, (b) upon payment in full of such Commercial Mortgage Loan, (c) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Commercial Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (d) as required pursuant to an order of condemnation.

28.
Financial Reporting and Rent Rolls. The Mortgage Loan Documents require the Mortgagor to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements with respect to each Purchased Mortgage Loan with more than one Mortgagor are in the form of an annual combined balance sheet of the Mortgagor entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the Mortgaged Properties on a combined basis.

29.
Acts of Terrorism Exclusion. With respect to each Purchased Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other Purchased Mortgage Loan, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the Purchased Mortgage Loan, and, to Seller’s knowledge, do not, as of the Purchase Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Purchased Mortgage Loan, the related Mortgage Loan Documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms; provided, however, that if TRIA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Purchased Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Mortgage Loan Documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of the Purchased Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

30.
Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Purchased Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Purchased Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan Documents (which provide for transfers without the consent of the lender which are customarily acceptable to the Seller lending on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan Documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan Documents, (iii) transfers that do not result in a change of Control of the related Mortgagor or transfers of passive interests so long as the guarantor retains Control (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan Documents or a Person satisfying specific criteria identified in the related Mortgage Loan Documents, such as a qualified equityholder, (v) transfers of stock or similar equity units in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraph 27 herein, or (vii) by reason of any mezzanine debt that existed at the origination of the related Purchased Mortgage Loan, or future permitted mezzanine debt or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan Documents, (ii) purchase money security interests, (iii) any Crossed Purchased Mortgage Loan or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan Documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance. “Control” and the correlative meanings of the terms “Controlled By” and “Under Common Control With” means the (i) possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting shares or partnership interests, or of the ability to exercise voting power by contract or otherwise or (ii) the direct or indirect beneficial ownership of fifty percent (50%) or more of the outstanding voting securities or voting equity of such Person.

31.
Special-Purpose Entity. Each Purchased Mortgage Loan requires the Mortgagor to be a Special-Purpose Entity for at least as long as the Purchased Mortgage Loan is outstanding. Both the Mortgage Loan Documents and the organizational documents of the Mortgagor with respect to each Purchased Mortgage Loan with a Purchase Date Principal balance in excess of $5 million provide that the Mortgagor is a Special-Purpose Entity, and each Purchased Mortgage Loan with a Purchase Date Principal balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Special-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the Purchased Mortgage Loan has a Purchase Date Principal balance equal to $5 million or less, its organizational documents or the related Mortgage Loan Documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Purchased Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan Documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan Documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Crossed Purchased Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

32.
Floating Interest Rates. The interest rate of each Purchased Mortgage Loan that bears interest at a floating rate of interest is based on LIBOR plus a margin (which interest rate may be subject to a minimum or “floor” rate). For this purpose, “LIBOR” shall mean (a) the offered rate for deposits in U.S. dollars for a period equal to thirty (30) days, which appears on the display designated as “BBAM” on Bloomberg (or such other display as may replace “BBAM” on Bloomberg), or any successor thereto, as the London Interbank Offering Rate as of 8:00 a.m., New York City time, on the applicable determination date or (b) if such rate does not appear on said “BBAM” display, then the arithmetic mean (rounded as aforesaid) of certain offered quotations of rates to prime banks in the London interbank market as of approximately 11:00 a.m., London time, in an amount that is representative for a single transaction in the relevant market at the relevant time.

33.	Intentionally Omitted.

34.
Ground Leases. For purposes of this Agreement, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency (IDA) or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any Purchased Mortgage Loan where the Purchased Mortgage Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Seller, its successors and assigns, Seller represents and warrants that:

(a)
The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage;

(b)
The lessor under such Ground Lease has agreed in a writing included in the related Mortgage Loan File (or in such Ground Lease) that the Ground Lease may not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the lender (except termination or cancellation if (i) timely notice of a default under the Ground Lease is provided to lender and (ii) such default is curable by lender as provided in the Ground Lease but remains uncured beyond the applicable cure period),, and no such consent has been granted by the Seller since the origination of the Purchased Mortgage Loan except as reflected in any written instruments which are included in the related Mortgage Loan File;

(c)
The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either Mortgagor or the mortgagee) that extends not less than 20 years beyond the stated maturity of the related Purchased Mortgage Loan, or 10 years past the stated maturity if such Purchased Mortgage Loan fully amortizes by the stated maturity (or with respect to a Purchased Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)
The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances, or (ii) is subject to a subordination, non‑disturbance and attornment agreement to which the mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;

(e)
The Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Purchased Mortgage Loan and its successors and assigns without the consent of the lessor thereunder, and in the event it is so assigned, it is further assignable by the holder of the Purchased Mortgage Loan and its successors and assigns without the consent of the lessor;

(f)
The Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Seller’s knowledge, such Ground Lease is in full force and effect as of the Purchase Date;

(g)
The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, and provides that no notice of default or termination is effective against the lender unless such notice is given to the lender;

(h)
A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)	The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Seller in connection with loans originated for securitization;

(j)
Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in clause (k) below) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan Documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Purchased Mortgage Loan, together with any accrued interest;

(k)
In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Purchased Mortgage Loan, together with any accrued interest; and

(l)
Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

35.
Servicing. The servicing and collection practices used by the Seller with respect to the Purchased Mortgage Loan have been, in all material respects, legal and have met customary industry standards for servicing of similar commercial loans

36.
Origination and Underwriting. The origination practices of the Seller (or the related originator if the Seller was not the originator) with respect to each Purchased Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Purchased Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Purchased Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Exhibit VI.

37.
No Material Default; Payment Record. No Purchased Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and as of the date hereof, no Purchased Mortgage Loan is more than 30 days delinquent (beyond any applicable grace or cure period) in making required payments as of the Purchase Date. To the Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Purchased Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either clause (a) or clause (b), materially and adversely affects the value of the Purchased Mortgage Loan or the value, use or operation of the related Mortgaged Property; provided that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation or warranty made by Seller in this Exhibit VI. No person other than the holder of such Purchased Mortgage Loan may declare any event of default under the Purchased Mortgage Loan or accelerate any indebtedness under the Mortgage Loan Documents.

38.
Bankruptcy. As of the date of origination of the related Purchased Mortgage Loan and to the Seller’s knowledge as of the Purchase Date, no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

39.
Organization of Mortgagor. With respect to each Purchased Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Purchased Mortgage Loan, the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Crossed Purchased Mortgage Loan, no Purchased Mortgage Loan has a Mortgagor that is an Affiliate of another Mortgagor. (An “Affiliate” for purposes of this paragraph (39) means, a Mortgagor that is under direct or indirect common ownership and control with another Mortgagor.)

40.
Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Purchased Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Purchased Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA either (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation with respect to any Environmental Condition that was identified, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, and the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the Environmental Condition affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) a secured creditor environmental policy or a pollution legal liability insurance policy that covers liability for the Environmental Condition was obtained from an insurer meeting the Insurance Rating Requirements; (E) a party not related to the Mortgagor was identified as the responsible party for such Environmental Condition and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) at the related Mortgaged Property.

41.
Appraisal. The Mortgage Loan File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Purchased Mortgage Loan origination date, and within 12 months of the Purchase Date. The appraisal is signed by an appraiser who is either a Member of the Appraisal Institute (“MAI”) and/or has been licensed and certified to prepare appraisals in the state where the Mortgaged Property is located. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation and has certified that such appraiser had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and its compensation is not affected by the approval or disapproval of the Purchased Mortgage Loan.

42.
Purchased Mortgage Loan Schedule. The information pertaining to each Purchased Mortgage Loan which is set forth in the Purchased Mortgage Loan Schedule to this Agreement is true and correct in all material respects as of the Purchase Date and contains all information required by this Agreement to be contained therein.

43.
Cross-Collateralization. Each Purchased Mortgage Loan that is cross-collateralized or cross-defaulted is cross-collateralized or cross-defaulted only with other Purchased Mortgage Loans that are subject to Transactions under this Agreement.

44.
Advance of Funds by the Seller. After origination, no advance of funds has been made by Seller to the related Mortgagor other than in accordance with the Mortgage Loan Documents, and, to Seller’s knowledge, no funds have been received from any person other than the related Mortgagor or an affiliate for, or on account of, payments due on the Purchased Mortgage Loan (other than as contemplated by the Mortgage Loan Documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a lender-controlled lockbox if required or contemplated under the related lease or Mortgage Loan Documents). Neither Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Purchased Mortgage Loan, other than contributions made on or prior to the date hereof.

45.
Compliance with Anti-Money Laundering Laws. Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Purchased Mortgage Loan, the failure to comply with which would have a material adverse effect on the Purchased Mortgage Loan.

EXHIBIT VII
FORM OF SUBSEQUENT PURCHASE REQUEST
Pursuant to Section 3(k) of that certain Master Repurchase and Securities Contract, dated as of August 1, 2016 (as amended, supplemented or otherwise modified from time to time, the “Agreement”), between U.S. Bank National Association (“Buyer”) and ACRC Lender US LLC (“Seller”), Seller hereby requests that Buyer make a Subsequent Purchase from Sellerin an amount equal to the Subsequent Purchase Request set forth below with respect to the following Purchased Mortgage Loan:
Request Date:
Purchased Mortgage Loan Name:
Seller’s funded balance under Purchased Mortgage Loan: $
USB’s Current Purchase Price: $
Purchase Price Percentage: %
Subsequent Advance: $
Subsequent Purchase Price: $
Funding Date:
Funding Account Number:
Capitalized terms used herein without definition have the meanings given in the Repurchase Agreement.

ACRC LENDER US LLC, as Seller
By:
Name:
Title:
U.S. BANK NATIONAL ASSOCIATION, as Buyer
By:
Name:
Title:

Exhibit V – Page 1

EXHIBIT VIII
FORM OF TRANSACTION REQUEST
Ladies and Gentlemen:
Pursuant to Section 3(a) of that certain Master Repurchase and Securities Contract dated as of August 1, 2016 (the “Agreement”), between U.S. BANK NATIONAL ASSOCIATION (“Buyer”) and ACRC LENDER US LLC (“Seller”), Seller hereby requests that Buyer enter into a Transaction with respect to the Eligible Mortgage Loans set forth on Schedule 1 attached hereto, upon the proposed terms set forth below. Capitalized terms used herein without definition have the meanings given in the Agreement.

Exhibit VIII – Page 1

Proposed Eligible Mortgage Loans:	[_________________]
Purchase Price Percentage Proposed by Seller:	[_________________]

Proposed Initial Purchase Price:	[_________________]
Proposed Maximum Repurchase Price	[_________________]
Name and address for communications:

Buyer:

U.S Bank National Association
13737 Noel Road, Suite 800
Dallas, Texas 75240
Attention: Huvishka Ali and Thomas Salmen
Telephone: (972) 581-1602/(612) 303-3640
Facsimile No.: (972) 581-1670/(612) 303-4231

Seller:

ACRC Lender US LLC,
__________________
__________________
Attention: _____________
Telephone: ___-____
Telecopy: ___-____
with a copy to:

_____________
_____________
_____________
Attention: ____________.
Telephone: (___) ___-____
Telecopy: (___) ___-____

SELLER: ACRC LENDER US LLC, a Delaware limited liability company
By: Name: Title:

Exhibit VIII – Page 2

Schedule 1 to Transaction Request

Eligible Mortgage Loan:
Current Principal Amount of Eligible Mortgage Loan: $[______________]
Maximum Principal Amount of Eligible Mortgage Loan: $[____________]

EXHIBIT IX
OWNERSHIP CHART
(attached hereto)

EXHIBIT X
SERVICING DIRECTION LETTER
U.S. Bank

__________ ___, 20[__]

___________________
___________________
___________________
Attention: ____________

Re:	$_________ loan (the “Loan”) pursuant to Loan Agreement dated as of ________ ___, 20[__] (the “Loan Agreement”), from _____________________ (“Payee”) to _______________ (“Borrower”).

Ladies and Gentlemen:
[_______], a [___________] (“Servicer”) is currently servicing the Loan for Payee. Servicer is obligated to pay over to Payee the proceeds of the Loan, or the payments, dividends or distributions with respect thereto (collectively, the “Proceeds”). On the date hereof, Payee has assigned its interest in the Loan to U.S. Bank National Association (“Assignee”). Accordingly, you hereby (i) acknowledge and agree that, from and after the date hereof, the Loan shall be serviced by Servicer under and in accordance with the terms and conditions of the [Servicing Agreement] dated as of ______, 20[__] (the “Servicing Agreement”), between Servicer and ACRC Lender US LLC, [other parties, if applicable] and Assignee and (ii) are directed to deposit and disburse all future payments received by you which are due under the Loan in accordance with the Servicing Agreement, into the Servicer Account at [_____________], account number [____________].

No provision of this redirection letter may be revoked, amended or otherwise modified without the prior written consent of Assignee.

Please acknowledge receipt of this redirection letter by signing in the signature block below and forwarding an executed copy to Assignee and Payee promptly upon receipt.

[Signatures follow]

Very truly yours,

[______________________]

By:
Name:
Title:

[_____________________]

By:
Name:
Title:

ACKNOWLEDGED AND AGREED:

[______________________]

By:
Name:
Title:                    ]

EXHIBIT XI-A
FORM OF U.S. TAX COMPLIANCE CERTIFICATES
(For Foreign Buyers That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Master Repurchase and Securities Contract dated as of August 1, 2016 (as amended, supplemented or otherwise modified from time to time, the “Repurchase Agreement”), by and among ACRC Lender US LLC, as seller, and U.S. Bank National Association, as buyer.
Pursuant to the provisions of Section 27 of the Repurchase Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the obligations in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of Seller or Guarantor within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to Seller or Guarantor as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished Buyer and Seller with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform Seller and Buyer, and (2) the undersigned shall have at all times furnished Seller and Buyer with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Repurchase Agreement and used herein shall have the meanings given to them in the Repurchase Agreement.
[NAME OF BUYER]

By:	Name: Title:
Date: ________ __, 20[ ]

Schedule 1 – Page 1

EXHIBIT XI-B

FORM OF U.S. TAX COMPLIANCE CERTIFICATES
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Master Repurchase and Securities Contract dated as of August 1, 2016 (as amended, supplemented or otherwise modified from time to time, the “Repurchase Agreement”), by and among ACRC Lender US LLC, as seller, and U.S. Bank National Association, as buyer.
Pursuant to the provisions of Section 27 of the Repurchase Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of Seller or Guarantor within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to Seller or Guarantor as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Buyer with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Buyer in writing, and (2) the undersigned shall have at all times furnished such Buyer with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Repurchase Agreement and used herein shall have the meanings given to them in the Repurchase Agreement.
[NAME OF PARTICIPANT]

By:	Name: Title:
Date: ________ __, 20[ ]

Exhibit XI-A – Page 1
LEGAL02/36513741v13

EXHIBIT XI-C

FORM OF U.S. TAX COMPLIANCE CERTIFICATES
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Master Repurchase and Securities Contract dated as of August 1, 2016 (as amended, supplemented or otherwise modified from time to time, the “Repurchase Agreement”), by and among ACRC Lender US LLC, as seller, and U.S. Bank National Association, as buyer.
Pursuant to the provisions of Section 27 of the Repurchase Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of Seller or Guarantor within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to Seller or Guarantor as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Buyer with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Buyer and (2) the undersigned shall have at all times furnished such Buyer with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Repurchase Agreement and used herein shall have the meanings given to them in the Repurchase Agreement.
[NAME OF PARTICIPANT]

By:	Name: Title:
Date: ________ __, 20[ ]

Exhibit XI-B – Page 1
LEGAL02/36513741v13

Exhibit XI – Page 2
LEGAL02/36513741v13

EXHIBIT XI-D

FORM OF U.S. TAX COMPLIANCE CERTIFICATES
(For Foreign Buyers That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Master Repurchase and Securities Contract dated as of August 1, 2016 (as amended, supplemented or otherwise modified from time to time, the “Repurchase Agreement”), by and among ACRC Lender US LLC, as seller, and U.S. Bank National Association, as buyer.
Pursuant to the provisions of Section 27 of the Repurchase Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the obligations in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such obligations, (iii) with respect to the extension of credit pursuant to this Repurchase Agreement or any other Transaction Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of Seller or Guarantor within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to Seller or Guarantor as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished Buyer and Seller with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform Seller and Buyer, and (2) the undersigned shall have at all times furnished Seller and Buyer with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Repurchase Agreement and used herein shall have the meanings given to them in the Repurchase Agreement.
[NAME OF BUYER]

By:	Name: Title:

Exhibit X1- C – Page 1
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Date: ________ __, 20[ ]

Exhibit XI – Page 2
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EXHIBIT XII
FORM OF COMPLIANCE CERTIFICATE

_______, 201__

U.S. Bank National Association
13737 Noel Road, Suite 800
Dallas, Texas 75250

Attention: Loan Administration

Re:
Master Repurchase and Securities Contract, dated as of August 1, 2016 (such agreement, as amended, modified, waived, supplemented or restated from time to time, the “Repurchase Agreement”), by and between ACRC Lender US LLC, as seller (together with its successors and permitted assigns, “Seller”), and U.S. Bank National Association, as buyer (together with its successors and permitted assigns, “Buyer”)

This Compliance Certificate is furnished pursuant to the above Repurchase Agreement. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the respective meanings ascribed thereto in the Repurchase Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

The Person executing this Compliance Certificate on behalf of [Seller][Guarantor] is a duly authorized officer of [Seller][Guarantor] with oversight and knowledge of the matters to which this certification relates (a “Responsible Officer”) and has conducted or assisted in conducting the examinations necessary to verify the information contained in this Compliance Certificate. This Compliance Certificate is being executed solely in such Person’s capacity as a Responsible Officer of [Seller][Guarantor] and not in such Person’s individual capacity.

All of the financial statements, calculations and other information set forth in this Compliance Certificate, including in any exhibit or other attachment hereto, are true, complete and correct in all material respects as of the date hereof.

[Seller][Guarantor] has reviewed the terms of the Transaction Documents and has made, or has caused to be made under the supervision of a Responsible Officer, a detailed review of the transactions and financial condition of [Seller][Guarantor] during the accounting period covered by the financial statements attached hereto (or most recently delivered to Buyer if none are attached).

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[Seller]]Guarantor] has, during the period since the delivery of the immediately preceding Compliance Certificate, observed or performed all of its covenants, duties and agreements in all material respects, and satisfied in all material respects every condition, contained in [the Repurchase Agreement and] the [other] Transaction Documents to be observed, performed or satisfied by it, and [Seller][Guarantor] has no knowledge of the occurrence during such period, or present existence, of any [Margin Deficit or] condition or event which constitutes an Event of Default or Default (including after giving effect to any pending Transactions requested to be entered into), except as set forth below.

Attached as Exhibit 1 hereto are the calculations demonstrating the [Buyer’s LTV, Buyer’s DSCR and Buyer’s Debt Yield of each Purchased Asset.][Guarantor’s compliance with the covenants set forth in Section 5(a) of the Guaranty.]

[Seller only][Attached as Exhibit 2 hereto is a list of all Purchased Mortgage Loans that are part of the Facility.]

Except as otherwise set forth herein, all representations and warranties made by [Seller][Guarantor] in, pursuant to or in connection with the Transaction Documents or any other document, agreement, statement, affirmation, certificate, notice, report or financial or other statement delivered in connection herewith or therewith, are true and correct in all material respects on and as of the date of this Compliance Certificate as though made on and as of such day and shall be deemed to be made on such day except to the extent that such representations and warranties (x) specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, or (y) are already qualified by materiality, in which case such representations and warranties shall be true and correct in all respects.

Described below are the exceptions, if any, to the above paragraphs, setting forth in detail the nature of the condition or event, the period during which it has existed and the action which [Seller][Guarantor] has taken, is taking, or proposes to take with respect to such condition or event:

The foregoing certifications, together with the financial statements, updates, reports, materials, calculations and other information set forth in any exhibit or other attachment hereto, or otherwise covered by this Compliance Certificate, are made and delivered as of [_________], 201[__].

_____________________________________
Name:
Title:

[Exhibit 1: Financial covenant calculations]
[Exhibit 2: List of Purchased Mortgage Loans][Seller only]

Exhibit XII – Page 2
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EXHIBIT XIII
FORM OF BAILEE AGREEMENT

____________ __, 20__

[Bailee]
[Address]

Re:	Sale by ACRC Lender US LLC (“Seller”) to U.S. Bank National Association (“Buyer”) of [____________________] [description of Eligible Mortgage Loan].
Ladies and Gentlemen:
In consideration of the mutual promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned Seller, Buyer and [Bailee] (the “Bailee”) hereby agree as follows:
1.    On or prior to the date Buyer is to purchase the Eligible Mortgage Loan(s) from Seller (the “Purchase Date”), Seller shall have delivered or caused to be delivered to Bailee, as bailee for hire, the documents set forth on Schedule I hereto (the “Mortgage Loan Documents”). The Bailee shall issue and deliver to Buyer no later than 1:00 p.m. (New York time) on the Purchase Date (i) by electronic mail, in the name of Buyer, an initial trust receipt and certification in the form of Attachment 1 hereto (the “Table Funded Trust Receipt”), (ii) this Bailee Agreement fully executed by all parties hereto and (iii) such other documents and agreements as Buyer may reasonably require.

2.    In the event that Buyer fails to purchase the Eligible Mortgage Loan from Seller on the Purchase Date, Buyer shall deliver by facsimile to Bailee at [(___) _______] or by emailed PDF to the attention of [____________] ([_________]@[_________].com), an authorization (the “Buyer Authorization”) to release the Mortgage Loan Documents to Seller. Upon receipt of such Buyer Authorization, Bailee shall release the Mortgage Loan Documents to Seller in accordance with Seller’s instructions.

3.    Following the Purchase Date, Bailee shall forward the Mortgage Loan Documents to U.S. Bank National Association (the “Custodian”), 1133 Rankin Street, Suite 100, St. Paul, MN 55116, Attention: ACRC LENDER US LLC, by insured overnight courier

Exhibit XIII – Page 1
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(e.g. FedEx) for receipt by Custodian no later than 3:00 p.m., Minneapolis time, on the third (3nd) Business Day following the Purchase Date (the “Delivery Date”).
4.    From and after the Purchase Date until the time of receipt of the Buyer Authorization or delivery by Bailee to the overnight courier in accordance with item 3. above, as applicable, Bailee (a) shall maintain continuous custody and control of the Mortgage Loan Documents as bailee for Buyer and (b) is holding the Eligible Mortgage Loan as sole and exclusive bailee for Buyer unless and until otherwise instructed in writing by Buyer.
5.    Seller agrees to indemnify and hold Bailee and its owners, directors, officers, agents and employees harmless against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including reasonable attorneys’ fees and costs, that may be imposed on, incurred by, or asserted against it or them in any way relating to or arising out of this Bailee Agreement or any action taken or not taken by it or them hereunder unless such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (other than special, indirect, punitive or consequential damages, which shall in no event be paid by Seller) were imposed on, incurred by or asserted against Bailee because of the breach by Bailee of its obligations hereunder, which breach was caused by negligence, lack of good faith or willful misconduct on the part of Bailee or any of its owners, directors, officers, agents or employees. The foregoing indemnification shall survive any resignation or removal of Bailee or the termination or assignment of this Bailee Agreement.

6.    Seller hereby represents, warrants and covenants that Bailee is not an affiliate of or otherwise controlled by Seller. Bailee represents and warrants that it is duly authorized to enter into and perform this Bailee Agreement, that this Bailee Agreement has been duly executed by it and this Bailee Agreement is the legal, valid and binding obligation of Bailee.
7.    (a) In the event that Bailee fails to produce any document related to the Eligible Mortgage Loan that was in its possession within three (3) Business Days after required or requested by Buyer (a “Delivery Failure”), Seller shall indemnify Buyer in accordance with Section 7(b) of this Bailee Agreement. Bailee agrees to indemnify and hold Seller, and its owners, officers, directors, employees, agents, affiliates and designees, harmless against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including reasonable attorneys’ fees and costs, that may be imposed on, incurred by, or asserted against it or them in any way relating to or arising out of a Delivery Failure or Bailee’s negligence, lack of good faith or willful misconduct. The foregoing indemnification shall survive any termination or assignment of this Bailee Agreement

Exhibit XIII – Page 2
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(b)    Seller agrees to indemnify and hold Buyer, and its owners, officers, directors, employees, agents, affiliates and designees, harmless against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including reasonable attorneys’ fees and costs, that may be imposed on, incurred by, or asserted against it or them in any way relating to or arising out of a Delivery Failure or Bailee’s negligence, lack of good faith or willful misconduct. The foregoing indemnification shall survive any termination or assignment of this Bailee Agreement.

8.    This Bailee Agreement may not be modified, amended or altered, except by a written instrument executed by all of the parties hereto.

The rights and obligations under this Bailee Agreement may not be assigned or delegated by Seller or Bailee without the prior written consent of Buyer.
9.    This Bailee Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute and be one and the same instrument.    Delivery by facsimile or other electronic transmission of an executed counterpart of a signature page to this Bailee Agreement shall be effective as delivery of an original executed counterpart of this Bailee Agreement.
10.    This Bailee Agreement shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws without giving effect to conflict of law principles that would result in the application of any law other than the law of the State of New York.
11.    The attachments and schedules hereto constitute a part of this Bailee Agreement and are incorporated into this Bailee Agreement for all purposes.
12.    All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including electronic mail and communication by facsimile copy) and mailed, telexed, transmitted or delivered, as to each party hereto, at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, upon receipt, or in the case of (a) notice by guaranteed overnight courier (e.g. FedEx), upon confirmation of delivery by such courier service or (b) notice by facsimile copy or e-mail, when verbal or electronic response of receipt is obtained.
13.    No failure on the part of Buyer or Seller to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof; nor shall any single or

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partial exercise of any right or remedy hereunder preclude any further exercise thereof or the exercise of any other right. The rights and remedies herein provided are cumulative and not exclusive of any rights and remedies provided by applicable law.
14.    This Bailee Agreement shall be binding upon and inure to the benefit of Seller, Buyer, Bailee and their respective successors and permitted assigns.
15.    To the extent permitted by applicable law, each of the parties hereto hereby waives any right to have a jury participate in resolving any dispute, whether sounding in contract, tort, or otherwise between the parties hereto arising out of, connected with, related to, or incidental to the relationship between any of them in connection with this Bailee Agreement or the transactions contemplated hereby. Instead, any such dispute resolved in court will be resolved in a bench trial without a jury.

16.    In case any provision in or obligation under this Bailee Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.
17.    This Bailee Agreement and any other documents executed in connection herewith contain the final and complete integration of all prior expressions by the parties hereto and thereto with respect to the subject matter hereof and thereof and shall constitute the entire agreement among the parties hereto and thereto with respect to the subject matter hereof and thereof, superseding all prior oral or written understandings.
18.    Capitalized terms used but not defined herein shall have the meanings given to such terms in the Master Repurchase and Securities Contract dated as of August 1, 2016, by and among Seller and Buyer, as may be amended, restated, supplemented or otherwise modified from time to time.

Very truly yours,

[_______________________],
a [________________________]

By:_________________________
Name:_______________________
Title:________________________

[Address of Seller]

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ACCEPTED AND AGREED:

[BAILEE],
as Bailee

By:________________________________
Name:______________________________
Title:_______________________________
[Address]
Attention: [____________]

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ACCEPTED AND AGREED:

U.S. BANK NATIONAL ASSOCIATION,
as Buyer

By:________________________________
Name:
Title:

U.S. Bank National Association
Galleria North Tower I
13737 Noel Road, Suite 800
Dallas, Texas 75240

Attention:	Huvishka Ali and [__________________]
Telephone:	(972) 581-1602/[___________________]
Facsimile No.:	(972)581-1670/[____________________]
Email:	huvishka.ali@usbank.com
[_____________________]

With copies to:

U.S. Bank National Association
13737 Noel Road, Suite 800
Dallas, Texas 75240

Attention:	Loan Administration -
[__________________]
Facsimile No.:	(972) 581-1670
Confirmation No.:	(972) [________]
Email:	[__________________]

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SCHEDULE I

[List all Documents in Mortgage Loan Documents]

Items (i) –[___] (the “Basic Mortgage Loan Documents”)

Schedule I – Page 1
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ATTACHMENT 1

FORM OF TABLE FUNDED TRUST RECEIPT

VIA E-MAIL

U.S. Bank National Association
Galleria North Tower I
13737 Noel Road, Suite 800
Dallas, Texas 75240

Attention:	[_____________________]
[___________]@usbank.com
Telephone:	[(612) 303-3640]
[(972) 581-1603]

Re:
Bailee Agreement (the “Bailee Agreement”), dated as of __________ __, 20__, by and among ACRC Lender US LLC, as seller, and U.S. Bank National Association (“Buyer”) and [Bailee] (“Bailee”), as “Buyer”)

Ladies and Gentlemen:
Pursuant to the terms of the Bailee Agreement, the undersigned issues this Table Funded Trust Receipt to Buyer and certifies to Buyer that it is acting as Bailee under the Bailee Agreement and it has received and has in its possession and holds and will continue to hold as bailee the Mortgage Loan Documents for the Eligible Mortgage Loan described in the Bailee Agreement. All Mortgage Loan Documents appear regular on their face and relate to such Eligible Mortgage Loan.
With respect to such Eligible Mortgage Loan, attached hereto are copies of the Mortgage Loan Documents reflected as “Required” on Schedule I to the Bailee Agreement, the originals of which are in Bailee’s possession.

Very truly yours,

[BAILEE]

By:
Name:
Title:

Attachment 1 – Page 1
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